Prospectus Supplement dated November 21, 2006 (To Prospectus Dated September 21, 2006)

$1,964,153,000 (APPROXIMATE)

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CH2
Issuing Entity

ASSET-BACKED PASS THROUGH CERTIFICATES, SERIES 2006-CH2

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Originator and Servicer

__________________

Consider carefully the risk factors beginning on page
S-15 in this prospectus supplement and on page 6 in the prospectus.

The certificates will represent obligations of the J.P. Morgan Mortgage Acquisition Trust 2006-CH2 only and will not represent an interest in, or an obligation of J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

J.P. Morgan Mortgage Acquisition Trust 2006-CH2 will issue:

•

Twelve classes of senior certificates;

•

Nineteen classes of subordinate certificates, one of which is not offered hereby; and

•

Four classes of additional non-offered certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed or described in the table on page S-1 of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under “Summary—The Certificates—Offered Certificates” and not to the other classes of certificates that will be issued by the trust fund listed under “Summary—the Certificates—Non-Offered Certificates”.

The assets of the trust fund will primarily consist of a pool of first lien adjustable and fixed rate mortgage loans.  The mortgage loans will be segregated into three groups, one consisting of mortgage loans with principal balances that conform to certain agency principal balance guidelines and two consisting of mortgage loans with principal balances that may or may not conform to such principal balance guidelines.  The mortgage loans will have the additional characteristics described in “Description of the Mortgage Pool” in this prospectus supplement.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in December 2006, as described in this prospectus supplement.  Credit enhancement for the offered certificates will consist of subordination, overcollateralization, excess interest and with respect to the Group 2 Certificates, an interest rate swap agreement provided by JPMorgan Chase Bank, National Association.

J.P. Morgan Securities Inc., referred to as the underwriter, will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.  Proceeds to J.P. Morgan Acceptance Corporation I from the sale of the offered certificates before deducting expenses, will be approximately $1,959,201,900.  Expenses are estimated to be $1,000,000.  The underwriter’s commission will be any positive  difference between the price it pays to the depositor for the offered certificates underwritten by it and the amount it receives from the sale of such securities to the public.  See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on or about December 14, 2006 in book-entry form.

JPMorgan

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under “Index of Certain Definitions” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the “SEC”), including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC.  You may request a free copy of any of the above filings by writing or calling:

J.P. MORGAN SECURITIES INC.

JPMSI OPERATIONS

10 SOUTH DEARBORN STREET

MAIL CODE IL1-0237

CHICAGO, ILLINOIS 60670

(312) 732-8505

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.  We have not authorized anyone else to provide you with different information.

PROSPECTUS SUPPLEMENT

SUMMARY

RISK FACTORS

S-15

DESCRIPTION OF THE MORTGAGE POOL

S-26

General

S-26

The Mortgage Loans

S-26

The Index

S-80

DELINQUENCY AND FORECLOSURE

INFORMATION FOR THE

MORTGAGE LOANS

S-80

THE DEPOSITOR

S-80

THE SPONSOR

S-81

General

S-81

Securitization Activities of the Sponsor

S-81

STATIC POOL INFORMATION

S-81

THE ORIGINATOR

S-82

General

S-82

JPMorgan Chase Bank, National

Association

S-82

AFFILIATES AND RELATED

TRANSACTIONS

S-100

THE SERVICER

S-100

JPMorgan Chase Bank, National

Association

S-100

Delinquency, Loss, Bankruptcy and

Recovery

S-101

Advances

S-101

Collection Procedures

S-102

DESCRIPTION OF THE CERTIFICATES

S-102

General

S-102

Book-Entry Certificates

S-104

Glossary

S-104

Allocation of Available Funds

S-115

Distributions of Interest

S-116

Distributions of Principal

S-117

Credit Enhancement

S-120

Overcollateralization Provisions

S-121

Allocation of Losses; Subordination

S-123

Certificate Interest Rates

S-124

Group 1 Net WAC Reserve Fund

S-126

Group 2 Net WAC Reserve Fund

S-126

The Interest Rate Swap Agreement, the

Swap Provider and the Swap

Account

S-127

The Class AF-1a Cap Agreement

S-130

Calculation of Certificate Index

S-132

Example of Distributions

S-132

Reports to Certificateholders

S-134

Final Scheduled Distribution Date

S-135

Optional Clean-Up Call

S-135

FEES AND EXPENSES OF THE TRUST

FUND

S-136

THE POOLING AGREEMENT

S-137

General

S-137

Assignment of the Mortgage Loans

S-137

Servicing and Administrative

Responsibilities

S-139

Payments on Mortgage Loans; Deposits

to Collection Account and

Distribution Account

S-140

Modifications of Mortgage Loan Terms

S-141

Advances

S-141

Optional Purchase of Defaulted Loans

S-142

Servicing and Other Compensation and

Payment of Expenses

S-142

Servicer Events of Default

S-143

The Issuing Entity

S-144

The Trustee and the Securities

Administrator

S-144

The Trust Oversight Manager

S-148

Voting Rights

S-148

Compliance with Applicable Servicing

Criteria and Servicer Attestation

S-148

Amendment

S-148

YIELD, PREPAYMENT AND WEIGHTED

AVERAGE LIFE

S-149

Additional Information

S-150

Weighted Average Lives

S-151

YIELD SENSITIVITY OF THE

SUBORDINATE CERTIFICATES

S-167

USE OF PROCEEDS

S-168

MATERIAL FEDERAL INCOME TAX

CONSEQUENCES

S-168

General

S-168

Tax Treatment of the Offered

Certificates

S-168

Additional Considerations with Respect

to the Offered Certificates

S-169

Reportable Transactions

S-170

Other Taxes

S-171

ERISA MATTERS

S-171

General

S-171

Application of the Underwriter’s

Exemption

S-171

ERISA Considerations with respect to

the Interest Rate Swap Agreement

and the Class AF-1a Cap

Agreement

S-172

METHOD OF DISTRIBUTION

S-173

LEGAL MATTERS

S-173

ACCOUNTING CONSIDERATIONS

S-174

RATINGS

S-174

LEGAL INVESTMENT

S-174

INDEX OF CERTAIN DEFINITIONS

S-175

ANNEX I  GLOBAL CLEARANCE,

SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

I-1

ANNEX II  INTEREST RATE SWAP

SCHEDULE

II-1

ANNEX III – CLASS AF-1a CAP

AGREEMENT SCHEDULE

III-1

PROSPECTUS

RISK FACTORS

6

THE TRUST FUND

16

USE OF PROCEEDS

32

THE DEPOSITOR

32

THE SPONSOR

33

DESCRIPTION OF THE SECURITIES

34

CREDIT ENHANCEMENT

53

YIELD AND PREPAYMENT

CONSIDERATIONS

59

THE AGREEMENTS

62

MATERIAL LEGAL ASPECTS OF

THE LOANS

77

MATERIAL FEDERAL INCOME TAX

CONSEQUENCES

92

STATE TAX CONSIDERATIONS

114

ERISA CONSIDERATIONS

114

LEGAL INVESTMENT

119

METHOD OF DISTRIBUTION

121

LEGAL MATTERS

122

FINANCIAL INFORMATION

122

RATING

122

WHERE  YOU CAN FIND MORE

INFORMATION

123

INCORPORATION OF CERTAIN

DOCUMENTS BY REFERENCE

124

STATIC POOL INFORMATION

124

GLOSSARY

125

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision.  Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

THE CERTIFICATES

The J.P. Morgan Mortgage Acquisition Trust 2006-CH2 Asset-Backed Pass Through Certificates, Series 2006-CH2 consist of the classes of certificates listed in the table below.  Only the offered certificates listed in the table below are being offered by this prospectus supplement:

CLASS	INITIAL CLASS PRINCIPAL AMOUNT (1)	CERTIFICATE INTEREST RATE	DESIGNATION	S&P RATING(7)	FITCH RATING(7)	MOODY’S RATING (7)	CUSIP

OFFERED CERTIFICATES

Class AF-1a	$66,300,000	Floating(2)	Senior/Sequential	AAA	AAA	Aaa	46629QAA4
Class AF-1b	$66,300,000	5.859%(3)	Senior/Sequential	AAA	AAA	Aaa	46629QAB2
Class AF-2	$30,700,000	5.461%(3)	Senior/Sequential	AAA	AAA	Aaa	46629QAC0
Class AF-3	$56,800,000	5.462%(3)	Senior/Sequential	AAA	AAA	Aaa	46629QAD8
Class AF-4	$44,900,000	5.763%(3)	Senior/Sequential	AAA	AAA	Aaa	46629QAE6
Class AF-5	$43,279,000	5.888%(3)	Senior/Sequential	AAA	AAA	Aaa	46629QAF3
Class AF-6	$34,200,000	5.537%(3)	Senior/NAS	AAA	AAA	Aaa	46629QAG1
Class MF-1	$9,283,000	5.734%(3)	Subordinate	AA+	AA+	Aa1	46629QAH9
Class MF-2	$8,690,000	5.784%(3)	Subordinate	AA	AA	Aa2	46629QAJ5
Class MF-3	$4,938,000	5.833%(3)	Subordinate	AA-	AA-	Aa3	46629QAK2
Class MF-4	$4,740,000	5.982%(3)	Subordinate	A+	A+	A1	46629QAL0
Class MF-5	$4,148,000	6.032%(3)	Subordinate	A	A	A2	46629QAM8
Class MF-6	$3,160,000	6.081%(3)	Subordinate	A-	A-	A3	46629QAN6
Class MF-7	$3,358,000	6.428%(3)	Subordinate	BBB+	BBB+	Baa1	46629QAP1
Class MF-8	$1,975,000	6.577%(3)	Subordinate	BBB	BBB	Baa2	46629QAQ9
Class MF-9	$3,950,000	6.750%(3)	Subordinate	BBB-	BBB-	Baa3	46629QAR7
Class AV-1	$900,296,000	Floating(2)	Senior	AAA	AAA	Aaa	46629QAS5
Class AV-2	$250,100,000	Floating(2)	Senior/Sequential	AAA	AAA	Aaa	46629QAT3
Class AV-3	$54,300,000	Floating(2)	Senior/Sequential	AAA	AAA	Aaa	46629QAU0
Class AV-4	$72,000,000	Floating(2)	Senior/Sequential	AAA	AAA	Aaa	46629QAV8
Class AV-5	$66,197,000	Floating(2)	Senior/Sequential	AAA	AAA	Aaa	46629QAW6
Class MV-1	$51,306,000	Floating(2)	Subordinate/Sequential	AA+	AA+	Aa1	46629QAX4
Class MV-2	$44,791,000	Floating(2)	Subordinate/Sequential	AA	AA	Aa2	46629QAY2
Class MV-3	$26,873,000	Floating(2)	Subordinate/Sequential	AA-	AA-	Aa3	46629QAZ9
Class MV-4	$24,431,000	Floating(2)	Subordinate	A+	A+	A1	46629QBA3
Class MV-5	$23,617,000	Floating(2)	Subordinate	A	A	A2	46629QBB1
Class MV-6	$21,174,000	Floating(2)	Subordinate	A-	A-	A3	46629QBC9
Class MV-7	$18,730,000	Floating(2)	Subordinate	BBB+	BBB+	Baa1	46629QBD7
Class MV-8	$12,216,000	Floating(2)	Subordinate	BBB	BBB	Baa2	46629QBE5
Class MV-9	$11,401,000	Floating(2)	Subordinate	BBB-	BBB-	Baa3	46629QBF2

NON-OFFERED CERTIFICATES

Class MV-10	$16,287,000	Floating(2)	Subordinate	BB+	BB+	Ba1	46629QBG0
Class C	Notional(4)	N/A	Subordinate	Not Rated	Not Rated	Not Rated	46629QBH8
Class P-1	$50	N/A(5)	Prepayment Premiums Only	Not Rated	Not Rated	Not Rated	46629QBJ4
Class P-2	$50	N/A(5)	Prepayment Premiums Only	Not Rated	Not Rated	Not Rated	46629QBK1
Class R	N/A(6)	N/A	Residual	Not Rated	Not Rated	Not Rated	46629QBL9

_________________________

(1)

These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)

The interest rate on these classes of certificates may change from distribution date to distribution date based on changes in the level of one-month LIBOR.  The interest rate for any such floating rate class, other than the Class AF-1a Certificates, is the least of (x) one-month LIBOR plus the applicable margin set forth above; (y) the related maximum rate cap; and (z) the related net WAC rate as described in this prospectus supplement.  The interest rate for the Class AF-1a Certificates is the lesser of  (x) one-month LIBOR plus the applicable margin set forth above and (y) the related net WAC rate.  See “Description of the Certificates—Certificate Interest Rates” in this prospectus supplement.  The certificate margins are as follows:

	On or prior to the Optional Termination Date	After the Optional Termination Date
Class AF-1a	0.090%	0.180%
Class AV-1	0.130%	0.260%
Class AV-2	0.050%	0.100%
Class AV-3	0.100%	0.200%
Class AV-4	0.140%	0.280%
Class AV-5	0.210%	0.420%
Class MV-1	0.210%	0.315%
Class MV-2	0.270%	0.405%
Class MV-3	0.310%	0.465%
Class MV-4	0.370%	0.555%
Class MV-5	0.380%	0.570%
Class MV-6	0.440%	0.660%
Class MV-7	0.750%	1.125%
Class MV-8	1.000%	1.500%
Class MV-9	1.850%	2.775%
Class MV-10	1.750%	2.625%

(3)

The interest rate on these certificates is the lesser of (i) the applicable fixed certificate rate and (ii) the related net WAC rate.  After the first possible Optional Termination Date the interest rate on these certificates will increase by 0.50% per annum.

(4)

The Class C Certificates will not have a class principal amount.

(5)

The Class P-1 and Class P-2 Certificates will not be entitled to distributions in respect of interest.  The Class P-1 Certificates will be entitled to all prepayment premiums or charges received in respect of the group 1 mortgage loans and the Class P-2 Certificates will be entitled to all prepayment premiums or charges received in respect of the group 2 mortgage loans .

(6)

The Class R Certificates will not have a class principal amount and are the class of certificates representing the residual interest in the trust.

(7)

The ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

The J.P. Morgan Mortgage Acquisition Trust 2006-CH2 Asset-Backed Pass Through Certificates, Series 2006-CH2 will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE(3)	FINAL SCHEDULED DISTRIBUTION DATE(4)	MINIMUM DENOMINATION(5)	INCREMENTAL DENOMINATIONS
Class AF-1a	DD	0 day	Actual/360	November 2008	June 2022	$100,000	$1
Class AF-1b	CM	24 day	30/360	November 2008	June 2022	$100,000	$1
Class AF-2	CM	24 day	30/360	May 2009	January 2025	$100,000	$1
Class AF-3	CM	24 day	30/360	November 2010	September 2029	$100,000	$1
Class AF-4	CM	24 day	30/360	July 2013	October 2036	$100,000	$1
Class AF-5	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class AF-6	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-1	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-2	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-3	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-4	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-5	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-6	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-7	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-8	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class MF-9	CM	24 day	30/360	January 2014	October 2036	$100,000	$1
Class AV-1	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class AV-2	DD	0 day	Actual/360	October 2008	March 2031	$100,000	$1
Class AV-3	DD	0 day	Actual/360	April 2009	October 2033	$100,000	$1
Class AV-4	DD	0 day	Actual/360	July 2011	July 2036	$100,000	$1
Class AV-5	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-1	DD	0 day	Actual/360	October 2010	October 2036	$100,000	$1
Class MV-2	DD	0 day	Actual/360	January 2013	October 2036	$100,000	$1
Class MV-3	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-4	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-5	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-6	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-7	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-8	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-9	DD	0 day	Actual/360	January 2014	October 2036	$100,000	$1
Class MV-10	DD	0 day	Actual/360	January 2014	October 2036	$250,000	$1

(1)

DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or the closing date for the first interest accrual period) through the day prior to the related distribution date.

(3)

The expected final distribution date for each class of offered certificates is based upon (i) the applicable pricing speed prepayment assumptions for the mortgage loans, (ii) the modeling assumptions used in this prospectus supplement, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Lives ” and (iii) assuming the option to purchase the mortgage loans is exercised by the terminating entity at the earliest possible distribution date, as described in this prospectus supplement under “Description of the Certificates—Optional Clean-Up Call” and adding one month.

(4)

The final scheduled distribution date for each class of offered certificates, other than the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates, is the distribution date in the month following the stated maturity date of the latest maturing mortgage loan.  The final scheduled distribution date for the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(5)

In some circumstances, in order to aggregate the initial principal balance of a class, one certificate of the class may be issued in an incremental denomination that is less than the listed minimum denomination.

The certificates offered by this prospectus supplement will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under “Description of the Certificates—General” in this prospectus supplement.

The certificates represent ownership interests in a trust fund which will consist primarily of three separate groups of mortgage loans, “group 1”, “group 2-A” and “group 2-B”.  The group 1, group 2-A and group 2-B mortgage loans together are sometimes referred to in this prospectus supplement as the “aggregate pool”.  The group 2-A and group 2-B mortgage loans together are sometimes referred to in this prospectus supplement as the “group 2 mortgage loans”.

Generally, distributions to the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates will be primarily derived from collections on the group 1 mortgage loans, distributions to the Class AV-1 Certificates will be primarily derived from collections on the group 2-A mortgage loans, and distributions to the Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates will be primarily derived from the collections on the group 2-B mortgage loans.

Generally, distributions to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates will be primarily derived from collections on the group 2 mortgage loans.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•

Offered Certificates

Senior Certificates and the Subordinate Certificates, other than the Class MV-10 Certificates.

•

Senior Certificates

Group 1 Senior Certificates and the Group 2 Senior Certificates.

•

Group 1 Senior Certificates

Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

•

Group 1 Certificates

Group 1 Senior Certificates and the Fixed Rate Subordinate Certificates.

•

Group 2 Certificates

Group 2-A Senior Certificates, the Group 2-B Senior Certificates and the Floating Rate Subordinate Certificates.

•

Group 2 Senior Certificates

Group 2-A Senior Certificates and Group 2-B Senior Certificates

•

Group 2-A Senior Certificates

Class AV-1 Certificates

•

Group 2-B Senior Certificates

Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates

•

Subordinate Certificates

Fixed Rate Subordinate Certificates and the Floating Rate Subordinate Certificates.

•

Fixed Rate Subordinate Certificates

Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

•

Floating Rate Subordinate Certificates

Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates.

•

Fixed Rate Certificates

The Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates and the Fixed Rate Subordinate Certificates.

•

Floating Rate Certificates

Class AF-1a Certificates, Group 2 Senior Certificates and the Floating Rate Subordinate Certificates.

•

Residual Certificates

Class R Certificates.

•

Book-Entry Certificates

Senior Certificates and Subordinate Certificates.

•

Non-Offered or Physical Certificates

Class MV-10, Class C Certificates, Class P-1 Certificates, Class P-2 Certificates and Class R Certificates.

ISSUING ENTITY

J.P. Morgan Mortgage Acquisition Trust 2006-CH2, a common law trust formed under the laws of the State of New York, will issue the certificates.  The issuing entity, also referred to as the trust, will be formed pursuant to a pooling and servicing agreement among the seller, depositor, the servicer, the securities administrator, the trust oversight manager and the trustee.  The certificates solely represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor, the sponsor, the trustee, the securities administrator, the trust oversight manager or any other person.

THE TRUSTEE

U.S. Bank National Association, a national banking association, will act as trustee of the trust fund under the pooling and servicing agreement.

THE ORIGINATOR

All of the mortgage loans were originated, either directly or through an affiliate, by JPMorgan Chase Bank, National Association, a national banking association.

We refer you to “The Originator” in this prospectus supplement for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the Chase Home Finance LLC, a wholly-owned indirect subsidiary of the originator.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIAN

JPMorgan Chase Bank, National Association, a national banking association, will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust fund.

THE SECURITIES ADMINISTRATOR

The Bank of New York, a New York banking corporation, will act as securities administrator under the pooling and servicing agreement.  The securities administrator will be responsible for performing certain calculations relating to distributions on the certificates, making payments on the certificates, acting as certificate registrar and transfer agent for the trust, making payments to the swap provider under the swap agreement and holding the trust accounts.

THE SERVICER

JPMorgan Chase Bank, National Association, a national banking association, will act as servicer of the mortgage loans.

We refer you to “The Servicer” and “The Pooling Agreement” in this prospectus supplement for more information.

THE SWAP PROVIDER AND CAP PROVIDER

JPMorgan Chase Bank, National Association, a national banking association, will be the swap provider under the interest rate swap agreement and the cap provider under the interest rate cap agreement.

We refer you to “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement for more information.

THE TRUST OVERSIGHT MANAGER

Pentalpha Surveillance LLC will act as trust oversight manager.  The trust oversight manager will have the right to make certain recommendations with respect to the trust, but will not have any servicing responsibilities or rights with respect to the assets of the trust.

We refer you to “The Pooling Agreement—The Trust Oversight Manager” in this prospectus supplement for more information.

NIMS INSURER

One or more insurance companies (together, the “NIMS Insurer”) may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P-1 and Class P-2 Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders.

We refer you to “Risk Factors—Rights of NIMS Insurer” in this prospectus supplement for more information.

CUT-OFF DATE

Close of business on November 1, 2006.  The cut-off date is the date on and after which the trust fund will be entitled to receive all collections on and proceeds of the mortgage loans.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in December 2006.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

The record date for the floating rate certificates, for so long as they are held in book-entry form, will be the business day immediately preceding a distribution date, and for the fixed rate certificates and any floating rate certificate that is not held in book-entry form, will be the last business day of the month preceding the month of a distribution date.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage group or mortgage groups, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period in the order or priority specified under “Description of the Certificates—Distributions of Interest”.  On each distribution date, interest will accrue (A) on each class of floating rate certificates at the least of (1) one-month LIBOR plus the related margin, (2) the related net WAC rate and (3) except in the case of the Class AF-1a Certificates, the related maximum rate cap and (B) on each class of fixed rate certificates at the lesser of (1) their applicable fixed per annum certificate interest rate and (2) the related net WAC rate of the related group.  The net WAC rate is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable due period, net of certain allocable fees and expenses of the trust fund and in the case of the Group 2 Certificates net any swap payments owed to the swap provider and swap termination payments owed to the swap provider that are not the result of a swap provider trigger event, as described in this prospectus supplement.  as described in this prospectus supplement.  The maximum rate cap is a limitation applicable to the Group 2 Certificates and is based on the weighted average of the maximum rates of the related mortgage loans during the applicable due period, net of certain fees and expenses of the trust fund and any net swap payments paid to the swap provider, as described in this prospectus supplement.

For each distribution date, the accrual period for the floating rate certificates will be the period from the previous distribution date or, in the case of the first accrual period, the closing date, to the day prior to the current distribution date and interest will be calculated and payable on the basis of the actual number of days in the accrual period, based on a 360 day year.  The accrual period for the fixed rate certificates will be the calendar month immediately preceding the month in which the related distribution date occurs and interest will be calculated and payable on a 30/360 basis whereby each calendar month is deemed to have 30 days and each year is deemed to have 360 days.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to “Description of the Certificates—Distributions of Interest” in this prospectus supplement for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received or advanced on the mortgage loans and available to make distributions on the certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidations of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in “Description of the Certificates—Distributions of Principal” and based on principal collections from the related mortgage group or mortgage groups for the related due period.

The Class AF-6 Certificates are lockout certificates and are not expected to receive principal distribution until the distribution date in December 2009.

The manner of allocating payments of principal received on the mortgage loans among the certificates related to loan group 1, or the certificates related to loan group 2-A and loan group 2-B, as applicable, will differ with respect to each such group of certificates, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

●

whether a distribution date occurs before, or on or after, the related “stepdown date,” which is the earlier to occur of (a) the later of (i) the distribution date in December 2009 and (ii) the first distribution date on which the ratio of (x) the total principal balance of the related subordinate certificates plus any related overcollateralized amount to (y) the total principal balance of the related mortgage loans at the end of the related due period equals or exceeds the applicable percentage specified in this prospectus supplement and (b) the first distribution date following the distribution date on which the aggregate principal balance of the related senior certificates has been reduced to zero;

●

whether the cumulative losses on the related mortgage loans are higher than certain levels specified in this prospectus supplement; or

●

whether the rate of delinquencies of the related mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

●

We refer you to “Description of the Certificates—Distributions of Principal” in this prospectus supplement and “Description of the Securities—Distributions on Securities” in the prospectus for more information.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates, other than the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates, is the distribution date in October 2036 which is the distribution date in the month following the stated maturity date of the latest maturing mortgage loan.  The final scheduled distribution dates for the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates are the distribution dates in June 2022, June 2022, January 2025, September 2029, March 2031, October 2033 and July 2036, respectively, which is calculated assuming a prepayment assumption of 0% and adding one month.

OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the end of the related due period is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the servicer will have the option to purchase all of the mortgage loans thereby causing an early retirement of the certificates.  If the servicer elects not to exercise its option, the majority holder of the Class C Certificates (as long as it is not an affiliate of J.P. Morgan Mortgage Acquisition Corp.) or the NIMS Insurer may have the right to direct the servicer to exercise that option on its behalf.

We refer you to “Description of the Certificates—Optional Clean-Up Call” in this prospectus supplement for more information.

CREDIT ENHANCEMENT

Subordination.  The fixed rate subordinate certificates will provide credit enhancement for the group 1 senior certificates and the floating rate subordinate certificates will provide credit enhancement for the group 2 senior certificates.  In addition, each class of fixed rate subordinate certificates will have a payment priority over each class of fixed rate subordinate certificates with a higher numerical designation and each class of floating rate subordinate certificates will have a payment priority over each class of floating rate subordinate certificates with a higher numerical designation.  The charts below summarize the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates as well as the credit support expected after the related stepdown date.  The related initial credit support percentages shown in the tables below are, with respect to each group shown, the sum of the aggregate initial principal balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralized amount as a percentage of the aggregate unpaid principal balance of the mortgage loans for the related group or groups.

Group 1 Subordination

	Class	Initial Credit Support	Expected Support After Group 1 Stepdown Date
Priority of Payments	Group 1 Senior Certificates	13.30%	26.60%	Order of Loss Allocation
	MF-1	10.95%	21.90%
	MF-2	8.75%	17.50%
	MF-3	7.50%	15.00%
	MF-4	6.30%	12.60%
	MF-5	5.25%	10.50%
	MF-6	4.45%	8.90%
	MF-7	3.60%	7.20%
	MF-8	3.10%	6.20%
	MF-9	2.10%	4.20%

Group 2 Subordination

	Class	Initial Credit Support	Expected Support After Group 2 Stepdown Date
Priority of Payments	Group 2 Senior Certificates	17.55%	35.10%	Order of Loss Allocation
	MV-1, MV-2 and MV-3	10.00%	20.00%
	MV-4	8.50%	17.00%
	MV-5	7.05%	14.10%
	MV-6	5.75%	11.50%
	MV-7	4.60%	9.20%
	MV-8	3.85%	7.70%
	MV-9	3.15%	6.30%
	MV-10	2.15%	4.30%

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates” in this prospectus supplement for more information.

Overcollateralization.  If the aggregate principal balance of the group 1 mortgage loans exceed the total principal balance of the group 1 certificates, there is overcollateralization available to absorb losses on the group 1 mortgage loans before such losses affect the principal balance of the group 1 certificates.  If the level of overcollateralization with respect to group 1 falls below the related group 1 overcollateralization target amount set forth herein, then excess interest will be applied in the manner described herein to pay principal to the group 1 certificates.  This will have the effect of reducing the total principal balance of such certificates faster than the aggregate principal balance of the group 1 mortgage loans until the required level of overcollateralization is reached.

If the aggregate principal balance of the group 2 mortgage loans exceed the total principal balance of the group 2 certificates, there is overcollateralization available to absorb losses on the group 2 mortgage loans before such losses affect the principal balance of the group 2 certificates.  If the level of overcollateralization with respect to group 2 falls below the related group 2 overcollateralization target amount set forth herein, then excess interest will be applied in the manner described herein to pay principal to the group 2 certificates.  This will have the effect of reducing the total principal balance of such certificates faster than the aggregate principal balance of the group 2 mortgage loans until the required level of overcollateralization is reached.

This feature is referred to as “overcollateralization.”  The required level of overcollateralization may increase or decrease over time.  We cannot assure you that sufficient excess interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

We refer you to “Description of the Certificates – Overcollateralization Provisions” in this prospectus supplement for more information.

Excess Interest.  The group 1 mortgage loans bear interest each month in an amount which in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group 1 Certificates and to pay the related fees and expenses of the trust.  A portion of this excess interest will be applied to pay principal on the Group 1 Certificates to maintain the  required level of overcollateralization.  The excess interest from the group 1 mortgage loans each month will also be available to absorb realized losses on the group 1 mortgage loans.

The group 2 mortgage loans bear interest each month in an amount which in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group 2 Certificates and to pay the fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event).  A portion of this excess interest will be applied in the manner described herein to pay principal on the Group 2 Certificates to maintain the required level of overcollateralization.  The excess interest from the group 2 mortgage loans each month will also be available to absorb realized losses on the group 2 mortgage loans.

We refer you to “Description of the Certificates—Allocation of Available Funds” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

Interest Rate Swap Agreement.  The securities administrator, on behalf of a trust separate from the trust fund, referred to in this prospectus supplement as the supplemental interest trust, is expected to enter into an interest rate swap agreement with JPMorgan Chase Bank, National Association as swap provider (referred to in this prospectus supplement as the Swap Provider) for the benefit of the group 2 certificates.  Under the interest rate swap agreement, on each distribution date, beginning in January 2007 up to and including the distribution date in May 2011, the supplemental interest trust will be obligated to make fixed payments equal to the product of (a) 5.02% per annum, (b) the notional amount set forth in the interest rate swap agreement and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the Swap Account) pursuant to the pooling agreement.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to the group 2 certificateholders.

The interest rate swap agreement will terminate following the distribution date in May 2011.

We refer you to “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement for more information.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before distributions to group 2 certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

Class AF-1a Cap Agreement.  The securities administrator, on behalf of the trust, will enter into an interest rate cap agreement with JPMorgan Chase Bank, National Association, as cap counterparty, for the benefit of the holders of the Class AF-1a Certificates, on the closing date.

On or prior to the distribution date in October 2008, the interest rate cap agreement termination date, the cap counterparty will be required to make payments on each distribution date after the first distribution date to the securities administrator if one-month LIBOR for the related distribution date exceeds a specified rate, as set forth in Annex III (subject to a maximum rate of 9.900%).  Payments made under the interest rate cap agreement will be made to the securities administrator and applied to the extent necessary to reimburse basis risk shortfalls as net WAC rate carryover amounts on the Class AF-1a Certificates, as described under “The Class AF-1a Cap Agreement” in this prospectus supplement.

Any amounts received in respect of the interest rate cap agreement for a distribution date that are not used on that date to reimburse net WAC rate carryover amounts on the Class AF-1a Certificates will be distributed to the holder of the Class C Certificate.

See “The Class AF-1a Cap Agreement” in this prospectus supplement for more information.

Allocation of Losses.  If on any distribution date there is not sufficient related excess interest, overcollateralization or, in the case of the group 2 certificates, Net Swap Payments received under the interest rate swap agreement, to absorb realized losses on the related mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on such mortgage loans will be allocated to the related group of subordinate certificates as described below.

If realized losses on the group 1 mortgage loans are allocated to the fixed rate subordinate certificates, they will be allocated first, to the Class MF-9 Certificates, second, to the Class MF-8 Certificates, third, to the Class MF-7 Certificates, fourth, to the Class MF-6 Certificates, fifth, to the Class MF-5 Certificates, sixth, to the Class MF-4 Certificates, seventh to the Class MF-3 Certificates, eighth to the Class MF-2 Certificates and ninth to the Class MF-1 Certificates.

If realized losses on the group 2 mortgage loans are allocated to the floating rate subordinate certificates, they will be allocated first, to the Class MV-10 Certificates, second, to the Class MV-9 Certificates, third, to the Class MV-8 Certificates, fourth, to the Class MV-7 Certificates, fifth, to the Class MV-6 Certificates, sixth, to the Class MV-5 Certificates, seventh, to the Class MV-4 Certificates, eighth, to the Class MV-3 Certificates, ninth, to the Class MV-2 Certificates and tenth, to the Class MV-1 Certificates.

The pooling agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates or Class P-1 or Class P-2 Certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the senior certificates all interest and principal amounts to which those certificates are then entitled.

Realized losses allocated to the subordinate certificates will cause a permanent reduction to their class principal amounts.  However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

We refer you to “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement for more information.

THE MORTGAGE LOANS

Statistical Information.  The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the close of business on November 1, 2006 (referred to herein as the “cut-off date”).  Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date.  As a result, the statistical distribution of the characteristics in the final mortgage groups as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

General.  The mortgage loans consist primarily of adjustable and fixed rate, fully amortizing and balloon, conventional, first lien residential mortgage loans, approximately 86.37% of which have an original term to stated maturity of 30 years.

Aggregate Pool Characteristics.  As of the cut-off date, the aggregate pool consisted of 10,334 mortgage loans having a total principal balance of approximately $2,023,752,164.  The mortgage rates with respect to approximately 37.75%, 21.50% and 5.13% of the aggregate pool mortgage loans adjust, commencing approximately two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index.  The mortgage interest rates of approximately 35.62% of the aggregate pool of mortgage loans are fixed.  Approximately 0.17%, 10.58%, 2.61%, 0.16% and 86.37% of the aggregate pool of mortgage loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.

Approximately 3.37% of the aggregate pool of mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years following origination of such mortgage loan.  Following such five-year period the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 25-year term and to pay interest at the related mortgage interest rate.  None of the aggregate pool mortgage loans with original terms of maturity of approximately 10, 15, 20 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

Group 1 Characteristics.  As of the cut-off date, group 1 consisted of 2,567 mortgage loans having a total principal balance of approximately $395,016,143 (or approximately 19.52% of the aggregate cut-off date balance of the aggregate pool).  The mortgage interest rates of all of the group 1 mortgage loans are fixed.  Approximately 0.68%, 18.90%, 10.84%, 0.59% and 68.67% of the group 1 mortgage loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.

Approximately 7.50% of the group 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years following origination of such mortgage loan.  Following such five-year periods, as applicable, the monthly payment with respect to each such group 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 25-year term, as applicable, and to pay interest at the related mortgage interest rate.  None of the group 1 mortgage loans with original terms to maturity of approximately 10, 15, 20 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

Group 2 Characteristics.  As of the cut-off date, group 2 consisted of 7,767 mortgage loans having a total principal balance of approximately $1,628,736,022 (or approximately 80.48% of the aggregate cut-off date balance of the aggregate pool).  The mortgage rates with respect to approximately 46.91%, 26.71% and 6.37% of the group 2 mortgage loans adjust, commencing approximately two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index.  The mortgage interest rates of approximately 20.00% of the group 2 mortgage loans are fixed.  Approximately 0.05%, 8.56%, 0.61%, 0.06% and 90.66% of the group 2 mortgage loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.

Approximately 2.37% of the group 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years following origination of such mortgage loan.  Following such five-year periods, as applicable, the monthly payment with respect to each such group 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 25-year term, as applicable, and to pay interest at the related mortgage interest rate.  None of the group 2 mortgage loans with original terms to maturity of approximately 10, 15, 20 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

Group 2-A Characteristics.  As of the cut-off date, group 2-A consisted of 5,242 mortgage loans having a total principal balance of approximately $1,091,929,406 (or approximately 53.96% of the aggregate cut-off date balance of the aggregate pool).  The mortgage rates with respect to approximately 56.01%, 22.10% and 2.13% of the group 2-A mortgage loans adjust, commencing approximately two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index.  The mortgage interest rates of approximately 19.76% of the group 2-A mortgage loans are fixed.  Approximately 0.03%, 8.69%, 0.47%, 0.06% and 90.69% of the group 2-A mortgage loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.

Approximately 2.66% of the group 2-A mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years following origination of such mortgage loan.  Following such five-year periods, as applicable, the monthly payment with respect to each such group 2-A mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 25-year term, as applicable, and to pay interest at the related mortgage interest rate.  None of the group 2-A mortgage loans with original terms to maturity of approximately 10, 15, 20 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

Group 2-B Characteristics.  As of the cut-off date, group 2-B consisted of 2,525 mortgage loans having a total principal balance of approximately $536,806,615 (or approximately 26.53% of the aggregate cut-off date balance of the aggregate pool).  The mortgage rates with respect to approximately 28.40%, 36.09% and 15.01% of the group 2-B mortgage loans adjust, commencing approximately two, three and five years, respectively, after origination, based on the Six-Month LIBOR Index.  The mortgage interest rates of approximately 20.50% of the group 2-B mortgage loans are fixed.  Approximately 0.09%, 8.31%, 0.89%, 0.04% and 90.59% of the group 2-B mortgage loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.

Approximately 1.79% of the group 2-B mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five years following origination of such mortgage loan.  Following such five-year periods, as applicable, the monthly payment with respect to each such group 2-B mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining 25-year term, as applicable, and to pay interest at the related mortgage interest rate.  None of the group 2-B mortgage loans with original terms to maturity of approximately 10, 15, 20 or 25 years provide for payments of interest at the related mortgage interest rate, but no payments of principal, for any period following origination of such mortgage loan.

We refer you to “Description of the Mortgage Pool” in this prospectus supplement for more information.

Summary Statistical Data.  The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each group as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage group as of the cut-off date can be found at “Description of the Mortgage Pool—Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.

Aggregate Outstanding Principal Balance
Aggregate Pool	$2,023,752,164
Group 1:	$395,016,143
Group 2:	$1,628,736,022
Group 2-A:	$1,091,929,406
Group 2-B:	$536,806,615

Aggregate Number of Mortgage Loans
Aggregate Pool	10,334
Group 1:	2,567
Group 2:	7,767
Group 2-A:	5,242
Group 2-B:	2,525

Average Stated Principal Balance
Aggregate Pool	$195,834
Group 1:	$153,882
Group 2:	$209,700
Group 2-A:	$208,304
Group 2-B:	$212,597

Weighted Average Current Mortgage Rate
Aggregate Pool	7.766%
Group 1:	7.641%
Group 2:	7.796%
Group 2-A:	7.794%
Group 2-B:	7.801%

Weighted Average Margin
Aggregate Pool	4.892%
Group 1:	N/A
Group 2:	4.892%
Group 2-A:	4.941%
Group 2-B:	4.793%

Weighted Average Original Term to Maturity
Aggregate Pool	337
Group 1:	310
Group 2:	344
Group 2-A:	344
Group 2-B:	344

Weighted Average Remaining Term to Maturity
Aggregate Pool	332
Group 1:	305
Group 2:	339
Group 2-A:	339
Group 2-B:	339

SERVICING OF THE MORTGAGE LOANS

JPMorgan Chase Bank, National Association, a national banking association, will service the mortgage loans under the pooling agreement.

Under the pooling agreement, the servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  In the event that a balloon loan is not paid in full on its maturity date, the servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for that loan, unless the servicer determines that the advance would not be recoverable.  In no event will the servicer be obligated to advance the balloon payment due on any balloon loan.

The servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the servicer makes advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, the servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders.  Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

We refer you to “The Servicer” and “The Pooling Agreement—Advances” in this prospectus supplement for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated at an annual rate of 0.50% on the principal balance of the mortgage loans as described under “The Pooling Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In addition, before payments are made on the certificates, each of the securities administrator, the trust oversight manager and the custodian will be paid a monthly fee on the principal balance of the mortgage loans as described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement.  The trustee will be paid an annual fee out of the securities administrator’s fee.  Expenses of, and certain other amounts owed to, the servicer, the custodian, the securities administrator, the trustee and the trust oversight manager will be reimbursed before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, a designated portion of the trust fund will comprise multiple REMICs in a tiered structure.  Each offered certificate will represent a regular interest in a REMIC, coupled with certain contractual rights and obligations.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for more information.

ERISA MATTERS

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the administrative class or statutory exemptions described in this prospectus supplement under “ERISA Considerations”.

We refer you to “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

The Senior Certificates, Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2 and Class MV-3 certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  The Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9, Class MV-10, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class MF-9  certificates will not constitute “mortgage related securities” for purposes of SMMEA.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified in the table that begins on page S-1 from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. and Moody’s Investors Service, Inc.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the mortgage groups as constituted on the cut-off date.

The Underwriting Standards of the Originator Are Not as Stringent as those of Fannie Mae and Freddie Mac, Which May Result in Losses

The originator’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.  The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property.  While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.  The originator’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator’s loan to value ratio determination.

The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

As a result of these underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage group than on mortgage loans originated in a more traditional manner.  We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage group or mortgage groups.

Approximately 95.10%, 67.54%, 62.86%, 77.07% and 72.92% of the mortgage loans in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group, or aggregate pool, as applicable, as of the cut-off date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from twelve to sixty months after the mortgage loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

The servicer or if the servicer does not exercise its option, the NIMS Insurer, may have the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling agreement.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

See “Risk Factors — Yield is Sensitive to Rate of Principal Prepayment” in the prospectus and “Yield, Prepayment and Weighted Average Life” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Repurchase Obligations of Certain Transferors Could Result In Prepayment of Certificates

With respect to all of the mortgage loans, if any of up to the first four monthly payments following the initial sale of the mortgage loans to the seller is not made when due, Chase Home Finance LLC will be obligated to repurchase any such mortgage loan if the borrower fails to make such payment within a specified number of days following the date on which such payment was due.

Any such repurchase will result in a payment of principal to the holders of the offered certificates. As a result, any such repurchase will have a negative effect on the yield of any offered certificate purchased at a premium.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a “NIMS Insurer Default”), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the senior and subordinate certificates, without the consent of such holders, and the holders of the senior and subordinate certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults and the right to direct the trustee or the securities administrator to terminate the rights and obligations of the servicer under the pooling agreement in the event of a default by the servicer; (ii) the right to remove the trustee, the securities administrator or any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the trustee or the securities administrator to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicer, any successor servicer or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling agreement.

Investors in the senior and subordinate certificates should note that:

·

any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the senior and subordinate certificates;

·

the rights to be granted to the NIMS Insurer, if any, are extensive;

·

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the senior and subordinate certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the senior and subordinate certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

·

such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the senior and subordinate certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the senior and subordinate certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

·

there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Mortgage Loans with Interest-only Payments

Approximately 7.50%, 2.37%, 2.66%, 1.79% and 3.37% of the mortgage loans in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date), provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five years following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans.  If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five years of the term of the mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

See “Description of the Mortgage Pool” in this prospectus supplement.

Credit Enhancement for the Offered Certificates May Be Inadequate

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the senior Certificates, and to a limited extent, the holders of the offered subordinate certificates, will receive regular payments of interest and principal, as applicable.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Effect of a default or termination under the Class AF-1a Cap Agreement

Net WAC carryover amounts on the Class AF-1a Certificates may be reduced by the application of amounts received under the Class AF-1a cap agreement on each distribution date after the closing date but not beyond the distribution date in October 2008.  If the cap counterparty were to default under the Class AF-1a cap agreement or if the Class AF-1a cap agreement were to terminate for any reason during this period, there may be insufficient funds to pay to you any related net WAC rate carryover amounts on the Class AF-1a Certificates and the value and marketability of the Class AF-1a Certificates may consequently be adversely affected.

The Class AF-1a Certificates may not receive amounts expected from the Class AF-1a cap agreement

The payments, if any, made by the cap counterparty under the Class AF-1a cap agreement for the Class AF-1a certificates for any distribution date are based on the lesser of (a) the principal balance of the AF-1a Certificates and (b) the corresponding notional amount (as set forth in Annex III to this preliminary prospectus supplement), which decreases for each distribution date during the life of the Class AF-1a cap agreement.  If prepayments on the group 1 mortgage loans occur at a rate which results in the principal balance of the Class AF-1a Certificates being greater than the notional amount specified in Annex III for a distribution date, the amounts that holders of Class AF-1a Certificates will receive as a result of the interest rate cap agreement will be less than if the cap counterparty were required to make payments based on the principal balance of the Class AF-1a Certificates.

See “The Class AF-1a Cap Agreement” in this prospectus supplement.

Excess Interest Generated By the Mortgage Loans May Be Insufficient To Maintain Overcollateralization

We expect the mortgage loans in each group to generate more interest than is needed to pay interest owed on the related senior and subordinate certificates to pay certain fees and expenses of the trust and in the case of the group 2 mortgage loans certain fees and expenses related to the swap agreement (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to create or maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to create or maintain the required levels of overcollateralization.  The factors described below will affect the amount of excess interest that the mortgage loans will generate.

·

Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

·

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

·

Approximately 80.00%, 80.24%, 79.50% and 64.38% of the mortgage loans in group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) are adjustable-rate mortgage loans.  The first adjustment of the mortgage rates for approximately 46.91%, 56.01%, 28.40% and 37.75% of the mortgage loans in group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cutoff date) will not occur for approximately two years after the date of origination, and will be based on the six-month LIBOR index.  The first adjustment of the mortgage rates for approximately 26.71%, 22.10%, 36.09% and 21.50% of the mortgage loans in group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) will not occur for approximately three years after the date of origination, and will be based on the six-month LIBOR index.  The first adjustment of the mortgage rates for approximately 6.37%, 2.13%, 15.01% and 5.13% of the mortgage loans in group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) will not occur for approximately five years after the date of origination, and will be based on the six-month LIBOR index.  As a result, the interest rates on the offered certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Mortgage Loan Rates May Adversely Affect the Yield on the Offered Certificates

The floating rate certificates accrue interest at certificate interest rates based on the one-month LIBOR index plus specified margins (up to a maximum rate described herein).    The fixed rate certificates accrue interest at a fixed rate per annum.  Interest payable on both floating and fixed rate certificates are subject to a limit.  The limit on the certificate interest rates on the floating rate and fixed rate certificates is based on the weighted average of the interest rates on the related group of mortgage loans, net of certain fees and expenses of the trust and payments from the trust (including with respect to the Group 2 Certificates any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).  The mortgage rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index.  All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates.  As a result, the floating certificates may accrue less interest than they would accrue if their interest rates were based solely on the one-month LIBOR index plus the specified margins.

A variety of factors could limit the interest rates on the offered certificates and may adversely affect the yields to maturity on the offered certificates.  Some of these factors are described below.

·

The certificate interest rates for these certificates adjust monthly or are fixed while the mortgage rates on the mortgage loans either do not adjust or may adjust less frequently.  Consequently, the cap on the offered certificates may limit increases in the interest rates for extended periods in a rising interest rate environment.

·

Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans may decline while the one-month LIBOR rate applicable to the floating rate certificates is stable or rising, increasing the likelihood that the interest rate applicable to one or more classes of floating rate certificates is the cap rate. It is also possible that the six-month LIBOR rate applicable to the adjustable-rate mortgage loans and the one-month LIBOR rate applicable to the floating rate certificates may decline or increase during the same period, but one-month LIBOR may decline more slowly or increase more rapidly.

If the interest rates on the floating rate or fixed rate certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates (up to the maximum rate cap in the case of the floating rate certificates) on such distribution date or on future distribution dates to the extent that there are sufficient available funds remaining after distributions on the senior and subordinate certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment owed to the swap provider and any Swap Termination Payment owed to the swap provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).  No assurances can be given that such additional funds will be available.

Amounts distributed on the offered certificates in respect of such shortfalls may be supplemented by the interest rate swap agreement to the extent that the floating payment by the swap provider exceeds the fixed payment by the supplemental interest trust on any distribution date and such amount is available to pay such amounts in the priority described in this prospectus supplement.  However, the amount received from the swap provider under the interest rate swap agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

The Subordinate Certificates Involve Additional Risks

The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage group are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on a group of mortgage loans, to the extent they exceed the related amount of overcollateralization following distributions of principal on the related distribution date and, with respect to the Group 2 Certificates only, any Net Swap Payment received under the interest rate swap agreement, will reduce the class principal amount of the class of related subordinate certificates then outstanding with the lowest payment priority.  As a result of these reductions, less interest will accrue on that class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no amounts will be distributable with respect to the written down amount, except to the limited extent pursuant the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and, with respect to the Group 2 Certificates, “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.  Unless the aggregate class principal amount of a group of senior certificates has been reduced to zero, the related subordinate certificates will not be entitled to any principal distributions until the distribution date in December 2009 or a later date as described in this prospectus supplement or during any period in which delinquencies or losses on the related mortgage loans exceed certain levels as described in this prospectus supplement.  As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time.  As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage group.

Yields on the Offered Subordinate Certificates are Sensitive to Prepayments and Losses

The multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, overcollateralization or a related class of subordinate certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

Prepayment Interest Shortfalls and Relief Act Interest Shortfalls May Reduce Your Yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next distribution date.  The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans during that portion of the related prepayment period in the preceding calendar month, but only up to one-half of the amount of the servicer’s servicing fee for the related calendar month received by such servicer.

In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws (together, for purposes of this prospectus supplement, the “Relief Act”) may occur (the “Relief Act Interest Shortfalls”).  The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the Relief Act imposes certain limitations that would impair the servicer’s ability to foreclose on an affected mortgage loan during the borrower’s period of active service and, under some circumstances, during an additional period thereafter.

In response to the terrorist attacks in the United States on September 11, 2001 and the current situation in Iraq, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

On any distribution date, any Relief Act Interest Shortfalls and (to the extent not covered by compensating interest paid by the servicer) any prepayment interest shortfalls will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the related senior and subordinate certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date.  If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the related senior and subordinate certificates, the amount of interest paid on those certificates will be reduced, adversely affecting the yield on these certificates.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios.  Approximately 31.64%, 32.54%, 32.37%, 32.90% and 32.37% of the mortgage loans in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date) had loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination in excess of 80%, but no more than 100%.  Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties.  None of the mortgage loans in the mortgage group were covered by a primary mortgage insurance policy at origination.

A Decrease in the Value of Mortgaged Property May Increase the Risk of Loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

·

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

·

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

·

natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Geographic Concentration of Mortgage Loans Could Adversely Affect Your Investment

Approximately 14.44%, 12.90%, 10.32%, 18.15%  and 13.20% of the mortgage loans included in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date), are secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. Amounts available to make distributions on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

Approximately 22.17%, 22.44%, 20.12%, 27.15%  and 22.38% of the mortgage loans included in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date), are secured by mortgaged properties located in Florida.  Properties in Florida may be particularly susceptible to certain types of uninsurable hazards, such as hurricanes.  Properties located in Florida may have been damaged by recent hurricanes.  The seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.

There are also significant concentrations of mortgage loans in other states as described under “Description of the Mortgage Pool—Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.  Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.

Delinquencies May Adversely Affect Investment

The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

The Seller and the Originator May Not Be Able to Repurchase Defective Mortgage Loans

Each of the seller and the originator has made various representations and warranties related to the mortgage loans with respect to the mortgage loans sold by it. Those representations are summarized in “The Pooling Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

If the seller or the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller or the originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller or the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons.  The inability of the seller or the originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Reimbursement of Advances by the Servicer Could Delay Distributions on the Certificates

Under the pooling agreement, the servicer will generally make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the mortgage loans.  The servicer may make such advances from amounts held for future distribution.  In addition, the servicer may withdraw from the collection account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made.  Any such amounts withdrawn by the servicer in reimbursement for advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal.  To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the offered certificates.  Furthermore, the servicer’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the servicer that are higher, and potentially substantially higher, than one month’s advance obligation.

The Certificates are Obligations of the Trust Only

The certificates will not represent an interest in or obligation of the depositor, the servicer, the sponsor, the originator, the seller, the trustee, the securities administrator, the trust oversight manager, the swap provider or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the sponsor, the originator, the seller, the trustee, the securities administrator, the trust oversight manager, the swap provider or any of their respective affiliates.  Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Possession by a Subsequent Purchaser or Creditor of the Mortgage Notes and Mortgages Could Defeat the Interests of the Trust in the Mortgage Notes and Mortgages

The trustee will not have physical possession of the mortgage notes and mortgages related to the mortgage loans owned by the trust.  In addition, the trustee will not conduct any independent review or examination of the related mortgage files.  Instead, to facilitate servicing and reduce administrative costs, JPMorgan Chase Bank, National Association, will retain possession of and will review the mortgage notes and mortgages as custodian for the trust and financing statements will be filed evidencing the trust’s interest in the mortgage loans.  JPMorgan Chase Bank, National Association,  or its affiliates also originated the mortgage loans and will be servicing the mortgage loans in the trust.  If a subsequent purchaser or creditor were able to take physical possession of the mortgage notes and mortgages without knowledge of the assignment of the mortgage loans into the trust, the interests of the trust in the mortgage notes and mortgages could be defeated.  In that event, distributions to certificateholders may be adversely affected.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to cover losses, maintain overcollateralization, pay interest shortfalls, repay allocated realized losses and pay basis risk shortfalls on the mortgage loans with respect to the Group 2 Certificates.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.02%.  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to provide for any or all of the allocations listed above.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to group 2 certificateholders, and may reduce the pass-through rates of the Group 2 Certificates.  If the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the group 2-A or group 2-B loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Group 2 Certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider Trigger Event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the group 2 certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to group 2 certificateholders.  This feature may result in losses on the Group 2 Certificates.  Due to the priority of the applications of the available funds, the floating rate subordinate certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the supplemental interest trust before such effects are borne by the related senior certificates and one or more classes of floating rate subordinate certificates may suffer a loss as a result of such payment.  Investors should note that the level of one-month LIBOR as of November 17, 2006 is approximately 5.32% which means the supplemental interest trust will receive a Net Swap Payment from the Swap Provider until one-month LIBOR falls below approximately 5.02%.

To the extent that distributions on the Group 2 Certificates and depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates.  See “Description of the Certificates—The interest rate swap agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

The Offered Certificates are not Suitable Investments for All Investors

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust fund.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The originator and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the originator or the seller, as applicable.

Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers, including the originator from which the seller purchased the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.  It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto.  If any finding were to have a material adverse effect on the financial condition of the servicer or on the validity of the mortgage loans, losses on the certificates could result.

See “Material Legal Aspects of the Loans” in the accompanying prospectus.

Bankruptcy and Insolvency Risks

It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust fund will each be treated as a sale rather than a secured financing for purposes of federal and state law.  Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the trust fund would not be considered part of the seller’s or depositor’s bankruptcy estates and, thus, would not be available to their creditors.  On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

The Balloon Loans in the Mortgage Pool Have a Greater Degree of Risk of Default

Approximately 21.30%, 56.97%, 60.93%, 48.92% and 50.01% of the mortgage loans included in group 1, group 2, group 2-A, group 2-B and the aggregate pool, respectively (in each case, by aggregate principal balance of the related group or aggregate pool, as applicable, as of the cut-off date), are “balloon loans,” which are loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule.  Upon the maturity of a balloon loan, the borrower will be required to make a “balloon” payment that will be significantly larger than the borrower’s previous scheduled payments.  The ability of such a borrower to repay a balloon loan at maturity frequently will depend on such borrower’s ability either to timely refinance the loan or to timely sell the mortgaged property.  The ability of a borrower to refinance such a loan or sell the mortgaged property will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial condition of the borrower, the tax laws and general economic conditions at the time.

A high interest rate environment may make it more difficult for the borrower to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses.  If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount.  Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loan based upon the original amortization schedule for that loan.  If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you may suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss.  Neither the servicer nor the sponsor will be obligated to refinance a balloon loan.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the loans in the trust fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

·

differences in loan type;

·

the relative seasoning of the pools;

·

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

·

the extent to which the loans in a pool have prepayment penalties;

·

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

·

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

DESCRIPTION OF THE MORTGAGE POOL

General

The following is a summary description of the Mortgage Loans in the Mortgage Groups as of the close of business on November 1, 2006 (the “Cut-off Date”).  The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor.  As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Groups as of the Closing Date, although such variance will not be material.

Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at “Description of the Certificates—Glossary”) of the Mortgage Loans in aggregate or of a particular Mortgage Group as of the Cut-off Date.

The Mortgage Loans were previously acquired by the Seller directly from Chase Home Finance LLC (“CHF”), a wholly-owned indirect subsidiary of the Originator, pursuant to a flow mortgage loan sale agreement between CHF and the Seller (the “Mortgage Loan Purchase Agreement”).  Under an assignment, assumption and recognition agreement, dated as of the Closing Date, among CHF, the Trustee, the Seller and the Depositor (the “Assignment, Assumption and Recognition Agreement”), CHF will make, as of the Closing Date, certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and the Assignment, Assumption and Recognition Agreement and, as of the original sale date, certain characteristics of the Mortgage Loans.  The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Depositor pursuant to one or more assignment and assumption agreements.  Pursuant to a pooling and servicing agreement, dated as of November 1, 2006, among the Seller, the Depositor, the Servicer, the Securities Administrator, the Trust Oversight Manager and the Trustee (the “Pooling Agreement”), the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders.  Subject to certain limitations, pursuant to the Mortgage Loan Purchase Agreement, CHF will be obligated to repurchase, or substitute a similar mortgage loan for, any Mortgage Loan as to which there exists deficient documentation or an uncured breach of certain representations or warranties, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such Mortgage Loan.  Subject to certain limitations, the Seller will be obligated to repurchase, or substitute a similar loan for, any Mortgage Loan as to which there exists an uncured breach of certain representations and warranties, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such Mortgage Loan, made by the Seller in the Pooling Agreement, as described in “The Pooling Agreement—Assignment of Mortgage Loans” in this prospectus supplement.  The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller other than the repurchase or substitution obligations described in this prospectus supplement.  The Depositor is also selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as Depositor.  CHF will not have any obligation with respect to the certificates in its capacity as originator other than the repurchase or substitution obligations described in this prospectus supplement.

The Mortgage Loans

At the Cut-off Date, the assets of the Trust Fund consisted of three groups (“Group 1”, “Group 2-A” and “Group 2-B”, respectively, and each, a “Mortgage Group”) having, in aggregate, 10,334 fixed and adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties (each, a “Mortgaged Property”), 86.37% of which have original terms to maturity of 30 years having an aggregate Stated Principal Balance as of the cut-off date of approximately $2,023,752,164 (the “Aggregate Cut-off Date Balance”).  Group 1, Group 2-A and Group 2-B are collectively referred to in this prospectus supplement as the “Aggregate Pool”.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

As described herein at “Description of the Certificates—General,” the Mortgage Loans have been segregated into Group 1, Group 2-A and Group 2-B for the purpose of allocating distributions among the Senior Certificates.  Each Mortgage Group has the characteristics described below.

Group 1 consists of 2,567 Mortgage Loans (the “Group 1 Mortgage Loans”) having a Cut-off Date balance of approximately $395,016,143 (approximately 19.52% of the Aggregate Cut-off Date Balance).  Group 1 consists of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Freddie Mac.  Approximately 100.00% of the Group 1 Mortgage Loans are fixed rate Mortgage Loans (see “—The Index” below).  Approximately 0.68%, 18.90%, 10.84%, 0.59% and 68.67% of the Group 1 Mortgage Loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.  Approximately 7.50% of the Group 1 Mortgage Loans provide for payment of interest at the related rate at which interest accrues on the related Mortgage Note (the “Mortgage Rate”), but no payment of principal, for a period of five years following the origination of the related Mortgage Loan.  Following such five-year interest-only period, the Scheduled Payment with respect to each such Group 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the applicable Mortgage Rate.

As of the Cut-off Date, with respect to the Group 1 Mortgage Loans, the weighted average current Mortgage Rate is approximately 7.641% per annum, the weighted average remaining term to maturity is approximately 305 months and the weighted average remaining interest-only term of the interest-only Group 1 Mortgage Loans is approximately 55 months.

Group 2-A consists of 5,242 Mortgage Loans (the “Group 2-A Mortgage Loans”) having a Cut-off Date balance of approximately $1,091,929,406 (approximately 53.96% of the Aggregate Cut-off Date Balance).  Group 2-A consists of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae or Freddie Mac.  Approximately 80.24% and 19.76% of the Group 2-A Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans and fixed rate Mortgage Loans, respectively (see “—The Index” below).  Approximately 0.03%, 8.69%, 0.47%, 0.06% and 90.69% of the Group 2 Mortgage Loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.  Approximately 2.66% of the Group 2-A Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following the origination of the related Mortgage Loan.  Following such five-year interest-only period, the Scheduled Payment with respect to each such Group 2-A Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the applicable Mortgage Rate.

As of the Cut-off Date, with respect to the Group 2-A Mortgage Loans, the weighted average current Mortgage Rate is approximately 7.794% per annum, the weighted average margin for the Group 2-A adjustable rate loans is approximately 4.941%, the weighted average remaining term to maturity is approximately 339 months and the weighted average remaining interest-only term of the interest-only Group 2-A Mortgage Loans is approximately 56 months.

The Mortgage Rates with respect to approximately 56.01%, 22.10% and 2.13% of the Group 2-A Mortgage Loans adjust, commencing approximately two, three or five years, respectively, after origination, based on the Six-Month LIBOR Index.

Group 2-B consists of 2,525 Mortgage Loans (the “Group 2-B Mortgage Loans”) having a Cut-off Date balance of approximately $536,806,615 (approximately 26.53% of the Aggregate Cut-off Date Balance).  Group 2-B consists of Mortgage Loans with original principal balances that may or may not conform to the guidelines of Fannie Mae or Freddie Mac.  Approximately 79.50% and 20.50% of the Group 2-B Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans and fixed rate Mortgage Loans, respectively (see “—The Index” below).  Approximately 0.09%, 8.31%, 0.89%, 0.04% and 90.59% of the Group 2-B Mortgage Loans have original terms to maturity of approximately 10, 15, 20, 25 and 30 years, respectively.  Approximately 1.79% of the Group 2-B Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following the origination of the related Mortgage Loan.  Following such five-year interest-only period, the Scheduled Payment with respect to each such Group 2-B Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the applicable Mortgage Rate.

As of the Cut-off Date, with respect to the Group 2-B Mortgage Loans, the weighted average current Mortgage Rate is approximately 7.801% per annum, the weighted average margin for the Group 2-B adjustable rate loans is approximately 4.793%, the weighted average remaining term to maturity is approximately 339 months and the weighted average remaining interest-only term of the interest-only Group 2-B Mortgage Loans is approximately 56 months.

The Mortgage Rates with respect to approximately 28.40%, 36.09% and 15.01% of the Group 2-B Mortgage Loans adjust, commencing approximately two, three or five years, respectively, after origination, based on the Six-Month LIBOR Index.

Approximately 21.30%, 60.93%, 48.92%  and 50.01% of the Group 1 Mortgage Loans, Group 2-A Mortgage Loans, Group 2-B Mortgage Loans and Aggregate Pool, respectively, will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity (the “Balloon Loans”). Group 2-A Mortgage Loans and Group 2-B Mortgage Loans are collectively referred to in this prospectus supplement as the “Group 2 Mortgage Loans”.

All of the Mortgage Loans were originated, either directly or through an affiliate, by JPMorgan Chase Bank, N.A. (the “Originator”).

Certain general information with respect to the Mortgage Loans is set forth below.  Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor.  The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment, Assumption and Recognition Agreement, the Seller will assign to the Depositor and the Depositor will assign to the Trustee, on behalf of the Trust Fund, its interests in the Mortgage Loan Purchase Agreement.

The Mortgage Loans have been acquired directly or indirectly by the Seller from CHF, in the ordinary course of its business pursuant to the Mortgage Loan Purchase Agreement.  All of the Mortgage Loans were underwritten by the Originator substantially in accordance with the related underwriting criteria specified herein.  See “The Originator—Underwriting Standards” below.  JPMorgan Chase Bank, National Association will service the Mortgage Loans pursuant to the Pooling Agreement.

Substantially all of the Mortgage Loans provide for payments due on the first day of each month (the “Due Date”).  Due to the provisions for monthly advances by the Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

The Mortgage Loans were originated from January 2006 through August 2006.  No more than approximately 0.38% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan is September 15, 2036.  As of the Cut-off Date, none of the Mortgage Loans were 30 or more days delinquent.  As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans is approximately 7.766% per annum, the weighted average margin of the adjustable rate loans is approximately 4.892%, the weighted average remaining term to maturity is approximately 332 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans is approximately 56 months.  No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100%.

The “Loan-to-Value Ratio” or “LTV” of a first lien mortgage loan as of the date of origination, is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan on such date and the denominator of which is the Appraised Value (as defined below) of the related Mortgaged Property.  The LTV of a second lien mortgage loan as of the date of origination, is the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the mortgage loan, plus (b) the unpaid principal balance of any related senior mortgage loan or loans secured by the Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

The “Appraised Value” with respect to any Mortgaged Property is the lesser of (i) the value thereof as determined by a qualified appraiser at the time of origination of the mortgage loan, and (ii) the purchase price paid for the related Mortgaged Property by the mortgagor with the proceeds of the mortgage loan; provided, however, that in the case of a mortgage loan the proceeds of which were not used to purchase the related Mortgaged Property (a “Refinanced Mortgage Loan”) made more than twelve months after the related Mortgaged Property was purchased by the related mortgagor, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a qualified appraiser.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

As set forth in the “Credit Scores” table below, credit scores have been supplied with respect to the mortgagors.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower’s probability of default.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 500 to approximately 819, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Tabular Characteristics of the Mortgage Loans (Aggregate Pool)

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Aggregate Pool	10,334
Total Stated Principal Balance	$ 2,023,752,164
Current Mortgage Rates:
Weighted Average	7.766%
Range	5.500% to 12.575%
Weighted Average Margin	4.892%
Weighted Average Remaining Term to Maturity (in months)	332

The Stated Principal Balances of the Mortgage Loans range from approximately $13,820 to approximately $1,019,208.  The Mortgage Loans have an average Stated Principal Balance of approximately $195,834.

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.51% and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 0.38% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth certain information, as of the Cut-off Date, as to the Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Stated Principal Balance (Aggregate Pool)

Stated Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
50,000 or less	396	$ 15,116,902.59	0.75%	9.662%	280	61.65%	591	33.36%
50,001 - 100,000	1,504	115,103,141.16	5.69	8.637	308	72.70	614	37.56
100,001 - 150,000	2,176	275,159,322.29	13.60	7.965	319	75.92	625	39.53
150,001 - 200,000	2,095	365,313,844.69	18.05	7.718	328	76.81	632	40.65
200,001 - 250,000	1,530	342,564,914.36	16.93	7.698	333	77.90	635	40.82
250,001 - 300,000	983	269,669,994.01	13.33	7.617	340	77.78	640	41.82
300,001 - 350,000	658	212,632,739.51	10.51	7.584	338	79.53	644	42.06
350,001 - 400,000	454	170,568,487.72	8.43	7.624	343	79.57	648	42.04
400,001 - 450,000	223	94,630,204.85	4.68	7.630	347	80.23	651	41.40
450,001 - 500,000	201	96,277,693.03	4.76	7.697	348	79.77	644	41.19
500,001 - 550,000	52	27,280,248.34	1.35	7.322	335	79.99	667	40.41
550,001 - 600,000	35	20,080,745.44	0.99	7.378	345	77.79	669	39.18
600,001 - 650,000	14	8,780,779.26	0.43	7.510	355	78.65	682	40.77
650,001 - 700,000	3	2,014,379.90	0.10	7.472	297	79.89	685	45.20
700,001 - 750,000	4	2,986,965.01	0.15	6.819	355	62.79	600	37.03
850,001 - 900,000	2	1,739,227.86	0.09	9.195	357	55.84	573	33.18
900,001 - 950,000	3	2,813,366.80	0.14	8.126	357	79.98	648	34.01
1,000,001 or greater	1	1,019,207.55	0.05	9.358	356	82.93	665	49.47
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $195,834.

Current Mortgage Rate (Aggregate Pool)

Current Mortgage Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	171	$ 43,414,551.84	2.15%	5.850%	345	70.84%	693	39.81%
6.000 - 6.499	570	130,274,615.41	6.44	6.287	336	74.02	677	41.78
6.500 - 6.999	1,511	344,285,351.83	17.01	6.785	331	75.49	663	41.17
7.000 - 7.499	1,494	326,638,248.36	16.14	7.265	333	77.53	654	41.47
7.500 - 7.999	2,308	476,305,071.99	23.54	7.752	329	77.91	635	40.75
8.000 - 8.499	1,236	240,668,320.25	11.89	8.239	333	78.12	623	40.67
8.500 - 8.999	1,332	232,616,125.56	11.49	8.736	330	79.64	603	40.04
9.000 - 9.499	612	98,360,280.58	4.86	9.239	341	79.67	595	40.35
9.500 - 9.999	603	82,393,149.42	4.07	9.718	336	79.84	582	39.30
10.000 - 10.499	214	24,196,515.38	1.20	10.209	337	80.58	581	39.43
10.500 - 10.999	171	15,789,208.71	0.78	10.709	333	85.14	599	36.78
11.000 - 11.499	52	4,415,786.12	0.22	11.170	328	79.96	585	35.73
11.500 - 11.999	51	4,010,630.00	0.20	11.713	334	74.77	570	37.70
12.000 - 12.499	8	320,657.54	0.02	12.197	336	64.79	556	31.69
12.500 - 12.999	1	63,651.38	0.00	12.575	357	74.94	569	20.99
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 7.766% per annum.

Credit Score (Aggregate Pool)

Credit Score	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
500 - 524	502	$ 85,427,746.92	4.22%	8.858%	340	69.71%	513	41.21%
525 - 549	761	125,785,858.41	6.22	8.598	335	70.75	537	40.60
550 - 574	960	158,600,786.31	7.84	8.339	332	73.55	563	39.89
575 - 599	972	169,038,151.74	8.35	8.145	332	74.29	587	40.38
600 - 624	1,408	269,716,107.37	13.33	7.855	335	77.84	612	40.29
625 - 649	1,612	322,103,057.11	15.92	7.720	326	79.67	638	41.19
650 - 674	1,719	360,128,518.61	17.80	7.511	334	79.96	662	41.12
675 - 699	1,152	250,772,073.84	12.39	7.317	336	80.00	686	40.80
700 - 724	614	135,225,432.35	6.68	7.267	330	79.64	711	41.05
725 - 749	344	80,435,925.32	3.97	7.199	331	79.52	736	41.16
750 - 774	184	42,814,319.88	2.12	7.123	333	78.38	760	40.26
775 - 799	79	17,531,309.18	0.87	6.959	316	72.78	786	39.03
800 - 824	27	6,172,877.33	0.31	7.273	308	75.74	807	39.30
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Original LTV (%) (Aggregate Pool)

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 50.00	736	$ 91,460,636.97	4.52%	7.834%	320	40.25%	606	38.89%
50.01 - 55.00	285	45,779,922.42	2.26	7.523	322	52.63	617	39.19
55.01 - 60.00	390	73,159,458.57	3.62	7.541	325	57.97	610	39.81
60.01 - 65.00	498	90,358,984.51	4.46	7.583	333	62.98	606	39.21
65.01 - 70.00	892	168,703,949.53	8.34	7.777	335	68.87	604	39.80
70.01 - 75.00	770	151,591,528.82	7.49	7.772	331	74.15	616	40.01
75.01 - 80.00	3,461	747,640,314.32	36.94	7.523	339	79.81	659	41.32
80.01 - 85.00	1,256	254,625,797.00	12.58	7.753	328	84.46	635	41.40
85.01 - 90.00	1,231	262,718,456.99	12.98	8.048	328	89.55	629	41.05
90.01 - 95.00	507	92,521,777.48	4.57	8.583	327	94.70	645	41.38
95.01 - 100.00	308	45,191,337.76	2.23	9.309	323	99.88	666	40.54
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Original Term (months) (Aggregate Pool)

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
60	8	$ 278,617.31	0.01%	9.251%	55	40.17%	597	37.94%
72	3	164,577.91	0.01	8.890	67	43.71	583	50.53
78	1	15,633.54	0.00	9.575	68	16.80	578	44.00
84	1	26,553.67	0.00	10.425	79	44.68	590	30.00
96	2	110,119.22	0.01	8.792	90	51.49	624	41.86
120	54	3,531,548.74	0.17	8.286	114	56.47	605	36.45
132	1	25,529.70	0.00	9.900	128	34.44	553	27.76
144	4	279,124.06	0.01	9.141	139	77.09	613	24.77
180	1,314	214,148,106.70	10.58	7.780	176	78.93	643	39.80
192	1	108,592.63	0.01	8.240	187	72.37	564	34.00
204	2	134,805.16	0.01	7.891	197	46.63	700	49.28
216	2	517,772.04	0.03	6.684	212	71.79	680	45.56
228	3	407,924.97	0.02	8.443	224	73.00	532	45.74
240	440	52,763,952.60	2.61	7.627	234	66.58	626	37.92
300	23	3,262,143.25	0.16	7.882	294	72.57	600	37.64
342	1	123,266.08	0.01	8.295	333	89.93	679	22.00
360	8,474	1,747,853,896.79	86.37	7.766	355	77.73	636	40.97
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, the weighted average Original Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 337 months.

Stated Remaining Term (months) (Aggregate Pool)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1 - 60	8	$ 278,617.31	0.01%	9.251%	55	40.17%	597	37.94%
61 - 120	61	3,848,433.08	0.19	8.346	111	55.54	605	37.19
121 - 180	1,319	214,452,760.46	10.60	7.782	176	78.92	643	39.78
181 - 240	448	53,933,047.40	2.67	7.626	234	66.64	626	38.07
241 - 300	23	3,262,143.25	0.16	7.882	294	72.57	600	37.64
301 - 360	8,475	1,747,977,162.87	86.37	7.766	355	77.73	636	40.97
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Debt Ratio (%) (Aggregate Pool)

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 20.00	407	$ 65,126,631.02	3.22%	8.022%	326	74.98%	627	14.94%
20.01 - 25.00	468	70,270,378.31	3.47	7.993	324	73.41	624	23.08
25.01 - 30.00	751	124,036,243.59	6.13	7.864	325	75.84	628	28.07
30.01 - 35.00	1,225	224,289,216.08	11.08	7.821	330	76.61	635	33.04
35.01 - 40.00	1,735	344,277,917.75	17.01	7.747	333	77.82	641	38.04
40.01 - 45.00	2,280	467,437,202.99	23.10	7.718	334	78.09	644	42.94
45.01 - 50.00	2,598	538,394,856.48	26.60	7.735	333	78.28	638	47.85
50.01 - 55.00	853	185,526,057.77	9.17	7.705	337	77.89	621	52.84
55.01 - 60.00	17	4,393,660.38	0.22	7.614	324	76.54	632	56.13
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, the non-zero weighted average Debt Ratio in the Aggregate Pool is expected to be approximately 40.75%.

Fixed Rate/ Adjustable Rate (Aggregate Pool)

Fixed Rate/ Adjustable Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed Rate Mortgage	4,355	$ 720,841,219.46	35.62%	7.762%	292	75.60%	640	40.11%
Adjustable Rate Mortgage	5,979	1,302,910,944.91	64.38	7.768	355	78.56	634	41.10
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Product Type (Aggregate Pool)

Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
2/28 ARM	1,549	$ 329,032,630.51	16.26%	8.257%	355	77.23%	612	40.60%
2/28 ARM Balloon	1,841	435,034,651.27	21.50	7.551	355	80.49	656	41.44
3/27 ARM	832	160,376,080.86	7.92	8.246	354	76.34	598	40.66
3/27 ARM Balloon	1,182	274,645,195.42	13.57	7.215	355	79.91	656	41.62
5/25 ARM	419	73,230,624.92	3.62	7.930	354	73.49	602	40.24
5/25 ARM Balloon	156	30,591,761.93	1.51	7.656	356	77.03	632	41.49
Fixed	2,629	380,954,279.93	18.82	7.837	324	72.01	631	39.67
Fixed IO	284	68,074,056.09	3.36	7.587	356	78.16	662	40.89
15/30 Balloon	1,070	190,610,824.22	9.42	7.751	177	80.48	645	40.19
30/40 Balloon	372	81,202,059.22	4.01	7.586	356	78.88	657	41.31
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Interest Only (Aggregate Pool)

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Not Interest Only	10,049	$1,955,535,708.28	96.63%	7.772%	332	77.48%	635	40.74%
Interest Only	285	68,216,456.09	3.37	7.586	356	78.16	662	40.91
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Interest Only Term (months) (Aggregate Pool)

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	10,049	$1,955,535,708.28	96.63%	7.772%	332	77.48%	635	40.74%
60	285	68,216,456.09	3.37	7.586	356	78.16	662	40.91
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Original Prepayment Penalty Term (months) (Aggregate Pool)

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	2,508	$ 547,947,512.07	27.08%	8.230%	345	76.91%	627	40.57%
12	126	36,257,409.49	1.79	7.697	302	78.50	662	39.76
24	1,865	394,708,784.59	19.50	7.661	352	79.71	639	41.40
36	2,957	615,889,754.27	30.43	7.484	324	79.08	645	41.07
60	2,878	428,948,703.95	21.20	7.679	314	73.91	630	40.00
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term for the Aggregate Pool is expected to be approximately 39 months.

Lien (Aggregate Pool)

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
First Lien	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Documentation Type (Aggregate Pool)

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Full Documentation	5,206	$ 920,312,390.33	45.48%	7.658%	326	77.35%	622	41.80%
12 Month Bank Statement	101	23,261,651.10	1.15	7.990	321	79.78	620	37.16
Reduced Documentation	19	2,961,260.95	0.15	8.525	324	71.14	613	40.60
Stated Income	5,008	1,077,216,861.99	53.23	7.851	338	77.61	649	39.93
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Loan Purpose (Aggregate Pool)

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Purchase	2,950	$641,117,890.21	31.68%	7.560%	341	81.47%	672	40.88%
Rate/Term Refinance	334	64,387,055.02	3.18	7.555	319	77.65	644	41.83
Cash Out Refinance	7,050	1,318,247,219.14	65.14	7.876	329	75.57	619	40.63
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Property Type (Aggregate Pool)

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Single Family	7,698	$1,446,133,445.85	71.46%	7.790%	330	77.39%	632	40.99%
Planned Unit Development	914	212,086,000.31	10.48	7.553	337	78.60	642	41.42
Multi Family	784	196,353,612.81	9.70	7.844	340	75.79	649	38.22
Condo Low Rise	931	168,479,585.49	8.33	7.722	343	79.22	653	40.82
Coop	7	699,519.91	0.03	10.183	356	52.36	586	41.89
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Occupancy Status (Aggregate Pool)

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Primary Home	9,769	$1,949,894,623.66	96.35%	7.736%	333	77.70%	636	40.79%
Second Home	88	12,433,644.41	0.61	8.597	320	68.83	602	40.82
Investment	477	61,423,896.30	3.04	8.553	327	73.12	643	39.39
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Credit Grade (Aggregate Pool)

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
A+ (Call Center)	129	$ 19,413,908.61	0.96%	7.195%	305	70.27%	690	37.68%
A- (Correspondent)	23	5,005,401.23	0.25	8.269	351	78.32	640	44.17
A- (Retail)	72	13,122,168.64	0.65	9.013	346	70.78	574	38.03
A- (Wholesale)	195	43,190,150.29	2.13	7.978	331	73.42	586	39.22
A1 (Call Center)	310	47,981,478.68	2.37	7.607	313	74.43	656	43.29
A2 (Call Center)	515	69,814,092.28	3.45	7.965	313	72.12	595	39.70
AO (Correspondent)	34	4,854,613.95	0.24	8.623	352	73.52	589	42.55
AO (Retail)	363	66,972,140.36	3.31	8.581	346	72.09	586	38.85
AO (Wholesale)	1,146	247,997,634.32	12.25	7.943	333	77.76	603	40.67
AStar (Correspondent)	163	31,438,985.44	1.55	7.919	346	78.86	647	43.31
AStar (Retail)	497	90,305,511.65	4.46	8.254	343	81.05	658	39.13
AStar (Wholesale)	3,803	863,919,602.94	42.69	7.342	333	80.91	676	40.90
B (Correspondent)	25	4,266,987.80	0.21	8.539	352	74.20	578	42.57
B- (Correspondent)	9	1,374,876.33	0.07	8.789	352	76.81	566	46.86
B (Retail)	122	22,927,452.56	1.13	9.020	349	73.09	588	39.09
B- (Retail)	21	2,930,193.38	0.14	9.611	350	62.20	562	38.24
B (Wholesale)	535	109,143,253.77	5.39	7.819	331	74.38	607	40.32
B- (Wholesale)	49	8,962,678.13	0.44	8.163	324	69.29	548	39.50
B1 (Call Center)	195	27,385,109.24	1.35	8.301	329	72.80	550	40.07
B2 (Call Center)	61	6,862,612.20	0.34	9.439	336	68.12	517	40.45
C (Correspondent)	21	3,044,735.10	0.15	8.653	352	68.76	565	39.95
C (Retail)	33	4,346,721.31	0.21	9.600	349	61.35	552	34.52
C (Wholesale)	39	4,566,417.08	0.23	8.681	318	66.25	537	39.10
C1 (Call Center)	8	1,065,276.98	0.05	11.178	345	68.00	564	39.53
M0 (Call Center)	1,414	225,665,854.40	11.15	7.857	327	74.57	614	41.99
M0 (Retail)	36	9,726,387.55	0.48	8.537	350	75.61	638	38.81
M1 (Call Center)	306	53,876,481.33	2.66	8.152	337	73.57	576	42.27
M1 (Retail)	2	780,263.45	0.04	9.034	357	68.13	570	44.78
M2 (Call Center)	100	15,826,993.44	0.78	9.010	333	74.97	557	40.56
M2 (Retail)	2	602,406.31	0.03	9.123	357	80.95	555	47.60
M3 (Call Center)	45	7,679,640.63	0.38	9.249	336	68.83	571	39.87
M4 (Call Center)	46	6,953,946.27	0.34	9.604	345	64.19	548	38.51
M5 (Call Center)	14	1,582,363.13	0.08	9.758	314	56.60	590	37.01
M5 (Retail)	1	165,825.59	0.01	11.125	357	79.05	606	30.90
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%

Geographic Location (Aggregate Pool)

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Alabama	86	$ 7,276,033.33	0.36%	8.737%	305	82.11%	608	36.90%
Arizona	457	88,417,209.99	4.37	7.636	344	75.55	633	40.09
Arkansas	17	1,585,537.49	0.08	9.559	330	81.79	600	32.77
California	868	267,196,301.57	13.20	7.182	348	73.57	654	42.26
Colorado	154	30,651,318.16	1.51	7.699	321	82.24	643	39.90
Connecticut	159	35,505,252.84	1.75	7.877	329	77.08	625	40.36
Delaware	43	8,033,256.50	0.40	7.667	316	75.54	630	39.74
District Of Columbia	31	7,385,886.02	0.36	7.687	335	67.80	610	42.90
Florida	2,313	452,987,857.04	22.38	7.680	330	76.76	640	41.17
Georgia	113	17,922,234.83	0.89	8.630	341	83.40	620	40.03
Hawaii	5	1,631,696.13	0.08	7.067	354	68.74	683	43.76
Idaho	24	4,181,901.96	0.21	7.944	289	85.30	649	39.59
Illinois	559	102,925,237.64	5.09	7.914	329	78.04	632	40.60
Indiana	123	13,038,085.39	0.64	8.454	295	82.15	635	39.25
Iowa	5	453,364.48	0.02	7.649	242	79.01	678	26.72
Kansas	35	4,249,089.23	0.21	7.903	257	84.08	634	36.29
Kentucky	100	11,589,581.79	0.57	8.295	319	81.28	628	39.29
Louisiana	162	18,258,518.13	0.90	8.578	302	80.41	610	37.98
Maine	29	4,777,003.97	0.24	7.699	321	81.23	618	37.92
Maryland	411	92,497,764.11	4.57	7.386	332	75.30	626	41.03
Massachusetts	210	52,543,141.75	2.60	8.002	349	77.18	635	41.68
Michigan	316	38,824,387.28	1.92	8.435	312	81.95	636	39.09
Minnesota	308	60,605,857.88	2.99	7.304	322	82.07	656	40.78
Mississippi	65	5,410,474.15	0.27	8.624	310	82.33	602	40.95
Missouri	294	40,868,621.05	2.02	8.007	320	84.90	631	39.73
Montana	7	1,050,186.34	0.05	9.115	302	80.85	631	33.18
Nebraska	12	1,397,924.14	0.07	8.012	265	85.07	614	37.66
Nevada	65	14,979,138.41	0.74	7.548	350	78.67	624	40.46
New Hampshire	42	9,253,360.02	0.46	7.860	347	81.79	643	39.22
New Jersey	804	190,249,820.34	9.40	8.153	347	77.02	629	40.19
New Mexico	36	6,155,184.52	0.30	8.320	299	77.83	617	39.98
New York	417	116,842,105.24	5.77	8.025	336	75.41	639	41.24
North Carolina	60	8,776,922.81	0.43	8.665	319	76.77	588	38.66
North Dakota	2	191,094.58	0.01	8.053	356	87.11	644	46.96
Ohio	391	46,976,747.87	2.32	8.204	315	82.65	631	38.96
Oklahoma	76	7,454,535.04	0.37	8.306	295	83.00	633	38.47
Oregon	96	19,467,991.37	0.96	7.663	326	76.60	642	40.54
Pennsylvania	341	43,661,873.12	2.16	7.968	320	79.62	625	40.15
Rhode Island	95	21,379,092.33	1.06	7.567	331	74.51	628	38.59
South Carolina	36	4,638,388.59	0.23	8.644	307	78.18	597	40.36
South Dakota	4	416,890.07	0.02	7.701	332	84.22	633	41.67
Tennessee	167	19,632,996.63	0.97	7.928	296	83.15	639	39.12
Texas	57	7,287,034.69	0.36	9.091	340	87.26	619	40.06
Utah	20	3,335,487.46	0.16	8.050	311	80.49	621	38.12
Vermont	8	1,249,392.84	0.06	8.294	336	75.58	632	45.75
Virginia	288	60,572,260.00	2.99	7.440	338	78.41	631	40.93
Washington	167	34,578,635.20	1.71	7.421	340	79.75	631	42.74
West Virginia	90	10,489,930.90	0.52	8.594	324	83.22	600	37.39
Wisconsin	159	23,974,607.80	1.18	8.064	285	82.76	630	40.63
Wyoming	7	924,951.35	0.05	8.492	337	81.71	589	36.90
Total:	10,334	$2,023,752,164.37	100.00%	7.766%	332	77.51%	636	40.75%
As of the Cut-off Date, no more than approximately 0.38% of the Mortgage Loans in the Aggregate Pool will be secured by Mortgaged Properties in any one postal zip code area.

Margin (%) (Aggregate Pool)

Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.500 - 0.999	1	$ 277,245.48	0.02%	5.575%	352	74.99%	698	38.00%
1.000 - 1.499	8	1,721,070.16	0.13	5.839	354	60.27	675	43.57
1.500 - 1.999	26	5,470,038.90	0.42	6.236	351	65.63	666	46.55
2.000 - 2.499	59	12,435,878.58	0.95	6.475	355	70.83	629	43.02
2.500 - 2.999	90	18,357,969.38	1.41	6.950	355	72.46	613	43.25
3.000 - 3.499	249	52,116,089.00	4.00	7.458	354	73.94	612	43.35
3.500 - 3.999	529	115,756,554.31	8.88	7.667	355	75.77	621	41.21
4.000 - 4.499	814	189,778,601.03	14.57	7.740	355	77.25	633	41.56
4.500 - 4.999	1,314	296,140,091.51	22.73	7.568	355	78.50	643	40.93
5.000 - 5.499	1,227	272,716,164.39	20.93	7.770	355	78.25	639	40.89
5.500 - 5.999	819	179,888,731.45	13.81	7.952	355	80.02	629	40.74
6.000 - 6.499	448	89,257,451.57	6.85	8.250	355	83.38	631	39.61
6.500 - 6.999	196	36,564,899.76	2.81	8.377	355	86.33	635	40.69
7.000 - 7.499	94	15,857,350.85	1.22	8.859	355	91.66	648	41.80
7.500 - 7.999	80	13,785,147.72	1.06	8.867	353	80.52	627	41.85
8.000 - 8.499	20	2,022,883.76	0.16	9.017	353	85.94	640	35.91
8.500 - 8.999	5	764,777.06	0.06	9.521	352	80.96	564	43.79
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 4.892%.

Minimum Rate (%) (Aggregate Pool)

Minimum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	140	$ 34,277,072.26	2.63%	5.815%	354	73.13%	683	40.55%
6.000 - 6.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
6.500 - 6.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
7.000 - 7.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
7.500 - 7.999	1,304	291,517,304.99	22.37	7.754	355	78.72	633	41.17
8.000 - 8.499	736	158,835,119.87	12.19	8.236	355	78.37	620	40.99
8.500 - 8.999	728	150,308,101.71	11.54	8.740	355	79.79	599	40.54
9.000 - 9.499	382	73,256,501.49	5.62	9.241	355	79.80	591	40.57
9.500 - 9.999	325	53,881,632.69	4.14	9.711	355	78.83	578	39.92
10.000 - 10.499	110	16,156,473.34	1.24	10.215	356	80.61	577	39.49
10.500 - 10.999	74	8,972,056.23	0.69	10.686	356	85.24	602	36.87
11.000 - 11.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
11.500 - 11.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
12.000 - 12.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 7.767% per annum.

Maximum Rate (%) (Aggregate Pool)

Maximum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
12.500 - 12.999	139	$ 34,227,356.93	2.63%	5.811%	354	73.19%	683	40.55%
13.000 - 13.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
13.500 - 13.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
14.000 - 14.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
14.500 - 14.999	1,306	291,547,758.72	22.38	7.755	355	78.72	633	41.17
15.000 - 15.499	737	159,049,395.68	12.21	8.235	355	78.38	620	40.99
15.500 - 15.999	727	150,162,870.58	11.53	8.740	355	79.78	599	40.53
16.000 - 16.499	384	73,422,824.83	5.64	9.243	355	79.80	591	40.58
16.500 - 16.999	325	53,907,552.28	4.14	9.712	355	78.87	578	39.93
17.000 - 17.499	108	15,990,150.00	1.23	10.216	356	80.62	576	39.45
17.500 - 17.999	73	8,896,353.56	0.68	10.686	356	85.29	602	36.88
18.000 - 18.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
18.500 - 18.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
19.000 - 19.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 14.767% per annum.

Initial Periodic Rate Cap (%) (Aggregate Pool)

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.500	62	$ 13,434,335.49	1.03%	7.988%	351	78.22%	638	43.41%
3.000	5,917	1,289,476,609.42	98.97	7.765	355	78.56	634	41.08
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 2.985%.

Subsequent Periodic Rate Cap (%) (Aggregate Pool)

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.000	909	$ 166,117,896.86	12.75%	8.283%	353	75.13%	576	41.92%
1.500	5,070	1,136,793,048.05	87.25	7.692	355	79.06	642	40.98
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 1.436%.

Months to Next Rate Adjustment (Aggregate Pool)

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
13 - 15	122	$ 26,077,005.99	2.00%	7.943%	351	77.85%	628	41.21%
16 - 18	1,056	235,638,158.34	18.09	7.633	353	79.90	643	40.93
19 - 21	2,048	464,429,041.77	35.65	7.944	356	78.74	634	41.16
22 - 24	164	37,923,075.68	2.91	8.084	358	79.16	633	40.97
25 - 27	33	5,902,124.75	0.45	8.100	351	81.34	632	40.29
28 - 30	654	136,343,892.80	10.46	7.252	353	78.80	644	41.01
31 - 33	1,252	275,147,774.25	21.12	7.722	355	78.29	630	41.58
34 - 36	75	17,627,484.48	1.35	8.096	358	80.80	633	38.53
49 - 51	16	2,787,351.15	0.21	7.110	347	75.44	632	36.90
52 - 54	170	29,944,969.26	2.30	7.823	351	74.36	622	41.39
55 - 57	363	67,018,087.84	5.14	7.863	355	74.32	604	40.59
58 - 60	26	4,071,978.60	0.31	8.313	358	78.70	620	37.63
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in the Aggregate Pool is expected to be approximately 26 months.

Tabular Characteristics of the Group 1 Mortgage Loans

The Group 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Group 1	2,567
Total Stated Principal Balance	$395,016,143
Current Mortgage Rates:
Weighted Average	7.641%
Range	5.990% to 12.375%
Weighted Average Margin	0.00%
Weighted Average Remaining Term to Maturity (in months)	305

The Stated Principal Balances of the Group 1 Mortgage Loans range from approximately $14,104 to approximately $943,270. The Group 1 Mortgage Loans have an average Stated Principal Balance of approximately $153,882.

The weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans is approximately 73.88% and no Group 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 0.46% of the Group 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth certain information, as of the Cut-off Date, as to the Group 1 Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Stated Principal Balance (Group 1)

Stated Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
50,000 or less	214	$ 8,173,233.71	2.07%	9.378%	263	62.19%	604	33.32%
50,001 - 100,000	676	50,205,741.49	12.71	8.530	286	71.45	614	37.24
100,001 - 150,000	678	84,607,746.38	21.42	7.774	295	73.28	626	39.13
150,001 - 200,000	419	71,689,206.25	18.15	7.555	304	74.70	636	40.61
200,001 - 250,000	226	50,499,338.93	12.78	7.387	314	73.72	640	39.85
250,001 - 300,000	125	34,346,613.61	8.69	7.260	321	72.04	638	41.79
300,001 - 350,000	67	21,796,978.35	5.52	7.217	312	76.91	636	41.60
350,001 - 400,000	52	19,612,663.20	4.97	7.086	327	75.58	654	41.62
400,001 - 450,000	34	14,566,750.83	3.69	7.288	320	75.53	676	40.20
450,001 - 500,000	47	22,638,190.41	5.73	7.422	326	79.57	666	43.05
500,001 - 550,000	10	5,235,403.85	1.33	6.945	266	72.50	684	41.41
550,001 - 600,000	11	6,303,371.21	1.60	7.242	323	75.86	696	35.87
600,001 - 650,000	6	3,735,885.39	0.95	7.124	357	78.24	715	41.19
650,001 - 700,000	1	661,749.38	0.17	6.875	176	80.00	712	52.80
900,001 - 950,000	1	943,269.59	0.24	8.500	357	75.00	596	39.00
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 1 is expected to be approximately $153,882.

Current Mortgage Rate (Group 1)

Current Mortgage Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	26	$ 7,614,164.19	1.93%	5.996%	331	61.42%	731	36.76%
6.000 - 6.499	164	36,136,065.50	9.15	6.309	316	68.88	683	41.89
6.500 - 6.999	426	84,258,481.31	21.33	6.790	305	70.05	661	40.43
7.000 - 7.499	337	60,778,454.41	15.39	7.281	307	72.79	639	41.16
7.500 - 7.999	551	91,778,666.91	23.23	7.748	306	74.33	627	39.74
8.000 - 8.499	265	38,580,644.14	9.77	8.236	305	76.40	626	39.63
8.500 - 8.999	351	39,705,260.95	10.05	8.727	285	79.22	604	38.38
9.000 - 9.499	134	12,104,287.62	3.06	9.227	308	80.40	599	39.90
9.500 - 9.999	161	14,191,582.77	3.59	9.763	309	83.51	589	36.63
10.000 - 10.499	65	4,818,426.17	1.22	10.201	321	86.36	603	38.47
10.500 - 10.999	55	3,352,679.64	0.85	10.718	305	85.30	583	34.36
11.000 - 11.499	18	1,074,760.36	0.27	11.190	317	73.66	564	32.25
11.500 - 11.999	10	471,735.40	0.12	11.703	261	74.48	542	38.43
12.000 - 12.499	4	150,933.21	0.04	12.142	313	60.78	553	36.63
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans in Group 1 is expected to be approximately 7.641% per annum.

Credit Score (Group 1)

Credit Score	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
500 - 524	73	$ 8,581,531.06	2.17%	8.826%	294	67.70%	512	38.41%
525 - 549	152	17,950,813.48	4.54	8.602	292	69.29	537	37.62
550 - 574	291	36,911,482.19	9.34	8.202	295	72.94	563	38.79
575 - 599	302	39,599,537.11	10.02	8.003	302	72.16	588	38.55
600 - 624	427	58,968,592.27	14.93	7.811	313	73.28	611	39.49
625 - 649	418	63,439,847.85	16.06	7.699	299	74.54	637	40.49
650 - 674	405	71,642,842.03	18.14	7.403	312	76.25	661	41.43
675 - 699	226	41,283,618.42	10.45	7.097	316	75.63	687	40.19
700 - 724	139	28,039,308.29	7.10	7.084	301	75.46	711	40.91
725 - 749	64	13,600,429.03	3.44	7.015	297	75.69	737	42.73
750 - 774	40	8,717,698.01	2.21	6.996	325	72.66	760	37.31
775 - 799	20	4,392,615.72	1.11	6.656	295	63.43	788	35.78
800 - 824	10	1,887,827.12	0.48	6.284	296	60.99	808	34.46
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Original LTV (%) (Group 1)

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 50.00	326	$ 35,168,537.02	8.90%	7.410%	293	39.36%	634	38.12%
50.01 - 55.00	117	16,413,679.69	4.16	7.339	290	52.77	632	40.51
55.01 - 60.00	126	19,294,501.50	4.88	7.209	297	58.05	630	39.18
60.01 - 65.00	177	28,224,281.60	7.15	7.382	309	62.86	626	39.06
65.01 - 70.00	300	48,063,911.23	12.17	7.337	313	68.66	632	40.06
70.01 - 75.00	241	40,339,041.20	10.21	7.465	312	74.04	638	39.43
75.01 - 80.00	456	82,516,388.75	20.89	7.506	314	79.64	652	41.06
80.01 - 85.00	281	44,018,279.64	11.14	7.872	304	84.41	630	39.50
85.01 - 90.00	314	51,282,624.23	12.98	8.018	301	89.48	634	40.42
90.01 - 95.00	127	17,859,446.83	4.52	8.545	296	94.78	642	39.63
95.01 - 100.00	102	11,835,450.89	3.00	8.986	298	99.84	656	40.29
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Original Term (months) (Group 1)

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
60	3	$ 105,832.34	0.03%	8.594%	55	42.15%	602	41.66%
72	2	124,234.81	0.03	8.790	68	52.90	582	51.35
96	2	110,119.22	0.03	8.792	90	51.49	624	41.86
120	41	2,690,207.83	0.68	8.163	114	57.83	615	38.61
144	4	279,124.06	0.07	9.141	139	77.09	613	24.77
180	518	74,672,639.96	18.90	7.745	176	76.19	637	39.27
192	1	108,592.63	0.03	8.240	187	72.37	564	34.00
204	1	48,568.15	0.01	8.075	196	45.00	667	48.00
216	1	184,944.93	0.05	6.250	211	75.00	659	39.00
228	1	150,000.91	0.04	8.365	224	79.95	534	54.00
240	361	42,827,786.40	10.84	7.531	234	67.36	628	37.23
300	16	2,334,672.82	0.59	7.609	294	70.84	595	34.98
342	1	123,266.08	0.03	8.295	333	89.93	679	22.00
360	1,615	271,256,152.44	68.67	7.622	355	74.47	640	40.57
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, the weighted average Original Term to Maturity of the Mortgage Loans in Group 1 is expected to be approximately 310 months.

Stated Remaining Term (months) (Group 1)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1 - 60	3	$ 105,832.34	0.03%	8.594%	55	42.15%	602	41.66%
61 - 120	45	2,924,561.86	0.74	8.213	111	57.38	614	39.27
121 - 180	522	74,951,764.02	18.97	7.750	176	76.19	637	39.21
181 - 240	365	43,319,893.02	10.97	7.531	234	67.43	628	37.30
241 - 300	16	2,334,672.82	0.59	7.609	294	70.84	595	34.98
301 - 360	1,616	271,379,418.52	68.70	7.622	355	74.48	640	40.56
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Debt Ratio (%) (Group 1)

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 20.00	140	$ 17,911,437.88	4.53%	7.847%	290	71.21%	635	14.84%
20.01 - 25.00	170	18,444,020.37	4.67	7.975	289	71.13	625	23.12
25.01 - 30.00	234	30,242,211.73	7.66	7.733	292	72.96	629	27.96
30.01 - 35.00	334	46,253,635.67	11.71	7.735	303	73.30	634	33.00
35.01 - 40.00	410	64,533,033.70	16.34	7.591	312	74.05	639	37.87
40.01 - 45.00	472	76,806,821.39	19.44	7.661	307	74.82	638	42.92
45.01 - 50.00	593	100,174,360.24	25.36	7.567	311	74.74	642	47.94
50.01 - 55.00	208	38,650,539.18	9.78	7.460	307	73.17	643	52.92
55.01 - 60.00	6	2,000,082.42	0.51	7.188	287	78.84	646	55.97
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, the non-zero weighted average Debt Ratio in Group 1 is expected to be approximately 39.91%.

Fixed Rate/Adjustable Rate (Group 1)

Fixed Rate/Adjustable Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed Rate Mortgage	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Product Type (Group 1)

Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed	1,995	$281,248,581.03	71.20%	7.687%	321	72.02%	632	39.44%
Fixed IO	126	29,620,175.61	7.50	7.325	355	78.55	665	42.30
15/30 Balloon	330	56,516,330.64	14.31	7.690	176	79.09	642	40.08
30/40 Balloon	116	27,631,055.30	6.99	7.407	356	77.13	655	41.75
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Interest Only (Group 1)

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Not Interest Only	2,441	$365,395,966.97	92.50%	7.666%	301	73.50%	635	39.71%
Interest Only	126	29,620,175.61	7.50	7.325	355	78.55	665	42.30
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Interest Only Term (months) (Group 1)

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	2,441	$365,395,966.97	92.50%	7.666%	301	73.50%	635	39.71%
60	126	29,620,175.61	7.50	7.325	355	78.55	665	42.30
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Original Prepayment Penalty Term (months) (Group 1)

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	98	$ 19,337,899.90	4.90%	7.735%	322	71.05%	641	41.08%
12	16	7,730,181.00	1.96	7.540	337	84.29	690	39.94
24	12	2,193,721.34	0.56	7.232	341	72.89	656	42.12
36	149	34,450,119.89	8.72	7.426	301	75.67	656	39.54
60	2,292	331,304,220.45	83.87	7.663	304	73.62	634	39.86
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term in Group 1 is expected to be approximately 57 months.

Lien (Group 1)

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
First Lien	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Documentation Type (Group 1)

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Full Documentation	1,884	$273,602,360.72	69.26%	7.599%	306	74.05%	631	40.43%
12 Month Bank Statement	46	9,191,159.77	2.33	7.613	292	75.16	616	35.19
Reduced Documentation	3	265,789.24	0.07	8.594	354	55.65	630	43.86
Stated Income	634	111,956,832.85	28.34	7.744	306	73.38	655	39.00
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Loan Purpose (Group 1)

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Purchase	203	$ 37,326,805.98	9.45%	7.582%	307	81.26%	678	39.98%
Rate/Term Refinance	104	17,662,112.05	4.47	7.121	304	72.06	672	38.54
Cash Out Refinance	2,260	340,027,224.55	86.08	7.674	305	73.16	632	39.97
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Property Type (Group 1)

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Single Family	2,219	$333,244,465.62	84.36%	7.664%	304	74.07%	635	39.83%
Planned Unit Development	153	30,444,329.50	7.71	7.416	312	74.10	658	40.51
Condo Low Rise	121	18,593,836.05	4.71	7.533	313	72.68	644	41.45
Multi Family	74	12,733,511.41	3.22	7.736	312	69.97	652	38.10
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Occupancy Status (Group 1)

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Primary Home	2,443	$383,109,435.50	96.99%	7.617%	306	73.99%	637	39.93%
Second Home	29	2,796,255.82	0.71	8.523	279	64.36	637	39.97
Investment	95	9,110,451.26	2.31	8.367	276	71.82	666	38.89
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Credit Grade (Group 1)

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
A+ (Call Center)	102	$ 14,814,096.77	3.75%	7.138%	299	69.10%	690	38.65%
A- (Correspondent)	1	79,073.54	0.02	8.375	233	80.00	620	49.00
A- (Retail)	13	1,686,525.76	0.43	8.565	291	68.10	584	31.58
A- (Wholesale)	19	4,472,957.67	1.13	7.916	239	73.91	603	39.51
A1 (Call Center)	228	32,682,850.92	8.27	7.571	304	72.57	654	43.09
A2 (Call Center)	339	41,174,996.86	10.42	7.875	297	70.14	597	39.10
AO (Correspondent)	2	152,147.01	0.04	9.132	351	75.98	575	46.46
AO (Retail)	81	9,763,653.20	2.47	8.521	303	70.64	596	34.27
AO (Wholesale)	120	22,178,742.57	5.61	7.675	297	74.77	607	40.01
AStar (Correspondent)	51	7,286,802.68	1.84	7.749	334	75.72	626	40.92
AStar (Retail)	144	19,658,806.90	4.98	7.884	309	76.91	661	38.35
AStar (Wholesale)	435	99,817,128.92	25.27	7.141	312	78.30	685	40.21
B (Correspondent)	5	731,126.97	0.19	7.944	351	74.20	584	41.93
B- (Correspondent)	1	76,850.63	0.02	7.799	351	85.00	691	37.00
B (Retail)	15	1,340,183.51	0.34	9.473	318	68.31	583	31.91
B- (Retail)	2	92,255.90	0.02	10.339	177	38.47	528	21.90
B (Wholesale)	52	9,371,022.22	2.37	7.659	294	75.73	633	39.25
B- (Wholesale)	5	486,206.43	0.12	8.359	262	75.98	571	39.66
B1 (Call Center)	97	11,281,923.05	2.86	8.450	301	72.82	555	36.46
B2 (Call Center)	18	1,676,478.69	0.42	9.898	293	74.84	517	33.11
C (Correspondent)	3	218,028.45	0.06	8.234	352	71.44	580	35.87
C (Retail)	5	271,462.94	0.07	11.014	283	63.72	595	32.87
C (Wholesale)	7	368,073.96	0.09	10.040	253	68.03	552	30.34
C1 (Call Center)	1	44,083.35	0.01	12.075	351	65.00	593	49.00
M0 (Call Center)	658	93,199,403.42	23.59	7.634	309	72.61	627	40.94
M0 (Retail)	1	437,203.21	0.11	7.950	357	22.76	708	42.00
M1 (Call Center)	98	14,099,139.08	3.57	7.953	307	70.35	601	41.15
M2 (Call Center)	36	4,406,180.53	1.12	8.785	295	73.38	576	37.18
M3 (Call Center)	13	1,533,530.83	0.39	8.697	277	67.57	590	33.24
M4 (Call Center)	9	1,024,087.27	0.26	9.472	312	66.16	565	34.89
M5 (Call Center)	6	591,119.34	0.15	9.541	313	56.34	574	29.51
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%

Geographic Location (Group 1)

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Alabama	64	$ 5,083,739.79	1.29%	8.824%	283	80.09%	607	36.06%
Arizona	142	23,482,979.42	5.94	7.610	326	71.25	640	38.38
California	202	57,032,545.82	14.44	6.998	330	66.89	660	42.49
Colorado	20	4,046,289.22	1.02	7.596	263	78.34	661	36.47
Connecticut	37	6,488,516.72	1.64	7.699	310	72.77	622	40.48
Delaware	19	2,992,503.59	0.76	7.321	277	72.95	647	40.21
District Of Columbia	5	1,268,746.98	0.32	7.766	356	72.23	611	45.25
Florida	520	87,579,710.78	22.17	7.558	298	71.67	634	40.82
Georgia	3	171,979.33	0.04	8.747	319	86.55	601	47.11
Hawaii	2	617,108.48	0.16	6.326	355	61.41	737	42.76
Idaho	9	1,216,034.39	0.31	7.386	254	81.83	655	40.54
Illinois	137	18,108,845.09	4.58	7.996	299	73.89	620	40.63
Indiana	67	6,604,202.75	1.67	8.616	274	80.93	628	36.50
Iowa	2	166,868.25	0.04	7.469	203	76.53	690	33.27
Kansas	12	1,009,401.59	0.26	7.911	274	78.25	630	34.63
Kentucky	47	4,582,029.76	1.16	8.346	309	82.66	644	40.75
Louisiana	89	8,698,667.92	2.20	8.330	266	79.63	624	35.04
Maine	13	1,587,243.70	0.40	7.654	252	73.33	624	35.12
Maryland	144	27,812,573.79	7.04	7.311	314	70.90	627	40.66
Michigan	88	8,208,575.91	2.08	8.352	288	79.28	635	37.36
Minnesota	32	5,997,476.96	1.52	6.988	295	75.85	672	39.40
Mississippi	40	3,143,542.34	0.80	8.623	288	79.53	609	40.09
Missouri	75	7,756,671.03	1.96	8.015	286	82.29	642	38.20
Montana	3	593,025.59	0.15	9.489	292	83.15	614	28.82
Nebraska	9	903,871.99	0.23	7.916	251	82.08	648	36.39
Nevada	25	4,809,833.01	1.22	7.423	338	71.59	632	39.19
New Hampshire	9	1,371,699.44	0.35	7.466	318	72.06	646	43.78
New Jersey	8	3,809,216.44	0.96	7.483	335	81.45	679	41.47
New York	25	10,975,201.87	2.78	7.705	341	77.21	677	42.11
North Carolina	1	318,020.82	0.08	7.750	177	74.99	564	16.42
North Dakota	1	80,741.08	0.02	8.775	356	90.00	664	51.00
Ohio	174	18,496,732.21	4.68	8.184	296	82.71	635	39.40
Oklahoma	35	2,791,493.77	0.71	8.605	275	82.33	619	34.12
Oregon	24	5,228,380.54	1.32	7.326	311	68.07	658	36.28
Pennsylvania	175	20,068,840.28	5.08	7.763	297	78.17	624	38.86
Rhode Island	12	1,900,911.35	0.48	7.246	321	61.62	615	38.78
South Carolina	1	33,373.68	0.01	10.875	177	70.00	556	33.56
South Dakota	3	289,130.54	0.07	8.331	322	86.09	617	38.18
Tennessee	50	4,562,447.28	1.16	8.078	300	79.63	633	36.86
Texas	8	930,493.80	0.24	8.079	330	81.11	648	42.33
Utah	11	1,684,278.52	0.43	7.649	269	78.34	629	36.97
Vermont	3	353,097.68	0.09	7.479	292	54.23	655	50.77
Virginia	92	15,037,200.70	3.81	7.498	304	72.59	628	39.93
Washington	33	5,938,541.39	1.50	7.333	298	77.57	637	39.73
West Virginia	67	7,635,809.49	1.93	8.453	317	83.93	606	36.02
Wisconsin	26	3,132,404.45	0.79	7.848	260	76.11	631	39.94
Wyoming	3	415,143.05	0.11	8.797	316	84.98	573	39.51
Total:	2,567	$395,016,142.58	100.00%	7.641%	305	73.88%	638	39.91%
As of the Cut-off Date, no more than approximately 0.46% of the Mortgage Loans in Group 1 will be secured by Mortgaged Properties in any one postal zip code area.

Tabular Characteristics of the Group 2 Mortgage Loans

The Group 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Group 2	7,767
Total Stated Principal Balance	$1,628,736,022
Current Mortgage Rates:
Weighted Average	7.796%
Range	5.500% to 12.575%
Weighted Average Margin	4.892%
Weighted Average Remaining Term to Maturity (in months)	339

The Stated Principal Balances of the Group 2 Mortgage Loans range from approximately $13,820 to approximately $1,019,208. The Group 2 Mortgage Loans have an average Stated Principal Balance of approximately $209,700.

The weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans is approximately 78.39% and no Group 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 0.43% of the Group 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth certain information, as of the Cut-off Date, as to the Group 2 Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Stated Principal Balance (Group 2)

Stated Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
50,000 or less	182	$ 6,943,668.88	0.43%	9.997%	301	61.02%	576	33.41%
50,001 - 100,000	828	64,897,399.67	3.98	8.721	325	73.66	614	37.81
100,001 - 150,000	1,498	190,551,575.91	11.70	8.050	329	77.09	625	39.70
150,001 - 200,000	1,676	293,624,638.44	18.03	7.758	334	77.32	631	40.66
200,001 - 250,000	1,304	292,065,575.43	17.93	7.752	337	78.63	634	40.99
250,001 - 300,000	858	235,323,380.40	14.45	7.669	343	78.62	640	41.82
300,001 - 350,000	591	190,835,761.16	11.72	7.626	341	79.82	645	42.11
350,001 - 400,000	402	150,955,824.52	9.27	7.693	345	80.09	647	42.10
400,001 - 450,000	189	80,063,454.02	4.92	7.692	352	81.09	646	41.62
450,001 - 500,000	154	73,639,502.62	4.52	7.782	354	79.83	637	40.62
500,001 - 550,000	42	22,044,844.49	1.35	7.411	351	81.77	663	40.17
550,001 - 600,000	24	13,777,374.23	0.85	7.440	355	78.67	657	40.70
600,001 - 650,000	8	5,044,893.87	0.31	7.795	354	78.94	657	40.47
650,001 - 700,000	2	1,352,630.52	0.08	7.765	357	79.83	672	41.48
700,001 - 750,000	4	2,986,965.01	0.18	6.819	355	62.79	600	37.03
850,001 - 900,000	2	1,739,227.86	0.11	9.195	357	55.84	573	33.18
900,001 - 950,000	2	1,870,097.21	0.11	7.937	357	82.50	675	31.50
1,000,001 or greater	1	1,019,207.55	0.06	9.358	356	82.93	665	49.47
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 2 is expected to be approximately $209,700.

Current Mortgage Rate (Group 2)

Current Mortgage Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	145	$ 35,800,387.65	2.20%	5.819%	348	72.84%	685	40.46%
6.000 - 6.499	406	94,138,549.91	5.78	6.279	344	76.00	675	41.74
6.500 - 6.999	1,085	260,026,870.52	15.96	6.784	339	77.25	664	41.41
7.000 - 7.499	1,157	265,859,793.95	16.32	7.262	338	78.62	658	41.54
7.500 - 7.999	1,757	384,526,405.08	23.61	7.753	335	78.76	636	40.99
8.000 - 8.499	971	202,087,676.11	12.41	8.240	339	78.44	622	40.87
8.500 - 8.999	981	192,910,864.61	11.84	8.737	339	79.73	603	40.39
9.000 - 9.499	478	86,255,992.96	5.30	9.241	345	79.57	594	40.42
9.500 - 9.999	442	68,201,566.65	4.19	9.709	342	79.07	580	39.86
10.000 - 10.499	149	19,378,089.21	1.19	10.211	341	79.14	575	39.66
10.500 - 10.999	116	12,436,529.07	0.76	10.707	340	85.10	603	37.43
11.000 - 11.499	34	3,341,025.76	0.21	11.164	331	81.99	592	36.85
11.500 - 11.999	41	3,538,894.60	0.22	11.715	344	74.80	574	37.60
12.000 - 12.499	4	169,724.33	0.01	12.246	356	68.36	558	27.29
12.500 - 12.999	1	63,651.38	0.00	12.575	357	74.94	569	20.99
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans in Group 2 is expected to be approximately 7.796% per annum.

Credit Score (Group 2)

Credit Score	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
500 - 524	429	$ 76,846,215.86	4.72%	8.861%	345	69.94%	513	41.52%
525 - 549	609	107,835,044.93	6.62	8.597	342	71.00	537	41.10
550 - 574	669	121,689,304.12	7.47	8.380	342	73.74	564	40.23
575 - 599	670	129,438,614.63	7.95	8.188	341	74.95	587	40.94
600 - 624	981	210,747,515.10	12.94	7.868	341	79.11	612	40.52
625 - 649	1,194	258,663,209.26	15.88	7.725	333	80.92	638	41.36
650 - 674	1,314	288,485,676.58	17.71	7.537	339	80.88	662	41.05
675 - 699	926	209,488,455.42	12.86	7.360	340	80.86	686	40.92
700 - 724	475	107,186,124.06	6.58	7.314	337	80.73	711	41.09
725 - 749	280	66,835,496.29	4.10	7.236	338	80.30	736	40.84
750 - 774	144	34,096,621.87	2.09	7.155	336	79.84	760	41.01
775 - 799	59	13,138,693.46	0.81	7.061	323	75.91	785	40.12
800 - 824	17	4,285,050.21	0.26	7.709	314	82.24	806	41.44
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Original LTV (%) (Group 2)

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 50.00	410	$ 56,292,099.95	3.46%	8.099%	336	40.81%	589	39.37%
50.01 - 55.00	168	29,366,242.73	1.80	7.627	340	52.56	608	38.45
55.01 - 60.00	264	53,864,957.07	3.31	7.660	335	57.95	603	40.03
60.01 - 65.00	321	62,134,702.91	3.81	7.674	344	63.04	597	39.28
65.01 - 70.00	592	120,640,038.30	7.41	7.953	344	68.95	592	39.70
70.01 - 75.00	529	111,252,487.62	6.83	7.883	337	74.19	609	40.22
75.01 - 80.00	3,005	665,123,925.57	40.84	7.525	343	79.83	660	41.36
80.01 - 85.00	975	210,607,517.36	12.93	7.729	333	84.47	636	41.80
85.01 - 90.00	917	211,435,832.76	12.98	8.055	334	89.57	628	41.20
90.01 - 95.00	380	74,662,330.65	4.58	8.592	335	94.68	646	41.79
95.01 - 100.00	206	33,355,886.87	2.05	9.424	332	99.89	669	40.63
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Original Term (months) (Group 2)

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
60	5	$ 172,784.97	0.01%	9.653%	55	38.95%	595	35.67%
72	1	40,343.10	0.00	9.200	66	15.39	587	48.00
78	1	15,633.54	0.00	9.575	68	16.80	578	44.00
84	1	26,553.67	0.00	10.425	79	44.68	590	30.00
120	13	841,340.91	0.05	8.680	115	52.14	574	29.54
132	1	25,529.70	0.00	9.900	128	34.44	553	27.76
180	796	139,475,466.74	8.56	7.799	177	80.40	646	40.08
204	1	86,237.01	0.01	7.787	198	47.55	719	50.00
216	1	332,827.11	0.02	6.925	212	70.00	692	49.20
228	2	257,924.06	0.02	8.488	224	68.96	531	40.93
240	79	9,936,166.20	0.61	8.039	235	63.18	617	40.91
300	7	927,470.43	0.06	8.569	295	76.94	613	44.32
360	6,859	1,476,597,744.35	90.66	7.793	355	78.33	635	41.04
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, the weighted average Original Term to Maturity of the Mortgage Loans in Group 2 is expected to be approximately 344 months.

Stated Remaining Term (months) (Group 2)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1 - 60	5	$ 172,784.97	0.01%	9.653%	55	38.95%	595	35.67%
61 - 120	16	923,871.22	0.06	8.768	111	49.72	575	30.60
121 - 180	797	139,500,996.44	8.56	7.799	177	80.39	646	40.08
181 - 240	83	10,613,154.38	0.65	8.013	234	63.41	618	41.24
241 - 300	7	927,470.43	0.06	8.569	295	76.94	613	44.32
301 - 360	6,859	1,476,597,744.35	90.66	7.793	355	78.33	635	41.04
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Debt Ratio (%) (Group 2)

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 20.00	267	$ 47,215,193.14	2.90%	8.089%	340	76.41%	624	14.98%
20.01 - 25.00	298	51,826,357.94	3.18	8.000	336	74.22	623	23.07
25.01 - 30.00	517	93,794,031.86	5.76	7.906	336	76.77	628	28.10
30.01 - 35.00	891	178,035,580.41	10.93	7.843	337	77.47	635	33.05
35.01 - 40.00	1,325	279,744,884.05	17.18	7.783	338	78.69	641	38.08
40.01 - 45.00	1,808	390,630,381.60	23.98	7.730	340	78.74	645	42.94
45.01 - 50.00	2,005	438,220,496.24	26.91	7.773	339	79.08	637	47.83
50.01 - 55.00	645	146,875,518.59	9.02	7.770	344	79.13	616	52.82
55.01 - 60.00	11	2,393,577.96	0.15	7.971	355	74.62	620	56.27
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, the non-zero weighted average Debt Ratio in Group 2 is expected to be approximately 40.95%.

Fixed Rate/Adjustable Rate (Group 2)

Fixed Rate/Adjustable Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed Rate Mortgage	1,788	$ 325,825,076.88	20.00%	7.910%	275	77.70%	644	40.36%
Adjustable Rate Mortgage	5,979	1,302,910,944.91	80.00	7.768	355	78.56	634	41.10
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Product Type (Group 2)

Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
2/28 ARM	1,549	$ 329,032,630.51	20.20%	8.257%	355	77.23%	612	40.60%
2/28 ARM Balloon	1,841	435,034,651.27	26.71	7.551	355	80.49	656	41.44
3/27 ARM	832	160,376,080.86	9.85	8.246	354	76.34	598	40.66
3/27 ARM Balloon	1,182	274,645,195.42	16.86	7.215	355	79.91	656	41.62
5/25 ARM	419	73,230,624.92	4.50	7.930	354	73.49	602	40.24
5/25 ARM Balloon	156	30,591,761.93	1.88	7.656	356	77.03	632	41.49
Fixed	634	99,705,698.90	6.12	8.260	333	71.98	627	40.34
Fixed IO	158	38,453,880.48	2.36	7.788	356	77.86	659	39.80
15/30 Balloon	740	134,094,493.58	8.23	7.777	177	81.07	646	40.24
30/40 Balloon	256	53,571,003.92	3.29	7.678	356	79.78	657	41.09
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Interest Only (Group 2)

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Not Interest Only	7,608	$1,590,139,741.31	97.63%	7.796%	339	78.40%	635	40.98%
Interest Only	159	38,596,280.48	2.37	7.786	356	77.87	659	39.84
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Interest Only Term (months) (Group 2)

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	7,608	$1,590,139,741.31	97.63%	7.796%	339	78.40%	635	40.98%
60	159	38,596,280.48	2.37	7.786	356	77.87	659	39.84
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Original Prepayment Penalty Term (months) (Group 2)

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	2,410	$ 528,609,612.17	32.46%	8.248%	346	77.12%	626	40.55%
12	110	28,527,228.49	1.75	7.740	292	76.93	655	39.71
24	1,853	392,515,063.25	24.10	7.664	352	79.75	639	41.39
36	2,808	581,439,634.38	35.70	7.487	325	79.28	645	41.16
60	586	97,644,483.50	6.00	7.732	346	74.89	617	40.49
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term in Group 2 is expected to be approximately 33 months

Lien (Group 2)

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
First Lien	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Documentation Type (Group 2)

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Full Documentation	3,322	$ 646,710,029.61	39.71%	7.683%	334	78.74%	618	42.37%
12 Month Bank Statement	55	14,070,491.33	0.86	8.236	340	82.80	622	38.44
Reduced Documentation	16	2,695,471.71	0.17	8.518	321	72.66	611	40.28
Stated Income	4,374	965,260,029.14	59.26	7.864	342	78.10	649	40.04
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Loan Purpose (Group 2)

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Purchase	2,747	$ 603,791,084.23	37.07%	7.559%	343	81.48%	672	40.94%
Rate/Term Refinance	230	46,724,942.97	2.87	7.719	325	79.77	633	43.07
Cash Out Refinance	4,790	978,219,994.59	60.06	7.946	337	76.41	614	40.86
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Property Type (Group 2)

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Single Family	5,479	$1,112,888,980.23	68.33%	7.828%	337	78.39%	631	41.33%
Multi Family	710	183,620,101.40	11.27	7.852	341	76.19	649	38.23
Planned Unit Development	761	181,641,670.81	11.15	7.576	341	79.35	640	41.58
Condo Low Rise	810	149,885,749.44	9.20	7.745	346	80.03	654	40.75
Coop	7	699,519.91	0.04	10.183	356	52.36	586	41.89
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Occupancy Status (Group 2)

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Primary Home	7,326	$1,566,785,188.16	96.20%	7.765%	339	78.61%	636	41.00%
Second Home	59	9,637,388.59	0.59	8.619	332	70.13	591	41.06
Investment	382	52,313,445.04	3.21	8.585	336	73.35	639	39.47
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Credit Grade (Group 2)

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
A+ (Call Center)	27	$ 4,599,811.84	0.28%	7.376%	325	74.04%	692	34.57%
A- (Correspondent)	22	4,926,327.69	0.30	8.268	352	78.30	640	44.09
A- (Retail)	59	11,435,642.88	0.70	9.079	354	71.18	572	38.98
A- (Wholesale)	176	38,717,192.62	2.38	7.986	341	73.37	584	39.18
A1 (Call Center)	82	15,298,627.76	0.94	7.686	333	78.41	661	43.71
A2 (Call Center)	176	28,639,095.42	1.76	8.094	336	74.96	591	40.56
AO (Correspondent)	32	4,702,466.94	0.29	8.607	352	73.44	589	42.42
AO (Retail)	282	57,208,487.16	3.51	8.592	353	72.34	584	39.64
AO (Wholesale)	1,026	225,818,891.75	13.86	7.969	337	78.05	603	40.74
AStar (Correspondent)	112	24,152,182.76	1.48	7.971	350	79.81	653	44.04
AStar (Retail)	353	70,646,704.75	4.34	8.357	353	82.20	657	39.35
AStar (Wholesale)	3,368	764,102,474.02	46.91	7.368	336	81.25	675	40.99
B (Correspondent)	20	3,535,860.83	0.22	8.661	352	74.20	577	42.70
B- (Correspondent)	8	1,298,025.70	0.08	8.848	352	76.32	559	47.44
B (Retail)	107	21,587,269.05	1.33	8.992	351	73.39	588	39.53
B- (Retail)	19	2,837,937.48	0.17	9.587	355	62.97	563	38.77
B (Wholesale)	483	99,772,231.55	6.13	7.834	334	74.26	605	40.42
B- (Wholesale)	44	8,476,471.70	0.52	8.152	327	68.91	547	39.49
B1 (Call Center)	98	16,103,186.19	0.99	8.196	349	72.78	546	42.60
B2 (Call Center)	43	5,186,133.51	0.32	9.291	350	65.95	516	42.82
C (Correspondent)	18	2,826,706.65	0.17	8.685	352	68.55	563	40.26
C (Retail)	28	4,075,258.37	0.25	9.506	354	61.19	549	34.63
C (Wholesale)	32	4,198,343.12	0.26	8.562	324	66.09	536	39.87
C1 (Call Center)	7	1,021,193.63	0.06	11.140	345	68.13	563	39.12
M0 (Call Center)	756	132,466,450.98	8.13	8.014	340	75.95	605	42.72
M0 (Retail)	35	9,289,184.34	0.57	8.565	350	78.10	635	38.66
M1 (Call Center)	208	39,777,342.25	2.44	8.222	347	74.71	567	42.66
M1 (Retail)	2	780,263.45	0.05	9.034	357	68.13	570	44.78
M2 (Call Center)	64	11,420,812.91	0.70	9.097	348	75.58	549	41.86
M2 (Retail)	2	602,406.31	0.04	9.123	357	80.95	555	47.60
M3 (Call Center)	32	6,146,109.80	0.38	9.387	351	69.14	566	41.52
M4 (Call Center)	37	5,929,859.00	0.36	9.627	350	63.85	545	39.14
M5 (Call Center)	8	991,243.79	0.06	9.888	314	56.76	600	41.48
M5 (Retail)	1	165,825.59	0.01	11.125	357	79.05	606	30.90
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%

Geographic Location (Group 2)

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Alabama	22	$ 2,192,293.54	0.13%	8.536%	356	86.80%	610	38.84%
Arizona	315	64,934,230.57	3.99	7.646	350	77.11	630	40.70
Arkansas	17	1,585,537.49	0.10	9.559	330	81.79	600	32.77
California	666	210,163,755.75	12.90	7.232	353	75.38	652	42.20
Colorado	134	26,605,028.94	1.63	7.714	330	82.84	641	40.42
Connecticut	122	29,016,736.12	1.78	7.917	334	78.04	625	40.33
Delaware	24	5,040,752.91	0.31	7.873	339	77.07	621	39.45
District Of Columbia	26	6,117,139.04	0.38	7.670	330	66.89	610	42.41
Florida	1,793	365,408,146.26	22.44	7.710	338	77.98	642	41.26
Georgia	110	17,750,255.50	1.09	8.629	341	83.37	621	39.96
Hawaii	3	1,014,587.65	0.06	7.518	354	73.20	650	44.36
Idaho	15	2,965,867.57	0.18	8.172	303	86.72	646	39.20
Illinois	422	84,816,392.55	5.21	7.897	335	78.93	635	40.59
Indiana	56	6,433,882.64	0.40	8.289	317	83.41	643	42.08
Iowa	3	286,496.23	0.02	7.754	265	80.46	670	22.91
Kansas	23	3,239,687.64	0.20	7.901	252	85.90	635	36.80
Kentucky	53	7,007,552.03	0.43	8.261	326	80.38	618	38.34
Louisiana	73	9,559,850.21	0.59	8.803	335	81.13	596	40.66
Maine	16	3,189,760.27	0.20	7.721	355	85.16	615	39.32
Maryland	267	64,685,190.32	3.97	7.419	340	77.19	625	41.18
Massachusetts	210	52,543,141.75	3.23	8.002	349	77.18	635	41.68
Michigan	228	30,615,811.37	1.88	8.457	319	82.66	636	39.56
Minnesota	276	54,608,380.92	3.35	7.339	325	82.75	654	40.94
Mississippi	25	2,266,931.81	0.14	8.624	342	86.22	592	42.13
Missouri	219	33,111,950.02	2.03	8.005	328	85.51	628	40.09
Montana	4	457,160.75	0.03	8.629	315	77.88	654	38.83
Nebraska	3	494,052.15	0.03	8.186	290	90.54	552	39.97
Nevada	40	10,169,305.40	0.62	7.608	355	82.02	620	41.06
New Hampshire	33	7,881,660.58	0.48	7.928	352	83.48	642	38.42
New Jersey	796	186,440,603.90	11.45	8.167	347	76.93	628	40.16
New Mexico	36	6,155,184.52	0.38	8.320	299	77.83	617	39.98
New York	392	105,866,903.37	6.50	8.058	335	75.22	635	41.15
North Carolina	59	8,458,901.99	0.52	8.699	324	76.84	589	39.50
North Dakota	1	110,353.50	0.01	7.525	356	85.00	630	44.00
Ohio	217	28,480,015.66	1.75	8.216	328	82.60	629	38.68
Oklahoma	41	4,663,041.27	0.29	8.128	307	83.40	642	41.07
Oregon	72	14,239,610.83	0.87	7.787	332	79.73	636	42.11
Pennsylvania	166	23,593,032.84	1.45	8.143	339	80.86	625	41.24
Rhode Island	83	19,478,180.98	1.20	7.598	332	75.77	630	38.57
South Carolina	35	4,605,014.91	0.28	8.628	308	78.23	597	40.41
South Dakota	1	127,759.53	0.01	6.275	356	80.00	668	49.56
Tennessee	117	15,070,549.35	0.93	7.883	295	84.22	641	39.80
Texas	49	6,356,540.89	0.39	9.239	342	88.16	615	39.73
Utah	9	1,651,208.94	0.10	8.458	354	82.70	613	39.29
Vermont	5	896,295.16	0.06	8.615	354	84.00	623	43.76
Virginia	196	45,535,059.30	2.80	7.420	349	80.33	632	41.26
Washington	134	28,640,093.81	1.76	7.439	349	80.20	630	43.36
West Virginia	23	2,854,121.41	0.18	8.971	340	81.30	583	41.08
Wisconsin	133	20,842,203.35	1.28	8.096	289	83.76	630	40.74
Wyoming	4	509,808.30	0.03	8.244	355	79.05	601	34.78
Total:	7,767	$1,628,736,021.79	100.00%	7.796%	339	78.39%	636	40.95%
As of the Cut-off Date, no more than approximately 0.43% of the Mortgage Loans in Group 2 will be secured by Mortgaged Properties in any one postal zip code area.

Margin (%) (Group 2)

Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.500 - 0.999	1	$ 277,245.48	0.02%	5.575%	352	74.99%	698	38.00%
1.000 - 1.499	8	1,721,070.16	0.13	5.839	354	60.27	675	43.57
1.500 - 1.999	26	5,470,038.90	0.42	6.236	351	65.63	666	46.55
2.000 - 2.499	59	12,435,878.58	0.95	6.475	355	70.83	629	43.02
2.500 - 2.999	90	18,357,969.38	1.41	6.950	355	72.46	613	43.25
3.000 - 3.499	249	52,116,089.00	4.00	7.458	354	73.94	612	43.35
3.500 - 3.999	529	115,756,554.31	8.88	7.667	355	75.77	621	41.21
4.000 - 4.499	814	189,778,601.03	14.57	7.740	355	77.25	633	41.56
4.500 - 4.999	1,314	296,140,091.51	22.73	7.568	355	78.50	643	40.93
5.000 - 5.499	1,227	272,716,164.39	20.93	7.770	355	78.25	639	40.89
5.500 - 5.999	819	179,888,731.45	13.81	7.952	355	80.02	629	40.74
6.000 - 6.499	448	89,257,451.57	6.85	8.250	355	83.38	631	39.61
6.500 - 6.999	196	36,564,899.76	2.81	8.377	355	86.33	635	40.69
7.000 - 7.499	94	15,857,350.85	1.22	8.859	355	91.66	648	41.80
7.500 - 7.999	80	13,785,147.72	1.06	8.867	353	80.52	627	41.85
8.000 - 8.499	20	2,022,883.76	0.16	9.017	353	85.94	640	35.91
8.500 - 8.999	5	764,777.06	0.06	9.521	352	80.96	564	43.79
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 4.892%.

Minimum Rate (%) (Group 2)

Minimum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	140	$ 34,277,072.26	2.63%	5.815%	354	73.13%	683	40.55%
6.000 - 6.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
6.500 - 6.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
7.000 - 7.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
7.500 - 7.999	1,304	291,517,304.99	22.37	7.754	355	78.72	633	41.17
8.000 - 8.499	736	158,835,119.87	12.19	8.236	355	78.37	620	40.99
8.500 - 8.999	728	150,308,101.71	11.54	8.740	355	79.79	599	40.54
9.000 - 9.499	382	73,256,501.49	5.62	9.241	355	79.80	591	40.57
9.500 - 9.999	325	53,881,632.69	4.14	9.711	355	78.83	578	39.92
10.000 - 10.499	110	16,156,473.34	1.24	10.215	356	80.61	577	39.49
10.500 - 10.999	74	8,972,056.23	0.69	10.686	356	85.24	602	36.87
11.000 - 11.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
11.500 - 11.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
12.000 - 12.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 7.767% per annum.

Maximum Rate (%) (Group 2)

Maximum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
12.500 - 12.999	139	$ 34,227,356.93	2.63%	5.811%	354	73.19%	683	40.55%
13.000 - 13.499	352	82,990,858.73	6.37	6.276	354	76.39	672	42.06
13.500 - 13.999	871	213,344,044.95	16.37	6.779	355	77.86	661	41.43
14.000 - 14.499	917	214,909,892.03	16.49	7.256	355	79.02	656	41.74
14.500 - 14.999	1,306	291,547,758.72	22.38	7.755	355	78.72	633	41.17
15.000 - 15.499	737	159,049,395.68	12.21	8.235	355	78.38	620	40.99
15.500 - 15.999	727	150,162,870.58	11.53	8.740	355	79.78	599	40.53
16.000 - 16.499	384	73,422,824.83	5.64	9.243	355	79.80	591	40.58
16.500 - 16.999	325	53,907,552.28	4.14	9.712	355	78.87	578	39.93
17.000 - 17.499	108	15,990,150.00	1.23	10.216	356	80.62	576	39.45
17.500 - 17.999	73	8,896,353.56	0.68	10.686	356	85.29	602	36.88
18.000 - 18.499	17	2,249,551.00	0.17	11.159	356	85.61	608	37.32
18.500 - 18.999	21	2,143,147.44	0.16	11.748	356	78.32	596	38.14
19.000 - 19.499	2	69,188.18	0.01	12.324	356	66.17	557	19.10
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 14.767% per annum.

Initial Periodic Rate Cap (%) (Group 2)

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.500	62	$ 13,434,335.49	1.03%	7.988%	351	78.22%	638	43.41%
3.000	5,917	1,289,476,609.42	98.97	7.765	355	78.56	634	41.08
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 2.985%.

Subsequent Periodic Rate Cap (%) (Group 2)

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.000	909	$ 166,117,896.86	12.75%	8.283%	353	75.13%	576	41.92%
1.500	5,070	1,136,793,048.05	87.25	7.692	355	79.06	642	40.98
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 1.436%.

Months to Next Rate Adjustment (Group 2)

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
13 - 15	122	$ 26,077,005.99	2.00%	7.943%	351	77.85%	628	41.21%
16 - 18	1,056	235,638,158.34	18.09	7.633	353	79.90	643	40.93
19 - 21	2,048	464,429,041.77	35.65	7.944	356	78.74	634	41.16
22 - 24	164	37,923,075.68	2.91	8.084	358	79.16	633	40.97
25 - 27	33	5,902,124.75	0.45	8.100	351	81.34	632	40.29
28 - 30	654	136,343,892.80	10.46	7.252	353	78.80	644	41.01
31 - 33	1,252	275,147,774.25	21.12	7.722	355	78.29	630	41.58
34 - 36	75	17,627,484.48	1.35	8.096	358	80.80	633	38.53
49 - 51	16	2,787,351.15	0.21	7.110	347	75.44	632	36.90
52 - 54	170	29,944,969.26	2.30	7.823	351	74.36	622	41.39
55 - 57	363	67,018,087.84	5.14	7.863	355	74.32	604	40.59
58 - 60	26	4,071,978.60	0.31	8.313	358	78.70	620	37.63
Total:	5,979	$1,302,910,944.91	100.00%	7.768%	355	78.56%	634	41.10%
As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in Group 2 is expected to be approximately 26 months.

Tabular Characteristics of the Group 2-A Mortgage Loans

The Group 2-A Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Group 2-A	5,242
Total Stated Principal Balance	$1,091,929,406
Current Mortgage Rates:
Weighted Average	7.794%
Range	5.500% to 12.575%
Weighted Average Margin	4.941%
Weighted Average Remaining Term to Maturity (in months)	339

The Stated Principal Balances of the Group 2-A Mortgage Loans range from approximately $14,944 to approximately $526,500. The Group 2-A Mortgage Loans have an average Stated Principal Balance of approximately $208,304.

The weighted average Loan-to-Value Ratio at origination of the Group 2-A Mortgage Loans is approximately 78.31% and no Group 2-A Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 0.52% of the Group 2-A Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth certain information, as of the Cut-off Date, as to the Group 2-A Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 2-A Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Stated Principal Balance (Group 2-A)

Stated Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
50,000 or less	50	$ 2,008,052.24	0.18%	9.274%	302	50.39%	582	35.66%
50,001 - 100,000	451	36,063,607.17	3.30	8.529	327	72.51	621	38.19
100,001 - 150,000	1,018	130,290,827.97	11.93	8.023	330	77.28	627	39.91
150,001 - 200,000	1,216	213,290,501.95	19.53	7.763	335	77.11	631	40.89
200,001 - 250,000	972	218,143,633.07	19.98	7.780	337	78.31	632	40.98
250,001 - 300,000	653	179,128,296.05	16.40	7.690	343	78.58	638	41.74
300,001 - 350,000	462	149,192,269.32	13.66	7.682	341	80.06	640	42.25
350,001 - 400,000	312	117,188,111.92	10.73	7.699	348	79.96	646	42.16
400,001 - 450,000	83	34,500,800.63	3.16	7.768	347	81.49	644	41.00
450,001 - 500,000	19	9,050,819.20	0.83	7.605	355	81.40	691	38.96
500,001 - 550,000	6	3,072,486.90	0.28	7.431	355	82.80	681	34.75
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 2-A is expected to be approximately $208,304.

Current Mortgage Rate (Group 2-A)

Current Mortgage Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	84	$ 19,044,613.76	1.74%	5.850%	343	71.93%	687	40.37%
6.000 - 6.499	259	58,118,032.30	5.32	6.279	345	75.93	674	41.90
6.500 - 6.999	709	165,354,726.68	15.14	6.785	338	77.81	666	41.72
7.000 - 7.499	806	180,274,823.34	16.51	7.261	338	78.70	659	41.73
7.500 - 7.999	1,253	268,269,257.37	24.57	7.756	336	78.53	636	40.92
8.000 - 8.499	691	138,875,198.89	12.72	8.239	338	78.02	622	41.00
8.500 - 8.999	731	142,460,705.90	13.05	8.739	339	79.65	599	40.75
9.000 - 9.499	346	62,961,763.82	5.77	9.240	346	78.61	591	40.65
9.500 - 9.999	346	53,921,762.04	4.94	9.716	345	79.12	581	39.56
10.000 - 10.499	12	2,204,386.39	0.20	10.000	354	77.87	561	44.37
10.500 - 10.999	3	304,293.12	0.03	10.883	356	91.55	610	26.71
11.000 - 11.499	1	76,191.43	0.01	11.075	356	22.78	509	40.83
12.500 - 12.999	1	63,651.38	0.01	12.575	357	74.94	569	20.99
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans in Group 2-A is expected to be approximately 7.794% per annum.

Credit Score (Group 2-A)

Credit Score	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
500 - 524	265	$ 50,960,378.28	4.67%	8.789%	347	70.12%	513	41.92%
525 - 549	400	73,313,969.36	6.71	8.577	344	70.38	537	41.19
550 - 574	438	83,580,474.57	7.65	8.362	344	73.24	564	40.16
575 - 599	436	85,778,855.45	7.86	8.242	342	74.39	587	40.62
600 - 624	654	139,568,503.24	12.78	7.815	340	79.21	612	40.76
625 - 649	855	181,265,226.50	16.60	7.727	333	80.93	638	41.84
650 - 674	913	194,300,342.73	17.79	7.522	338	80.77	662	41.27
675 – 699	637	140,581,858.14	12.87	7.371	339	80.97	686	40.97
700 - 724	307	66,540,882.07	6.09	7.283	334	80.57	710	40.94
725 - 749	188	42,772,358.22	3.92	7.317	340	80.89	735	41.46
750 - 774	91	20,691,607.87	1.89	7.284	331	80.32	761	41.15
775 - 799	46	9,892,119.71	0.91	6.991	327	76.77	786	40.09
800 - 824	12	2,682,830.28	0.25	7.743	311	84.53	805	41.00
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Original LTV (%) (Group 2-A)

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 50.00	252	$ 36,247,459.54	3.32%	8.100%	341	40.69%	585	39.42%
50.01 - 55.00	116	20,947,848.59	1.92	7.821	341	52.41	601	38.52
55.01 - 60.00	178	36,879,369.89	3.38	7.677	340	58.01	602	39.73
60.01 - 65.00	222	44,866,114.13	4.11	7.682	345	63.01	598	39.67
65.01 - 70.00	384	76,855,385.22	7.04	7.971	342	68.90	590	39.25
70.01 - 75.00	365	75,803,298.80	6.94	7.908	339	74.12	605	40.43
75.01 - 80.00	2,075	446,887,668.64	40.93	7.557	342	79.84	658	41.54
80.01 - 85.00	677	143,024,276.41	13.10	7.675	333	84.44	637	42.06
85.01 - 90.00	621	140,226,319.79	12.84	8.064	332	89.50	630	41.54
90.01 - 95.00	246	51,216,913.48	4.69	8.478	334	94.69	648	41.76
95.01 - 100.00	106	18,974,751.93	1.74	9.107	330	99.93	673	42.18
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Original Term (months) (Group 2-A)

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
60	3	$ 128,984.30	0.01%	9.322%	55	36.55%	589	33.92%
72	1	40,343.10	0.00	9.200	66	15.39	587	48.00
120	6	366,284.78	0.03	8.717	116	36.57	584	25.84
180	519	94,879,094.20	8.69	7.746	177	80.97	648	40.26
216	1	332,827.11	0.03	6.925	212	70.00	692	49.20
240	35	5,159,237.23	0.47	8.035	236	63.87	609	42.05
300	5	701,321.38	0.06	8.608	295	72.34	592	41.64
360	4,672	990,321,314.32	90.69	7.796	355	78.16	634	41.21
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, the weighted average Original Term to Maturity of the Mortgage Loans in Group 2-A is expected to be approximately 344 months.

Stated Remaining Term (months) (Group 2-A)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1 - 60	3	$ 128,984.30	0.01%	9.322%	55	36.55%	589	33.92%
61 - 120	7	406,627.88	0.04	8.765	111	34.46	585	28.04
121 - 180	519	94,879,094.20	8.69	7.746	177	80.97	648	40.26
181 - 240	36	5,492,064.34	0.50	7.968	234	64.24	614	42.49
241 - 300	5	701,321.38	0.06	8.608	295	72.34	592	41.64
301 - 360	4,672	990,321,314.32	90.69	7.796	355	78.16	634	41.21
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Debt Ratio (%) (Group 2-A)

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 20.00	158	$ 28,540,693.51	2.61%	8.092%	336	76.04%	618	15.61%
20.01 - 25.00	182	34,125,504.35	3.13	7.965	337	73.75	618	22.98
25.01 - 30.00	337	63,513,066.06	5.82	7.937	336	76.30	631	28.13
30.01 - 35.00	587	117,086,480.73	10.72	7.844	338	77.41	632	33.09
35.01 - 40.00	891	184,538,054.21	16.90	7.750	338	78.07	641	38.12
40.01 - 45.00	1,243	265,192,511.73	24.29	7.708	340	78.84	647	42.97
45.01 - 50.00	1,384	297,816,233.08	27.27	7.792	338	79.20	634	47.82
50.01 - 55.00	450	98,965,726.67	9.06	7.808	342	79.32	615	52.77
55.01 - 60.00	10	2,151,136.08	0.20	8.038	355	72.88	612	56.19
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, the non-zero weighted average Debt Ratio in Group 2-A is expected to be approximately 41.12%.

Fixed Rate/Adjustable Rate (Group 2-A)

Fixed Rate/Adjustable Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed Rate Mortgage	1,109	$ 215,771,006.90	19.76%	7.842%	274	78.26%	647	40.47%
Adjustable Rate Mortgage	4,133	876,158,399.52	80.24	7.782	355	78.32	632	41.29
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Product Type (Group 2-A)

Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
2/28 ARM	1,138	$ 236,591,222.30	21.67%	8.208%	355	76.57%	610	40.99%
2/28 ARM Balloon	1,639	375,019,536.23	34.34	7.526	355	80.31	656	41.46
3/27 ARM	530	95,176,731.10	8.72	8.394	354	75.39	585	40.30
3/27 ARM Balloon	700	146,118,778.41	13.38	7.289	355	79.19	643	41.92
5/25 ARM	65	11,420,388.43	1.05	8.505	351	67.02	586	39.94
5/25 ARM Balloon	61	11,831,743.05	1.08	7.811	355	73.90	630	43.11
Fixed	310	54,388,236.63	4.98	8.176	336	71.83	628	40.22
Fixed IO	114	28,998,818.81	2.66	7.784	356	77.53	658	40.31
15/30 Balloon	496	92,479,264.31	8.47	7.732	177	81.45	649	40.41
30/40 Balloon	189	39,904,687.15	3.65	7.682	356	80.16	659	41.06
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Interest Only (Group 2-A)

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Not Interest Only	5,128	$1,062,930,587.61	97.34%	7.794%	338	78.33%	635	41.15%
Interest Only	114	28,998,818.81	2.66	7.784	356	77.53	658	40.31
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Interest Only Term (months) (Group 2-A)

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	5,128	$1,062,930,587.61	97.34%	7.794%	338	78.33%	635	41.15%
60	114	28,998,818.81	2.66	7.784	356	77.53	658	40.31
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Original Prepayment Penalty Term (months) (Group 2-A)

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	1,852	$ 405,520,029.85	37.14%	8.151%	346	76.85%	627	40.87%
12	75	19,735,085.99	1.81	7.610	304	77.48	662	39.90
24	1,500	310,213,903.05	28.41	7.614	352	79.70	642	41.44
36	1,815	356,460,387.53	32.65	7.553	321	78.80	637	41.20
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term in Group 2-A is expected to be approximately 30 months.

Lien (Group 2-A)

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
First Lien	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Documentation Type (Group 2-A)

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Full Documentation	2,137	$ 418,469,011.13	38.32%	7.667%	333	79.10%	620	42.93%
12 Month Bank Statement	31	7,098,957.44	0.65	8.490	341	84.21	603	42.97
Reduced Documentation	8	1,481,565.06	0.14	8.417	340	68.83	606	42.85
Stated Income	3,066	664,879,872.79	60.89	7.865	343	77.77	645	39.96
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Loan Purpose (Group 2-A)

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Purchase	1,787	$ 373,859,152.91	34.24%	7.549%	341	81.22%	672	41.26%
Rate/Term Refinance	166	32,377,880.41	2.97	7.668	324	80.67	636	42.50
Cash Out Refinance	3,289	685,692,373.10	62.80	7.933	338	76.61	615	40.98
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Property Type (Group 2-A)

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Single Family	3,619	$ 732,791,034.99	67.11%	7.824%	337	78.34%	630	41.57%
Multi Family	554	144,686,279.90	13.25	7.816	345	76.16	647	37.79
Planned Unit Development	518	116,258,516.52	10.65	7.605	337	79.37	637	42.26
Condo Low Rise	549	97,859,238.82	8.96	7.750	346	80.15	654	41.32
Coop	2	334,336.19	0.03	9.410	356	38.92	597	41.36
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Occupancy Status (Group 2-A)

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Primary Home	4,958	$1,046,749,623.92	95.86%	7.766%	339	78.55%	635	41.16%
Second Home	31	5,119,812.09	0.47	8.444	334	67.55	575	42.30
Investment	253	40,059,970.41	3.67	8.419	341	73.30	639	40.03
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Credit Grade (Group 2-A)

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
A+ (Call Center)	9	$ 1,309,308.21	0.12%	8.421%	281	82.96%	699	31.04%
A- (Correspondent)	15	2,927,216.75	0.27	8.236	352	77.13	632	42.51
A- (Retail)	35	7,097,853.06	0.65	8.950	355	70.23	574	38.56
A- (Wholesale)	128	27,571,993.67	2.53	8.088	345	73.69	581	40.28
A1 (Call Center)	39	7,209,909.35	0.66	8.119	339	80.78	665	44.11
A2 (Call Center)	78	13,318,968.81	1.22	8.265	339	74.27	588	41.20
AO (Correspondent)	18	2,865,340.89	0.26	8.275	352	74.13	602	43.20
AO (Retail)	156	31,768,805.09	2.91	8.651	355	72.14	581	40.15
AO (Wholesale)	789	169,539,901.87	15.53	7.981	338	77.35	600	40.42
AStar (Correspondent)	76	16,087,064.56	1.47	7.978	351	79.64	649	44.47
AStar (Retail)	164	29,489,526.71	2.70	8.365	349	80.72	655	40.50
AStar (Wholesale)	2,473	542,927,754.66	49.72	7.402	336	81.29	673	41.03
B (Correspondent)	13	2,025,059.60	0.19	8.663	352	72.78	579	40.09
B- (Correspondent)	5	934,720.91	0.09	8.932	352	76.20	549	47.38
B (Retail)	58	11,560,022.73	1.06	8.898	348	73.53	586	41.30
B- (Retail)	10	1,804,182.60	0.17	9.542	354	58.63	569	39.35
B (Wholesale)	368	75,013,192.28	6.87	7.837	338	73.38	600	40.73
B- (Wholesale)	31	5,849,060.42	0.54	8.067	321	68.05	547	37.95
B1 (Call Center)	55	9,342,279.05	0.86	8.396	348	72.78	542	41.99
B2 (Call Center)	24	3,226,067.97	0.30	9.113	354	65.38	514	42.68
C (Correspondent)	14	2,377,479.55	0.22	8.713	352	68.58	568	39.65
C (Retail)	6	1,102,591.38	0.10	9.437	356	62.11	571	35.64
C (Wholesale)	25	3,609,257.28	0.33	8.496	344	64.98	536	41.40
C1 (Call Center)	1	202,323.27	0.02	9.769	353	70.00	515	44.00
M0 (Call Center)	428	77,678,160.60	7.11	8.114	339	75.54	606	43.40
M0 (Retail)	22	5,927,242.90	0.54	8.577	357	77.09	629	40.39
M1 (Call Center)	132	25,679,723.75	2.35	8.440	345	74.59	566	43.44
M1 (Retail)	1	221,817.43	0.02	8.175	357	63.43	591	44.01
M2 (Call Center)	36	6,483,387.95	0.59	9.141	356	76.63	546	41.80
M2 (Retail)	1	363,083.76	0.03	8.875	357	74.99	576	42.72
M3 (Call Center)	15	3,448,304.98	0.32	9.027	357	68.12	579	42.76
M4 (Call Center)	14	2,474,793.83	0.23	9.495	346	65.20	566	34.44
M5 (Call Center)	3	493,010.55	0.05	9.926	272	63.63	617	47.37
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%

Geographic Location (Group 2-A)

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Alabama	7	$ 901,232.53	0.08%	9.353%	355	89.76%	630	33.43%
Arizona	205	40,504,868.50	3.71	7.689	350	77.75	633	41.29
Arkansas	8	997,401.59	0.09	9.225	347	82.13	613	32.34
California	396	112,736,861.26	10.32	7.245	352	74.21	648	41.60
Colorado	96	18,422,263.99	1.69	7.646	329	83.08	644	42.20
Connecticut	81	18,506,265.13	1.69	7.837	332	77.78	629	40.89
Delaware	15	2,876,339.06	0.26	7.930	334	82.19	613	41.44
District Of Columbia	16	3,694,941.31	0.34	7.632	318	68.09	609	40.53
Florida	1,104	219,675,980.84	20.12	7.821	336	77.82	637	41.27
Georgia	84	13,628,635.78	1.25	8.435	344	83.51	628	40.19
Hawaii	1	470,630.64	0.04	7.250	352	80.00	667	48.00
Idaho	11	2,263,823.22	0.21	8.005	317	84.91	650	40.67
Illinois	308	63,341,525.11	5.80	7.726	338	78.56	640	40.38
Indiana	32	3,890,899.99	0.36	8.080	318	81.80	642	43.74
Iowa	2	263,773.39	0.02	7.399	257	81.37	681	23.21
Kansas	14	1,921,221.55	0.18	7.874	278	86.07	631	35.01
Kentucky	31	4,465,739.74	0.41	8.107	324	80.02	612	39.45
Louisiana	28	4,351,897.11	0.40	8.823	334	82.71	604	40.81
Maine	10	1,946,595.81	0.18	7.972	356	85.13	600	40.30
Maryland	168	41,317,495.84	3.78	7.478	340	78.02	626	41.84
Massachusetts	185	44,830,022.39	4.11	7.962	349	76.85	636	41.51
Michigan	136	19,483,791.90	1.78	8.265	324	82.90	643	39.78
Minnesota	239	46,356,700.93	4.25	7.316	333	82.93	656	41.10
Mississippi	7	757,803.09	0.07	9.009	354	88.78	588	42.02
Missouri	146	22,629,217.67	2.07	7.954	328	86.22	631	41.18
Montana	1	157,751.43	0.01	8.900	356	56.43	701	43.00
Nebraska	2	392,350.66	0.04	8.173	274	89.39	549	43.85
Nevada	28	6,635,586.70	0.61	7.714	355	81.53	628	42.31
New Hampshire	24	5,309,922.00	0.49	7.919	350	84.22	643	39.36
New Jersey	678	159,376,602.14	14.60	8.087	348	77.06	627	40.41
New Mexico	25	4,578,966.17	0.42	8.017	293	78.56	624	40.84
New York	280	73,834,889.23	6.76	7.938	339	73.97	634	41.91
North Carolina	41	6,178,153.89	0.57	8.584	329	76.15	593	38.49
North Dakota	1	110,353.50	0.01	7.525	356	85.00	630	44.00
Ohio	111	14,187,869.80	1.30	8.102	324	83.21	631	38.18
Oklahoma	28	3,573,929.26	0.33	8.120	301	83.57	639	42.13
Oregon	59	11,555,148.10	1.06	7.800	333	80.04	636	42.80
Pennsylvania	102	15,527,388.13	1.42	7.963	339	79.99	630	41.98
Rhode Island	71	16,925,236.55	1.55	7.553	332	76.91	631	38.64
South Carolina	27	3,865,014.74	0.35	8.416	309	78.49	596	43.59
South Dakota	1	127,759.53	0.01	6.275	356	80.00	668	49.56
Tennessee	77	10,432,351.45	0.96	7.849	276	84.41	643	39.93
Texas	33	4,170,847.07	0.38	8.902	338	85.57	612	41.32
Utah	5	826,376.26	0.08	8.623	354	87.02	595	35.45
Vermont	4	794,653.72	0.07	8.597	354	83.87	627	43.99
Virginia	116	27,554,767.00	2.52	7.369	350	80.71	634	42.02
Washington	95	19,144,895.44	1.75	7.380	347	80.07	633	44.78
West Virginia	7	932,123.79	0.09	8.494	355	83.19	575	39.34
Wisconsin	94	15,247,425.12	1.40	8.006	286	84.57	638	40.76
Wyoming	2	253,116.37	0.02	8.143	355	82.26	618	39.12
Total:	5,242	$1,091,929,406.42	100.00%	7.794%	339	78.31%	635	41.12%
As of the Cut-off Date, no more than approximately 0.52% of the Mortgage Loans in Group 2-A will be secured by Mortgaged Properties in any one postal zip code area.

Margin (%) (Group 2-A)

Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.000 - 1.499	2	$ 580,755.81	0.07%	5.881%	355	52.80%	701	51.27%
1.500 - 1.999	3	898,034.78	0.10	6.263	356	73.21	695	49.66
2.000 - 2.499	18	4,360,124.61	0.50	6.532	355	71.62	651	46.79
2.500 - 2.999	27	5,747,699.99	0.66	7.058	356	75.37	635	46.80
3.000 - 3.499	124	24,936,236.11	2.85	7.571	355	73.81	627	44.05
3.500 - 3.999	356	79,914,935.25	9.12	7.657	355	75.43	621	41.89
4.000 - 4.499	623	140,117,203.53	15.99	7.702	354	76.55	636	41.87
4.500 - 4.999	967	207,883,037.82	23.73	7.565	355	78.25	641	41.04
5.000 - 5.499	865	181,181,075.60	20.68	7.866	355	77.73	630	40.89
5.500 - 5.999	607	123,702,519.92	14.12	7.963	355	79.28	623	40.83
6.000 - 6.499	305	62,465,721.29	7.13	8.070	355	82.83	633	40.03
6.500 - 6.999	116	23,720,627.24	2.71	8.081	354	86.21	639	41.43
7.000 - 7.499	56	10,517,469.46	1.20	8.680	355	92.50	648	42.34
7.500 - 7.999	45	7,847,650.84	0.90	8.854	354	81.51	612	39.47
8.000 - 8.499	16	1,727,704.17	0.20	8.904	354	87.05	640	35.01
8.500 - 8.999	3	557,603.10	0.06	9.218	352	81.31	576	43.86
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 4.941%.

Minimum Rate (%) (Group 2-A)

Minimum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	80	$ 17,623,490.66	2.01%	5.846%	354	72.20%	682	40.39%
6.000 - 6.499	228	52,113,138.95	5.95	6.276	354	76.26	673	42.33
6.500 - 6.999	565	133,432,604.84	15.23	6.782	355	78.46	663	41.86
7.000 - 7.499	646	144,981,084.77	16.55	7.256	355	78.91	657	41.96
7.500 - 7.999	961	206,634,221.29	23.58	7.760	355	78.14	633	41.08
8.000 - 8.499	529	108,220,082.93	12.35	8.232	355	77.73	619	40.96
8.500 - 8.999	558	112,108,911.99	12.80	8.740	354	79.57	595	40.89
9.000 - 9.499	283	54,071,762.85	6.17	9.241	355	78.76	587	40.83
9.500 - 9.999	272	44,775,316.02	5.11	9.718	355	79.29	578	39.66
10.000 - 10.499	10	2,102,890.86	0.24	10.000	356	80.58	561	44.40
10.500 - 10.999	1	94,894.36	0.01	10.875	357	79.83	567	36.81
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 7.781% per annum.

Maximum Rate (%) (Group 2-A)

Maximum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
12.500 - 12.999	79	$ 17,573,775.33	2.01%	5.838%	354	72.32%	682	40.39%
13.000 - 13.499	228	52,113,138.95	5.95	6.276	354	76.26	673	42.33
13.500 - 13.999	565	133,432,604.84	15.23	6.782	355	78.46	663	41.86
14.000 - 14.499	646	144,981,084.77	16.55	7.256	355	78.91	657	41.96
14.500 - 14.999	964	206,878,950.83	23.61	7.761	355	78.14	633	41.09
15.000 - 15.499	529	108,220,082.93	12.35	8.232	355	77.73	619	40.96
15.500 - 15.999	557	111,963,680.86	12.78	8.741	354	79.55	595	40.87
16.000 - 16.499	283	54,071,762.85	6.17	9.241	355	78.76	587	40.83
16.500 - 16.999	271	44,725,532.94	5.10	9.718	355	79.34	578	39.68
17.000 - 17.499	10	2,102,890.86	0.24	10.000	356	80.58	561	44.40
17.500 - 17.999	1	94,894.36	0.01	10.875	357	79.83	567	36.81
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 14.781% per annum.

Initial Periodic Rate Cap (%) (Group 2-A)

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.500	47	$ 10,096,380.88	1.15%	8.009%	351	77.78%	640	43.84%
3.000	4,086	866,062,018.64	98.85	7.779	355	78.33	632	41.26
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 2.983%.

Subsequent Periodic Rate Cap (%) (Group 2-A)

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.000	501	$ 92,258,392.25	10.53%	8.537%	353	74.80%	570	42.54%
1.500	3,632	783,900,007.27	89.47	7.693	355	78.73	640	41.14
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 1.447%.

Months to Next Rate Adjustment (Group 2-A)

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
13 - 15	95	$ 19,459,448.74	2.22%	8.040%	351	78.34%	628	43.02%
16 - 18	927	204,903,529.89	23.39	7.589	353	79.89	646	41.15
19 - 21	1,651	364,689,625.64	41.62	7.863	356	78.35	635	41.26
22 - 24	104	22,558,154.26	2.57	8.219	358	78.20	620	41.17
25 - 27	19	3,444,753.63	0.39	8.065	351	81.27	628	38.74
28 - 30	407	76,386,201.22	8.72	7.358	352	77.33	628	40.69
31 - 33	762	153,152,536.77	17.48	7.873	356	77.64	616	41.73
34 - 36	42	8,312,017.89	0.95	8.226	358	80.67	617	39.59
49 - 51	1	127,533.67	0.01	8.875	351	94.96	693	40.00
52 - 54	30	5,690,089.24	0.65	8.127	350	70.48	626	39.90
55 - 57	87	15,982,327.56	1.82	8.126	354	69.78	598	42.54
58 - 60	8	1,452,181.01	0.17	8.466	358	76.69	649	37.31
Total:	4,133	$876,158,399.52	100.00%	7.782%	355	78.32%	632	41.29%
As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in Group 2-A is expected to be approximately 23 months.

Tabular Characteristics of the Group 2-B Mortgage Loans

The Group 2-B Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Group 2-B	2,525
Total Stated Principal Balance	$536,806,615
Current Mortgage Rates:
Weighted Average	7.801%
Range	5.500% to 12.375%
Weighted Average Margin	4.793%
Weighted Average Remaining Term to Maturity (in months)	339

The Stated Principal Balances of the Group 2-B Mortgage Loans range from approximately $13,820 to approximately $1,019,208. The Group 2-B Mortgage Loans have an average Stated Principal Balance of approximately $212,597.

The weighted average Loan-to-Value Ratio at origination of the Group 2-B Mortgage Loans is approximately 78.55% and no Group 2-B Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100%.

No more than approximately 0.48% of the Group 2-B Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth certain information, as of the Cut-off Date, as to the Group 2-B Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Group 2-B Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

Stated Principal Balance (Group 2-B)

Stated Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
50,000 or less	132	$ 4,935,616.64	0.92%	10.291%	300	65.34%	574	32.50%
50,001 - 100,000	377	28,833,792.50	5.37	8.960	323	75.10	605	37.35
100,001 - 150,000	480	60,260,747.94	11.23	8.107	326	76.68	621	39.25
150,001 - 200,000	460	80,334,136.49	14.97	7.743	332	77.90	630	40.08
200,001 - 250,000	332	73,921,942.36	13.77	7.668	335	79.57	640	41.00
250,001 - 300,000	205	56,195,084.35	10.47	7.602	342	78.74	647	42.08
300,001 - 350,000	129	41,643,491.84	7.76	7.423	339	78.97	660	41.62
350,001 - 400,000	90	33,767,712.60	6.29	7.673	333	80.53	654	41.87
400,001 - 450,000	106	45,562,653.39	8.49	7.635	355	80.79	648	42.08
450,001 - 500,000	135	64,588,683.42	12.03	7.807	354	79.61	629	40.85
500,001 - 550,000	36	18,972,357.59	3.53	7.408	351	81.61	660	41.05
550,001 - 600,000	24	13,777,374.23	2.57	7.440	355	78.67	657	40.70
600,001 - 650,000	8	5,044,893.87	0.94	7.795	354	78.94	657	40.47
650,001 - 700,000	2	1,352,630.52	0.25	7.765	357	79.83	672	41.48
700,001 - 750,000	4	2,986,965.01	0.56	6.819	355	62.79	600	37.03
850,001 - 900,000	2	1,739,227.86	0.32	9.195	357	55.84	573	33.18
900,001 - 950,000	2	1,870,097.21	0.35	7.937	357	82.50	675	31.50
1,000,001 or greater	1	1,019,207.55	0.19	9.358	356	82.93	665	49.47
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Group 2-B is expected to be approximately $212,597.

Current Mortgage Rate (Group 2-B)

Current Mortgage Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	61	$ 16,755,773.89	3.12%	5.784%	353	73.88%	684	40.56%
6.000 - 6.499	147	36,020,517.61	6.71	6.279	343	76.10	675	41.49
6.500 - 6.999	376	94,672,143.84	17.64	6.781	342	76.27	660	40.87
7.000 - 7.499	351	85,584,970.61	15.94	7.264	339	78.44	655	41.13
7.500 - 7.999	504	116,257,147.71	21.66	7.744	333	79.31	637	41.16
8.000 - 8.499	280	63,212,477.22	11.78	8.241	341	79.38	623	40.57
8.500 - 8.999	250	50,450,158.71	9.40	8.733	339	79.96	612	39.37
9.000 - 9.499	132	23,294,229.14	4.34	9.243	343	82.14	603	39.78
9.500 - 9.999	96	14,279,804.61	2.66	9.680	329	78.90	577	41.00
10.000 - 10.499	137	17,173,702.82	3.20	10.239	340	79.30	577	39.06
10.500 - 10.999	113	12,132,235.95	2.26	10.703	340	84.94	603	37.70
11.000 - 11.499	33	3,264,834.33	0.61	11.166	331	83.37	594	36.76
11.500 - 11.999	41	3,538,894.60	0.66	11.715	344	74.80	574	37.60
12.000 - 12.499	4	169,724.33	0.03	12.246	356	68.36	558	27.29
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, the weighted average current Mortgage Rate of the Mortgage Loans in Group 2-B is expected to be approximately 7.801% per annum.

Credit Score (Group 2-B)

Credit Score	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
500 - 524	164	$ 25,885,837.58	4.82%	9.004%	342	69.58%	514	40.74%
525 - 549	209	34,521,075.57	6.43	8.641	337	72.31	538	40.91
550 - 574	231	38,108,829.55	7.10	8.420	339	74.82	563	40.37
575 - 599	234	43,659,759.18	8.13	8.082	340	76.04	588	41.58
600 - 624	327	71,179,011.86	13.26	7.971	341	78.92	612	40.04
625 - 649	339	77,397,982.76	14.42	7.722	334	80.91	638	40.22
650 - 674	401	94,185,333.85	17.55	7.569	340	81.11	662	40.58
675 - 699	289	68,906,597.28	12.84	7.336	342	80.63	686	40.81
700 - 724	168	40,645,241.99	7.57	7.365	342	81.01	711	41.34
725 - 749	92	24,063,138.07	4.48	7.093	334	79.25	736	39.73
750 - 774	53	13,405,014.00	2.50	6.956	342	79.10	759	40.81
775 - 799	13	3,246,573.75	0.60	7.274	311	73.26	785	40.20
800 - 824	5	1,602,219.93	0.30	7.650	319	78.41	809	42.18
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Original LTV (%) (Group 2-B)

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 50.00	158	$ 20,044,640.41	3.73%	8.098%	328	41.01%	594	39.30%
50.01 - 55.00	52	8,418,394.14	1.57	7.142	337	52.93	624	38.28
55.01 - 60.00	86	16,985,587.18	3.16	7.623	323	57.81	605	40.68
60.01 - 65.00	99	17,268,588.78	3.22	7.654	341	63.10	593	38.28
65.01 - 70.00	208	43,784,653.08	8.16	7.921	347	69.03	596	40.49
70.01 - 75.00	164	35,449,188.82	6.60	7.829	333	74.34	617	39.77
75.01 - 80.00	930	218,236,256.93	40.65	7.459	344	79.79	663	40.99
80.01 - 85.00	298	67,583,240.95	12.59	7.843	332	84.54	634	41.24
85.01 - 90.00	296	71,209,512.97	13.27	8.039	338	89.69	625	40.52
90.01 - 95.00	134	23,445,417.17	4.37	8.841	338	94.66	641	41.86
95.01 - 100.00	100	14,381,134.94	2.68	9.843	334	99.83	664	38.57
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Original Term (months) (Group 2-B)

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
60	2	$ 43,800.67	0.01%	10.629%	55	46.03%	612	40.81%
78	1	15,633.54	0.00	9.575	68	16.80	578	44.00
84	1	26,553.67	0.00	10.425	79	44.68	590	30.00
120	7	475,056.13	0.09	8.651	114	64.14	566	32.39
132	1	25,529.70	0.00	9.900	128	34.44	553	27.76
180	277	44,596,372.54	8.31	7.912	177	79.19	640	39.71
204	1	86,237.01	0.02	7.787	198	47.55	719	50.00
228	2	257,924.06	0.05	8.488	224	68.96	531	40.93
240	44	4,776,928.97	0.89	8.043	235	62.44	625	39.67
300	2	226,149.05	0.04	8.446	296	91.21	678	52.62
360	2,187	486,276,430.03	90.59	7.787	355	78.68	637	40.70
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, the weighted average Original Term to Maturity of the Mortgage Loans in Group 2-B is expected to be approximately 344 months.

Stated Remaining Term (months) (Group 2-B)

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1 - 60	2	$ 43,800.67	0.01%	10.629%	55	46.03%	612	40.81%
61 - 120	9	517,243.34	0.10	8.770	111	61.71	567	32.62
121 - 180	278	44,621,902.24	8.31	7.913	177	79.17	640	39.70
181 - 240	47	5,121,090.04	0.95	8.061	234	62.52	622	39.91
241 - 300	2	226,149.05	0.04	8.446	296	91.21	678	52.62
301 - 360	2,187	486,276,430.03	90.59	7.787	355	78.68	637	40.70
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Debt Ratio (%) (Group 2-B)

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.01 - 20.00	109	$ 18,674,499.63	3.48%	8.083%	345	76.97%	634	14.01%
20.01 - 25.00	116	17,700,853.59	3.30	8.068	334	75.13	632	23.23
25.01 - 30.00	180	30,280,965.80	5.64	7.841	335	77.74	623	28.04
30.01 - 35.00	304	60,949,099.68	11.35	7.842	337	77.58	641	32.99
35.01 - 40.00	434	95,206,829.84	17.74	7.846	337	79.87	641	37.99
40.01 - 45.00	565	125,437,869.87	23.37	7.775	339	78.52	640	42.88
45.01 - 50.00	621	140,404,263.16	26.16	7.735	339	78.83	642	47.87
50.01 - 55.00	195	47,909,791.92	8.92	7.690	349	78.73	618	52.93
55.01 - 60.00	1	242,441.88	0.05	7.375	357	90.00	699	57.00
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, the non-zero weighted average Debt Ratio in Group 2-B is expected to be approximately 40.61%.

Fixed Rate/Adjustable Rate (Group 2-B)

Fixed Rate/Adjustable Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Fixed Rate Mortgage	679	$110,054,069.98	20.50%	8.043%	278	76.60%	638	40.14%
Adjustable Rate Mortgage	1,846	426,752,545.39	79.50	7.739	355	79.05	637	40.73
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Product Type (Group 2-B)

Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
2/28 ARM	411	$ 92,441,408.21	17.22%	8.380%	355	78.92%	615	39.63%
2/28 ARM Balloon	202	60,015,115.04	11.18	7.707	356	81.62	656	41.32
3/27 ARM	302	65,199,349.76	12.15	8.029	354	77.73	618	41.17
3/27 ARM Balloon	482	128,526,417.01	23.94	7.131	355	80.73	671	41.27
5/25 ARM	354	61,810,236.49	11.51	7.823	354	74.68	605	40.29
5/25 ARM Balloon	95	18,760,018.88	3.49	7.558	356	79.00	633	40.47
Fixed	324	45,317,462.27	8.44	8.360	330	72.17	625	40.49
Fixed IO	44	9,455,061.67	1.76	7.799	356	78.87	662	38.25
15/30 Balloon	244	41,615,229.27	7.75	7.877	177	80.23	642	39.87
30/40 Balloon	67	13,666,316.77	2.55	7.666	357	78.68	651	41.16
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Interest Only (Group 2-B)

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Not Interest Only	2,480	$527,209,153.70	98.21%	7.801%	339	78.54%	637	40.65%
Interest Only	45	9,597,461.67	1.79	7.791	356	78.88	663	38.41
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Interest Only Term (months) (Group 2-B)

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	2,480	$527,209,153.70	98.21%	7.801%	339	78.54%	637	40.65%
60	45	9,597,461.67	1.79	7.791	356	78.88	663	38.41
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Original Prepayment Penalty Term (months) (Group 2-B)

Original Prepayment Penalty Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
None	558	$123,089,582.32	22.93%	8.568%	343	78.02%	623	39.51%
12	35	8,792,142.50	1.64	8.033	264	75.68	639	39.28
24	353	82,301,160.20	15.33	7.853	352	79.94	630	41.21
36	993	224,979,246.85	41.91	7.383	332	80.04	657	41.09
60	586	97,644,483.50	18.19	7.732	346	74.89	617	40.49
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, the non-zero weighted average Original Prepayment Penalty Term in Group 2-B is expected to be approximately 39 months.

Lien (Group 2-B)

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
First Lien	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Documentation Type (Group 2-B)

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Full Documentation	1,185	$228,241,018.48	42.52%	7.712%	337	78.09%	613	41.34%
12 Month Bank Statement	24	6,971,533.89	1.30	7.978	338	81.36	641	33.83
Reduced Documentation	8	1,213,906.65	0.23	8.643	298	77.34	617	37.14
Stated Income	1,308	300,380,156.35	55.96	7.862	341	78.84	656	40.22
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Loan Purpose (Group 2-B)

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Purchase	960	$229,931,931.32	42.83%	7.575%	346	81.90%	671	40.40%
Rate/Term Refinance	64	14,347,062.56	2.67	7.836	328	77.73	627	44.36
Cash Out Refinance	1,501	292,527,621.49	54.49	7.977	334	75.96	612	40.59
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Property Type (Group 2-B)

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Single Family	1,860	$380,097,945.24	70.81%	7.836%	338	78.49%	632	40.86%
Planned Unit Development	243	65,383,154.29	12.18	7.526	348	79.32	645	40.36
Condo Low Rise	261	52,026,510.62	9.69	7.736	346	79.81	653	39.66
Multi Family	156	38,933,821.50	7.25	7.983	327	76.31	657	39.84
Coop	5	365,183.72	0.07	10.889	357	64.65	575	42.39
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Occupancy Status (Group 2-B)

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Primary Home	2,368	$520,035,564.24	96.88%	7.761%	340	78.72%	638	40.69%
Second Home	28	4,517,576.50	0.84	8.817	330	73.04	610	39.66
Investment	129	12,253,474.63	2.28	9.130	322	73.50	639	37.65
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
Credit Grade (Group 2-B)

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
A+ (Call Center)	18	$ 3,290,503.63	0.61%	6.960%	342	70.49%	689	35.97%
A- (Correspondent)	7	1,999,110.94	0.37	8.314	353	80.00	652	46.41
A- (Retail)	24	4,337,789.82	0.81	9.290	351	72.72	569	39.67
A- (Wholesale)	48	11,145,198.95	2.08	7.733	332	72.58	594	36.46
A1 (Call Center)	43	8,088,718.41	1.51	7.300	328	76.29	658	43.34
A2 (Call Center)	98	15,320,126.61	2.85	7.945	334	75.57	595	40.00
AO (Correspondent)	14	1,837,126.05	0.34	9.123	352	72.36	569	41.19
AO (Retail)	126	25,439,682.07	4.74	8.518	351	72.59	588	39.00
AO (Wholesale)	237	56,278,989.88	10.48	7.934	333	80.16	611	41.69
AStar (Correspondent)	36	8,065,118.20	1.50	7.956	347	80.16	661	43.16
AStar (Retail)	189	41,157,178.04	7.67	8.352	355	83.25	658	38.52
AStar (Wholesale)	895	221,174,719.36	41.20	7.286	335	81.15	680	40.89
B (Correspondent)	7	1,510,801.23	0.28	8.660	352	76.10	575	46.20
B- (Correspondent)	3	363,304.79	0.07	8.631	353	76.63	584	47.59
B (Retail)	49	10,027,246.32	1.87	9.100	355	73.23	592	37.49
B- (Retail)	9	1,033,754.88	0.19	9.665	356	70.55	553	37.75
B (Wholesale)	115	24,759,039.27	4.61	7.825	324	76.91	619	39.49
B- (Wholesale)	13	2,627,411.28	0.49	8.343	341	70.81	547	42.93
B1 (Call Center)	43	6,760,907.14	1.26	7.920	350	72.77	551	43.44
B2 (Call Center)	19	1,960,065.54	0.37	9.583	342	66.90	520	43.04
C (Correspondent)	4	449,227.10	0.08	8.537	351	68.37	542	43.50
C (Retail)	22	2,972,666.99	0.55	9.531	353	60.85	540	34.26
C (Wholesale)	7	589,085.84	0.11	8.961	205	72.88	535	30.51
C1 (Call Center)	6	818,870.36	0.15	11.478	343	67.67	575	37.92
M0 (Call Center)	328	54,788,290.38	10.21	7.872	341	76.53	604	41.76
M0 (Retail)	13	3,361,941.44	0.63	8.544	339	79.87	645	35.61
M1 (Call Center)	76	14,097,618.50	2.63	7.825	351	74.92	568	41.24
M1 (Retail)	1	558,446.02	0.10	9.375	357	70.00	561	45.09
M2 (Call Center)	28	4,937,424.96	0.92	9.040	338	74.19	553	41.94
M2 (Retail)	1	239,322.55	0.04	9.500	356	89.98	523	55.00
M3 (Call Center)	17	2,697,804.82	0.50	9.846	343	70.44	549	39.93
M4 (Call Center)	23	3,455,065.17	0.64	9.721	353	62.89	530	42.50
M5 (Call Center)	5	498,233.24	0.09	9.850	356	49.96	584	35.65
M5 (Retail)	1	165,825.59	0.03	11.125	357	79.05	606	30.90
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%

Geographic Location (Group 2-B)

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
Alabama	15	$ 1,291,061.01	0.24%	7.965%	356	84.74%	596	42.62%
Arizona	110	24,429,362.07	4.55	7.574	351	76.05	625	39.73
Arkansas	9	588,135.90	0.11	10.126	301	81.22	578	33.51
California	270	97,426,894.49	18.15	7.218	353	76.74	657	42.90
Colorado	38	8,182,764.95	1.52	7.868	333	82.30	634	36.41
Connecticut	41	10,510,470.99	1.96	8.056	337	78.51	620	39.35
Delaware	9	2,164,413.85	0.40	7.797	345	70.28	632	36.81
District Of Columbia	10	2,422,197.73	0.45	7.729	349	65.04	611	45.29
Florida	689	145,732,165.42	27.15	7.541	341	78.24	649	41.24
Georgia	26	4,121,619.72	0.77	9.269	334	82.90	595	39.21
Hawaii	2	543,957.01	0.10	7.750	355	67.31	635	41.21
Idaho	4	702,044.35	0.13	8.711	257	92.57	635	34.47
Illinois	114	21,474,867.44	4.00	8.401	327	80.00	621	41.22
Indiana	24	2,542,982.65	0.47	8.608	316	85.87	644	39.55
Iowa	1	22,722.84	0.00	11.875	356	70.00	548	19.46
Kansas	9	1,318,466.09	0.25	7.940	214	85.66	640	39.42
Kentucky	22	2,541,812.29	0.47	8.532	329	81.01	629	36.39
Louisiana	45	5,207,953.10	0.97	8.787	336	79.80	590	40.54
Maine	6	1,243,164.46	0.23	7.329	355	85.20	637	37.78
Maryland	99	23,367,694.48	4.35	7.312	339	75.72	625	40.03
Massachusetts	25	7,713,119.36	1.44	8.234	350	79.13	628	42.68
Michigan	92	11,132,019.47	2.07	8.793	311	82.24	624	39.16
Minnesota	37	8,251,679.99	1.54	7.469	280	81.70	643	40.01
Mississippi	18	1,509,128.72	0.28	8.431	336	84.93	594	42.19
Missouri	73	10,482,732.35	1.95	8.115	328	83.98	622	37.74
Montana	3	299,409.32	0.06	8.486	294	89.18	630	36.63
Nebraska	1	101,701.49	0.02	8.237	354	94.98	562	25.00
Nevada	12	3,533,718.70	0.66	7.408	355	82.93	605	38.71
New Hampshire	9	2,571,738.58	0.48	7.949	356	81.96	640	36.49
New Jersey	118	27,064,001.76	5.04	8.639	342	76.18	634	38.69
New Mexico	11	1,576,218.35	0.29	9.200	317	75.71	598	37.47
New York	112	32,032,014.14	5.97	8.336	327	78.11	638	39.41
North Carolina	18	2,280,748.10	0.42	9.011	311	78.72	578	42.24
Ohio	106	14,292,145.86	2.66	8.329	332	82.00	626	39.17
Oklahoma	13	1,089,112.01	0.20	8.154	327	82.87	649	37.59
Oregon	13	2,684,462.73	0.50	7.730	328	78.36	639	39.13
Pennsylvania	64	8,065,644.71	1.50	8.490	339	82.54	616	39.82
Rhode Island	12	2,552,944.43	0.48	7.899	331	68.24	618	38.10
South Carolina	8	740,000.17	0.14	9.733	301	76.93	603	23.81
Tennessee	40	4,638,197.90	0.86	7.959	336	83.79	637	39.50
Texas	16	2,185,693.82	0.41	9.883	349	93.09	622	36.71
Utah	4	824,832.68	0.15	8.293	354	78.37	631	43.15
Vermont	1	101,641.44	0.02	8.750	354	85.00	592	42.00
Virginia	80	17,980,292.30	3.35	7.499	348	79.74	628	40.09
Washington	39	9,495,198.37	1.77	7.557	353	80.48	624	40.49
West Virginia	16	1,921,997.62	0.36	9.203	332	80.38	587	41.92
Wisconsin	39	5,594,778.23	1.04	8.342	295	81.55	609	40.69
Wyoming	2	256,691.93	0.05	8.343	355	75.88	584	30.50
Total:	2,525	$536,806,615.37	100.00%	7.801%	339	78.55%	638	40.61%
As of the Cut-off Date, no more than approximately 0.48% of the Mortgage Loans in Group 2-B will be secured by Mortgaged Properties in any one postal zip code area.

Margin (%) (Group 2-B)

Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
0.500 - 0.999	1	$ 277,245.48	0.06%	5.575%	352	74.99%	698	38.00%
1.000 - 1.499	6	1,140,314.35	0.27	5.818	353	64.08	663	39.64
1.500 - 1.999	23	4,572,004.12	1.07	6.230	350	64.14	661	45.94
2.000 - 2.499	41	8,075,753.97	1.89	6.444	355	70.40	617	40.99
2.500 - 2.999	63	12,610,269.39	2.95	6.901	354	71.14	602	41.63
3.000 - 3.499	125	27,179,852.89	6.37	7.354	352	74.06	599	42.70
3.500 - 3.999	173	35,841,619.06	8.40	7.689	354	76.53	621	39.69
4.000 - 4.499	191	49,661,397.50	11.64	7.846	355	79.21	627	40.69
4.500 - 4.999	347	88,257,053.69	20.68	7.574	355	79.09	648	40.67
5.000 - 5.499	362	91,535,088.79	21.45	7.581	355	79.27	657	40.89
5.500 - 5.999	212	56,186,211.53	13.17	7.929	355	81.64	643	40.53
6.000 - 6.499	143	26,791,730.28	6.28	8.670	355	84.67	626	38.63
6.500 - 6.999	80	12,844,272.52	3.01	8.924	355	86.55	628	39.31
7.000 - 7.499	38	5,339,881.39	1.25	9.212	355	90.02	648	40.74
7.500 - 7.999	35	5,937,496.88	1.39	8.885	353	79.22	647	45.00
8.000 - 8.499	4	295,179.59	0.07	9.678	352	79.43	641	41.19
8.500 - 8.999	2	207,173.96	0.05	10.335	351	80.00	532	43.62
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 4.793%.

Minimum Rate (%) (Group 2-B)

Minimum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
5.500 - 5.999	60	$ 16,653,581.60	3.90%	5.783%	354	74.10%	684	40.71%
6.000 - 6.499	124	30,877,719.78	7.24	6.277	354	76.61	670	41.60
6.500 - 6.999	306	79,911,440.11	18.73	6.775	355	76.87	658	40.71
7.000 - 7.499	271	69,928,807.26	16.39	7.258	354	79.25	653	41.28
7.500 - 7.999	343	84,883,083.70	19.89	7.740	355	80.14	635	41.39
8.000 - 8.499	207	50,615,036.94	11.86	8.244	355	79.75	622	41.04
8.500 - 8.999	170	38,199,189.72	8.95	8.739	356	80.46	611	39.53
9.000 - 9.499	99	19,184,738.64	4.50	9.240	356	82.74	604	39.84
9.500 - 9.999	53	9,106,316.67	2.13	9.676	356	76.54	574	41.16
10.000 - 10.499	100	14,053,582.48	3.29	10.247	355	80.62	579	38.76
10.500 - 10.999	73	8,877,161.87	2.08	10.684	356	85.30	602	36.87
11.000 - 11.499	17	2,249,551.00	0.53	11.159	356	85.61	608	37.32
11.500 - 11.999	21	2,143,147.44	0.50	11.748	356	78.32	596	38.14
12.000 - 12.499	2	69,188.18	0.02	12.324	356	66.17	557	19.10
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Minimum Rate of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 7.739% per annum.

Maximum Rate (%) (Group 2-B)

Maximum Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
12.500 - 12.999	60	$ 16,653,581.60	3.90%	5.783%	354	74.10%	684	40.71%
13.000 - 13.499	124	30,877,719.78	7.24	6.277	354	76.61	670	41.60
13.500 - 13.999	306	79,911,440.11	18.73	6.775	355	76.87	658	40.71
14.000 - 14.499	271	69,928,807.26	16.39	7.258	354	79.25	653	41.28
14.500 - 14.999	342	84,668,807.89	19.84	7.739	355	80.14	635	41.39
15.000 - 15.499	208	50,829,312.75	11.91	8.243	355	79.75	622	41.04
15.500 - 15.999	170	38,199,189.72	8.95	8.739	356	80.46	611	39.53
16.000 - 16.499	101	19,351,061.98	4.53	9.248	356	82.72	605	39.87
16.500 - 16.999	54	9,182,019.34	2.15	9.685	356	76.57	574	41.12
17.000 - 17.499	98	13,887,259.14	3.25	10.249	356	80.63	578	38.70
17.500 - 17.999	72	8,801,459.20	2.06	10.684	356	85.35	603	36.88
18.000 - 18.499	17	2,249,551.00	0.53	11.159	356	85.61	608	37.32
18.500 - 18.999	21	2,143,147.44	0.50	11.748	356	78.32	596	38.14
19.000 - 19.499	2	69,188.18	0.02	12.324	356	66.17	557	19.10
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Maximum Rate of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 14.738% per annum.

Initial Periodic Rate Cap (%) (Group 2-B)

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.500	15	$ 3,337,954.61	0.78%	7.924%	351	79.56%	630	42.11%
3.000	1,831	423,414,590.78	99.22	7.737	355	79.05	638	40.72
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 2.988%.

Subsequent Periodic Rate Cap (%) (Group 2-B)

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
1.000	408	$ 73,859,504.61	17.31%	7.966%	353	75.54%	584	41.13%
1.500	1,438	352,893,040.78	82.69	7.691	355	79.79	649	40.64
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 1.413%.

Months to Next Rate Adjustment (Group 2-B)

Months to Next Rate Adjustment	# of Loans	Current Principal Balance	Pct by Curr Prin Balance	Weighted Average Current Mortgage Rate	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average Credit Score	Weighted Average DTI
13 - 15	27	$ 6,617,557.25	1.55%	7.660%	351	76.41%	628	35.88%
16 - 18	129	30,734,628.45	7.20	7.921	354	79.94	626	39.42
19 - 21	397	99,739,416.13	23.37	8.240	356	80.15	630	40.80
22 - 24	60	15,364,921.42	3.60	7.886	358	80.55	651	40.67
25 - 27	14	2,457,371.12	0.58	8.148	351	81.44	637	42.47
28 - 30	247	59,957,691.58	14.05	7.118	354	80.68	664	41.41
31 - 33	490	121,995,237.48	28.59	7.532	355	79.12	648	41.40
34 - 36	33	9,315,466.59	2.18	7.981	358	80.90	647	37.59
49 - 51	15	2,659,817.48	0.62	7.026	347	74.50	630	36.75
52 - 54	140	24,254,880.02	5.68	7.752	351	75.27	621	41.75
55 - 57	276	51,035,760.28	11.96	7.780	356	75.74	606	39.98
58 - 60	18	2,619,797.59	0.61	8.229	358	79.82	604	37.80
Total:	1,846	$426,752,545.39	100.00%	7.739%	355	79.05%	637	40.73%
As of the Cut-off Date, the weighted average Months to Next Rate Adjustment of the Adjustable-Rate Mortgage Loans in Group 2-B is expected to be approximately 32 months.

The Index

The Mortgage Rate for all of the adjustable rate Mortgage Loans will be adjusted semi-annually on the related adjustment date.  The index for the Mortgage Rate borne by all of the adjustable Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

SIX-MONTH LIBOR.  The Mortgage Rate borne by approximately 64.38% of the Mortgage Loans (by Aggregate Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal the London interbank offered rate for Six-Month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date (“Six-Month LIBOR”) plus a margin ranging from 0.975% to 8.900%.

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

The following table sets forth certain information regarding delinquencies with respect to the Mortgage Loans as of the Cut-Off Date.

	During the 12 months prior to November 1, 2006
	Number of Loans With One Instance		Scheduled Principal Balance of Loans With One Instance
	Number of Loans	Percentage of Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	129	1.25%	$28,178,359.55	1.39%
60-89 days	0	0.00%	$0.00	0.00%
90 days or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total Portfolio	10,334		$2,023,752,164.37

No Mortgage Loan has had more than one instance of delinquency.

THE DEPOSITOR

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust.  The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017.  As Depositor it will establish the Trust and will be the party that deposits, sells or otherwise conveys the Trust Fund assets to the Trust.  Its telephone number is (212) 270-8863.

The Depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation.  The Depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund.  The Depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities.  The Depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the Sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

The Depositor will have limited obligations with respect to a series of securities.  The Depositor will obtain representations and warranties from the originator and Sponsor regarding the assets included in the related trust fund.  The Depositor will also assign to the trustee the depositor’s rights with respect to those representations and warranties.  See “The Agreements––Assignment of the Trust Fund Assets” in the prospectus.  In addition, after the issuance of the certificates, the Depositor has limited obligations with respect to the preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

The Depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the certificates.

THE SPONSOR

General

J.P. Morgan Mortgage Acquisition Corp., or JPMAC, will act as Sponsor of the Trust Fund.  The Sponsor will sell the Mortgage Loans directly to the Depositor for sale or transfer to the Trust.

JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of the Sponsor are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2003, 2004 and 2005, JPMAC securitized approximately $544,933,778, $4,510,234,249 and $24,053,832,713 of residential mortgages, respectively.  During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

Through its affiliates, JPMAC services and master services loans.  The mortgage loans will be serviced by an affiliate of JPMAC.

In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the Depositor.  In consideration for the assets which JPMAC sells to the Depositor, the Depositor issues the securities supported by the cash flows generated by the assets.

JPMAC has obtained representations and warranties from CHF upon the acquisition of the Mortgage Loans and will assign its rights under these representations and warranties for the benefit of the Depositor (or the Trustee).  See “The Trust Fund—Representations by Seller or Originators; Repurchases” in the prospectus.

STATIC POOL INFORMATION

The Depositor shall make available any of the Sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://www.jpmorgan.com/staticpool/mbs/JPMAC2006-CH2.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATOR

General

The Mortgage Loans were previously purchased by the Seller from CHF, a wholly owned indirect subsidiary of the Originator  which originated the Mortgage Loans in the ordinary course of business. The Mortgage Loans will be serviced by JPMorgan Chase Bank, National Association, (in such capacity, the “Servicer”) pursuant to the Pooling Agreement.

JPMorgan Chase Bank, National Association

General.  The Mortgage Loans were originated by JPMorgan Chase Bank, National Association (“JPMorgan”) or its affiliates generally using underwriting guidelines as set forth below.  JPMorgan is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York.  JPMorgan is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of June 30, 2006, JPMorgan had total assets of $1,144.7 billion, total net loans of $396.4 billion, total deposits of $628.6 billion, and total stockholder’s equity of $89.4 billion.  These figures are extracted from its unaudited Consolidated Reports of Condition and Income as at June 30, 2006, which are filed with the Federal Deposit Insurance Corporation.

JPMorgan (or a predecessor in interest) or affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1998.  JPMorgan or its affiliates originated approximately $7.17 billion, $8.49 billion and $8.67 billion of non-prime mortgage loans during 2003, 2004 and 2005, respectively.  As of September 30, 2006, JPMorgan had originated $7.50 billion of non-prime mortgage loans during 2006.

Underwriting Standards. The following is a description of the non-prime underwriting guidelines.  Prior to the funding or acquiring of any non-prime quality mortgage loan, JPMorgan underwrites the related mortgage loan in accordance with the then current underwriting standards established by the Home Mortgage division of JPMorgan Chase Bank, N.A. (“Chase Home Mortgage”).  The Mortgage Loans were originated and underwritten in accordance with either the Chase Home Mortgage Call Center Underwriting Guidelines described below (the “CHM Call Center Underwriting Guidelines”) or the Chase Home Mortgage Wholesale/Retail Underwriting Guidelines described below (the “CHM Wholesale/Retail Underwriting Guidelines”).

CHM Call Center Underwriting Guidelines. As of August 1, 2006 CHM Call Center became known as non-prime Home Loan Direct (“HLD”).  The CHM HLD Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the credit standing and repayment ability of the prospective borrower.  On a case by case basis, CHM HLD underwriters may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence.  We expect that a number of the mortgage loans underwritten in accordance with the CHM HLD Underwriting Guidelines will have been originated based on such underwriting exceptions.

The CHM HLD Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 100%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

CHM HLD Underwriting Guidelines requires title insurance coverage issued by an approved ALTA title insurance company on each mortgage loan.

CHM HLD Underwriting Guidelines also require that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the guaranteed replacement cost coverage, or total insured value coverage, or replacement cost coverage of the mortgaged property, whichever is less.  Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone “A” or “V” designation as determined by the Federal Emergency Management Agency.

CHM HLD Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing and repayment ability.  Mortgagors who qualify under CHM HLD Underwriting Guidelines may not satisfy Fannie Mae and Freddie Mac underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

There are three major steps in the underwriting process:  (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure that the mortgage loan terms meet those acceptable for the applicable credit grade.

The value of each property proposed as security for a mortgage loan is determined by either a full appraisal, an automated valuation model (“AVM”), a limited appraisal conducted on a drive-by basis, or a statistical valuation.  Two full appraisals are generally required if the mortgage loan exceeds $500,000 and beginning with loans originated on or after April 23, 2006, $650,000.  Origination means for purposes of the following description of the underwriting guidelines, the date of submission of a mortgage application.

A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant’s complete credit history.  The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records.  All taxes and assessments not included in the payment are required to be verified as current.

CHM Call Center Underwriting Guidelines provide for the origination of loans under four general loan programs:

(1)

A full verification program for salaried or self-employed borrowers (the “CHM Full Documentation Program”);

(2)

A 12-month bank statement program for salaried or self-employed borrowers (the “CHM 12-Month Bank Statement Program”);

(3)

A reduced documentation program for borrowers who may have income which cannot be verified by traditional methods (the “CHM Reduced Documentation Program”); and

(4)

A no income verification program for salaried and self-employed borrowers (the “CHM Stated Income Program”).

CHM HLD Underwriting Guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income.

In connection with purchase-money loans, CHM HLD Underwriting Guidelines generally require an acceptable source of funds for down payment. No asset verification is required for all credit grades, and all documentation types with the following:  less than or equal to 80% LTV or greater than or equal to 640 credit scores.

In general, for mortgage loans underwritten under the CHM Full Documentation Program, the underwriters verify income and assets through alternate documentation or written third party verifications, except that no asset verification is required for loans whose credit score is at least 640, or a loan-to-value ratio is less than or equal to 80%.  The CHM 12-Month Bank Statement Program is similar to the CHM Full Documentation Program, except that the last 12 months of bank statements are utilized to support income.  In general, the CHM 12-Month Bank Statement Program is available to borrowers in all credit grades.  In general, the CHM Reduced Documentation Program is available for credit grades A1/A+ through C1.  The CHM Stated Income Program is a no income verification program available for credit grades A1/A+ through B2.  The CHM HLD Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower’s credit history considered in a manner generally consistent with non-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type.

Beginning with loans originated on or after April 23, 2006, the CHM HLD Underwriting Guidelines changed the credit grading as follows:  In general, the CHM Full Documentation Program and the 12-Month Bank Statement Program is available to borrowers in all credit grades M0 through M5.  In general, the CHM Reduced Documentation Program is available for credit grades M0 through M4, except that beginning July 23, 2006 in the case of non-self employed borrowers the program is available for credit grades M0 through M3. In general, the CHM Stated Income Program is available for credit grades M0 through M4, except that beginning July 23, 2006 in the case of non-self employed borrowers the program is available for credit grades M0 through M3.

Credit Grade Category:  “A1/A+”

Debt-to-Income Ratio:  Maximum of 50%.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned principal, interest, taxes and insurances (“PITI”) or two times disposable income available on Full Documentation only.

Mortgage History:  No more than two delinquencies of 30 days or more during the previous 12 months provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.   No delinquencies of 60 days or more during the previous 12 months.

Credit Score:  Minimum of 620.

Bankruptcy/Foreclosure:  Must have been discharged at least three years prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “A2”

Debt-to-Income Ratio:  Maximum of 50%.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only

Mortgage History:  No more than three delinquencies of 30 days or more in the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Credit Score:  Minimum of 560.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “B1”

Debt-to-Income Ratio:  Maximum of 50%.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than three delinquencies of 30 days or more in the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Credit Score:  Minimum of 520.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.

Credit Grade Category:  “B2”

Debt-to-Income Ratio:  Maximum of 50%.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 120 days or more during the previous 12 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.

Credit Grade Category:  “C1”

Debt-to-Income Ratio:  Maximum of 50%.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 120 days or more during the previous 12 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 12 months prior to the closing of the mortgage loan.

A summary of the credit grade categories is set forth below for loans originated on or after April 23, 2006.

Credit Grade Category:  “M0”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No delinquencies of 30 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M1”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than one delinquency of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M2”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than two delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M3”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than three delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M4”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Beginning with loans originated on or after July 23, 2006: No more than three delinquencies of 30 to 59 days and no more than one delinquency of 60 to 89 days during the previous 12 months, or no more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M5”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than five delinquencies of 30 to 59 days during the previous 12 months, or no more than two delinquencies of 60 to 89 days during the previous 12 months, or no more than one delinquency of 90 to 119 days or more during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies in the previous 12 months of 120 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure: Chapter 7 bankruptcy and foreclosures must have been discharged at least 12 months prior to the closing of the mortgage loan.  Chapter 13 bankruptcy discharged prior to the closing of the mortgage loan.

CHM Wholesale/Retail Underwriting Guidelines. The Chase Home Mortgage Wholesale/Retail Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower’s credit standing and repayment ability.  On a case by case basis, Chase Home Mortgage may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.  Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence.  It is expected that a significant number of the mortgage loans underwritten in accordance with the Chase Home Mortgage Wholesale/Retail Underwriting Guidelines will have been originated with such underwriting exceptions based on compensating factors.

The Chase Home Mortgage Wholesale/Retail Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 100%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

Chase Home Mortgage requires title insurance on all non-prime quality mortgage loans secured by liens on real property.  Chase Home Mortgage also requires that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the guaranteed replacement cost coverage, total insured value coverage or replacement cost coverage of the mortgaged property, whichever is less.  Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone “A” or “V” designation as determined by the Federal Emergency Management Agency.

The CHM Wholesale/Retail Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower’s credit standing and repayment ability.  Borrowers under the CHM Wholesale/Retail Underwriting Guidelines who qualify generally would not satisfy Fannie Mae and Freddie Mac underwriting guidelines for any number of reasons, including, without limitation, original principal balance, unsatisfactory payment histories or debt-to-income ratios, or a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.

Chase Home Mortgage offers four types of income documentation programs under the CHM Wholesale/Retail Underwriting Guidelines:

•

Full Documentation;

•

12-Month Bank Statement;

•

Reduced Documentation; and

•

Stated Income

The CHM Wholesale/Retail Underwriting Guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income.

In general, for mortgage loans underwritten under the Full Documentation program, Chase Home Mortgage verifies income and assets through alternate documentation or written third party verifications, except that no asset verification is required for borrowers in all credit grades and all documentation types that have an LTV less than, or equal to 80%, or a credit score equal to or greater than 640.  For loan amounts in excess of $500,000 asset verification is required regardless of LTV or credit score.  The 12-Month Bank Statement program is similar to the Full Documentation program, except that the last 12 months of bank statements are utilized to support income.  In general, the 12-Month Bank Statement program is available to borrowers in the AStar through C credit grades.  In general, the Reduced Documentation program is available for AStar through C credit grades in the case of self-employed borrowers and AStar, AO, A- and B credit grades for all other borrowers.  Under the Reduced Documentation program the asset verification for the source of the borrower’s down payment is not required for all credit grades and all documentation types that meet the following criteria:  LTV less than or equal to 80%, or a credit score equal to or greater than 640.  For loan amounts in excess of $500,000 asset verification is required regardless of LTV or credit score.  In general, the Stated Income program is a no income verification program for credit grades AStar through B-, in the case of self-employed borrowers, and for credit grades AStar, AO, A- and B, for all others.  Income from the application as stated by the borrower is used to qualify.

With loans originated generally on or after September 2, 2006, Wholesale Underwriting Guidelines changed the credit grading as follows:  In general, the CHM Full Documentation Program and the 12-Month Bank Statement Program is available to borrowers in all credit grades M0 through M5.  In general, the CHM Reduced Documentation Program is available for credit grades M0 through M4, except that in the case of non-self employed borrowers the program is available for credit grades M0 through M3. In general, the CHM Stated Income Program is available for credit grades M0 through M4, except that in the case of non-self employed borrowers the program is available for credit grades M0 through M3.

Beginning with loans originated on or after June 5, 2006, with a staggered roll out to the Retail branches, the Retail Underwriting Guidelines changed the credit grading as follows:  In general, the CHM Full Documentation Program and the 12-Month Bank Statement Program is available to borrowers in all credit grades M0 through M5.  In general, the CHM Reduced Documentation Program is available for credit grades M0 through M4, except that beginning July 23, 2006 in the case of non-self employed borrowers the program is available for credit grades M0 through M3. In general, the CHM Stated Income Program is available for credit grades M0 through M4, except that beginning July 23, 2006 in the case of non-self employed borrowers the program is available for credit grades M0 through M3.

The CHM Wholesale/Retail Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower’s credit history considered in a manner generally consistent with non-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type.  A summary of the credit grade categories is set forth below.

A summary of the credit grade categories is set forth below for loans originated before September 2, 2006.

WHOLESALE

Credit Grade Category:  “AStar”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No delinquencies of 30 days or more during the previous 12 months.

Consumer/Revolving Credit History:  No more than one delinquency (in the case of “major” credit), or two delinquencies (in the case of “minor” credit) of 30 to 59 days during the previous 12 months (“major” credit being defined as generally includes all mortgages, installment debt with monthly payments over $100 and revolving accounts with credit limits over $5,000 or credit balances over $2,500).  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least three years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “AO”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than one delinquency of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history. Delinquencies of 30 to 59 days are disregarded.  Delinquencies of 60 to 89 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least three years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “A-”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History: No more than two delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 30 to 59 days are disregarded.  Delinquencies of 60 to 89 days are allowed for minor credit only.  Must exhibit established credit for the last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “B”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History: No more than three delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 60 to 89 days are disregarded.  Delinquencies of 90 to 119 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “B-”

Debt-to-Income Ratio:  Maximum of 50%.

Mortgage History: No more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Consumer/Revolving Credit History: Review only the last 12 months of the borrower’s credit history.  Delinquencies of 60 to 89 days are disregarded.  Delinquencies of 90 to 119 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “C”

Debt-to-Income Ratio:  Maximum of 50%.

Mortgage History:  No more than five delinquencies of 30 to 59 days during the previous 12 months, or no more than two delinquencies of 60 to 89 days during the previous 12 months, or no more than one delinquency of 90 to 119 days, or more during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies in the previous 12 months of 120 days or more.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 90 days or less are disregarded.  Delinquencies of more than 90 days are allowed for minor credit only.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure:  Chapter 7 bankruptcy and foreclosures must have been discharged at least 12 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 bankruptcy discharged prior to the closing of the mortgage loan.

A summary of the credit grade categories is set forth below for loans originated on or after September 2, 2006.

Credit Grade Category:  “M0”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No delinquencies of 30 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M1”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No more than one delinquency of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M2”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No more than two delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M3”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No more than three delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M4”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No more than three delinquencies of 30 to 59 days and no more than one delinquency of 60 to 89 days during the previous 12 months, or no more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M5”

Debt-to-Income Ratio:  Up to 50%, or 55% with 6 months seasoned PITI, for Full Documentation only, two times disposable income.

Mortgage History:  No more than five delinquencies of 30 to 59 days during the previous 12 months, or no more than two delinquencies of 60 to 89 days during the previous 12 months, or no more than one delinquency of 90 to 119 days or more during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies in the previous 12 months of 120 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure: Chapter 7 bankruptcy and foreclosures must have been discharged at least 12 months prior to the closing of the mortgage loan.  Chapter 13 bankruptcy discharged prior to the closing of the mortgage loan.

Correspondent

Correspondent loans follow the Wholesale underwriting guidelines and roll out dates.

RETAIL

Credit Grade Category:  “AStar”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No delinquencies of 30 days or more during the previous 12 months.

Consumer/Revolving Credit History:  No more than one delinquency (in the case of “major” credit), or two delinquencies (in the case of “minor” credit) of 30 to 59 days during the previous 12 months (“major” credit being defined as generally includes all mortgages, installment debt with monthly payments over $100 and revolving accounts with credit limits over $5,000 or credit balances over $2,500).  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least three years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “AO”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than one delinquency of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history. Delinquencies of 30 to 59 days are disregarded.  Delinquencies of 60 to 89 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least three years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Beginning with loans originated on or after April 3, 2006:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “A-”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History: No more than two delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 30 to 59 days are disregarded.  Delinquencies of 60 to 89 days are allowed for minor credit only.  Must exhibit established credit for the last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least two years prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “B”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer or purchase money mortgage, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Beginning with loans originated on or after April 3, 2006:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History: No more than three delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 60 to 89 days are disregarded.  Delinquencies of 90 to 119 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure: Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “B-”

Debt-to-Income Ratio:  Maximum of 50%.

Mortgage History: No more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Consumer/Revolving Credit History: Review only the last 12 months of the borrower’s credit history.  Delinquencies of 60 to 89 days are disregarded.  Delinquencies of 90 to 119 days are allowed for minor credit only.  Must exhibit established credit for last 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “C”

Debt-to-Income Ratio:  Maximum of 50%.

Mortgage History:  No more than five delinquencies of 30 to 59 days during the previous 12 months, or no more than two delinquencies of 60 to 89 days during the previous 12 months, or no more than one delinquency of 90 to 119 days or more during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies in the previous 12 months of 120 days or more.

Consumer/Revolving Credit History:  Review only the last 12 months of the borrower’s credit history.  Delinquencies of 90 days or less are disregarded.  Delinquencies of more than 90 days are allowed for minor credit only.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Bankruptcy/Foreclosure:  Chapter 7 bankruptcy and foreclosures must have been discharged at least 12 months prior to the closing of the mortgage loan.  Requires substantial re-establishment of the borrower’s credit history.  Chapter 13 bankruptcy discharged prior to the closing of the mortgage loan.

A summary of the credit grade categories is set forth below for loans originated under such guidelines commencing June 5, 2006 with a staggered roll out to the Retail branches, which was completed on September 5, 2006.

Credit Grade Category:  “M0”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No delinquencies of 30 days or more during the previous 12 months

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M1”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than one delinquency of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M2”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than two delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least two years prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M3”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than three delinquencies of 30 to 59 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies of 60 days or more during the previous 12 months.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan. Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M4”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Beginning with loans originated on or after  July 23, 2006: No more than three delinquencies of 30 to 59 days and no more than one delinquency of 60 to 89 days during the previous 12 months, or no more than four delinquencies of 30 to 59 days during the previous 12 months, or no more than one delinquency of 60 to 89 days during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment. No delinquencies in the previous 12 months of 90 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure:  Must have been discharged at least 18 months prior to the closing of the mortgage loan.  Chapter 13 filing date can be used if paid as agreed and discharged prior to the closing of the mortgage loan.

Credit Grade Category:  “M5”

Debt-to-Income Ratio:  Up to 50% or, if not a first time homebuyer, 55% with 6 months seasoned PITI or two times disposable income available on Full Documentation only.

Mortgage History:  No more than five delinquencies of 30 to 59 days during the previous 12 months, or no more than two delinquencies of 60 to 89 days during the previous 12 months, or no more than one delinquency of 90 to 119 days or more during the previous 12 months, provided, however, that a rolling 30 day delinquency (i.e., continuously behind by one payment) of up to six months shall be considered to be a single delinquent payment.  No delinquencies in the previous 12 months of 120 days or more.

Collections/Charge-offs:  Pay off or address any collection or charge-off of greater than $2,000 in last 24 months.

Credit Score:  Minimum of 500.

Bankruptcy/Foreclosure: Chapter 7 bankruptcy and foreclosures must have been discharged at least 12 months prior to the closing of the mortgage loan.  Chapter 13 bankruptcy discharged prior to the closing of the mortgage loan.

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor and the Depositor are affiliated entities and wholly owned subsidiaries of JPMorgan Chase Bank, National Association.  JPMorgan Chase Bank, National Association is the Originator of the Mortgage Loans and will be the Servicer of the Mortgage Loans, the Custodian and the Swap Provider.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Servicer, the originator, the Swap Provider, the Cap Provider, the Custodian or JPMorgan Chase Bank, National Association that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SERVICER

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMorgan” or the “Servicer”) is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMorgan’s main office is located in Columbus, Ohio.  JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMorgan is an affiliate of the Sponsor, the Depositor and J.P. Morgan Securities Inc., the underwriter.  JPMorgan is rated “RPS1”, “Strong” and “SQ1” by Fitch S&P and Moody’s, respectively.  JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the Pooling Agreement.

JPMorgan is the product of numerous mergers and acquisitions.  Since the creation of its founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMorgan’s mortgage servicing activities have evolved over the past several decades and into the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

In its capacity as Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling Agreement.  JPMorgan may perform any or all of its obligations under the Pooling Agreement through one or more subservicers.  JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMorgan will remain liable for its servicing duties and obligations under the Pooling Agreement as if JPMorgan alone were servicing the Mortgage Loans.  As a result JPMorgan is providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

Servicing operations for “subprime” quality mortgage loans are audited internally by JPMorgan’s general audit and risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation.  JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of the dates indicated below, JPMorgan’s portfolio of closed-end subprime mortgage loans (including REO properties) serviced by CHF (including Mortgage Loans serviced by CHF in a sub-servicer capacity) was as follows:

Aggregate Subprime Servicing Portfolio as of:	September 30, 2006_	December 31, 2005	December 31, 2004
Unpaid Principal Balance (in billions)………….	$80.1	$67.4	$45.5
Number of Loans (in thousands)………………..	505.0	443.0	331.1

Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

Delinquency, Loss, Bankruptcy and Recovery

JPMorgan has engaged CHF for all aspects of the servicing function, including with respect to collections, mitigation, high risk property management, bankruptcy, foreclosure and real estate owned (“REO”).

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, REO  and loss mitigation legal actions.  Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.  Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.  Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

Mortgage loans are recognized for delinquency and default pursuant to the Office of Thrift Supervision (“OTS”) methodology.  Under the OTS methodology, a mortgage loan is considered delinquent if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due.  A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Under the terms of the Pooling Agreement, JPMorgan, through CHF, may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMorgan, through CHF,  purchases the related Mortgage Loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the Pooling Agreement, JPMorgan generally will not be liable for any losses on the Mortgage Loans.

Advances

JPMorgan is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement.  Such advances will be made by CHF on behalf of JPMorgan.  See “The Pooling Agreement—Advances.”  Neither  JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures

JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

DESCRIPTION OF THE CERTIFICATES

General

On or about December 14, 2006 (the “Closing Date”), the Certificates will be issued pursuant to the Pooling Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement.  When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Certificates will consist of the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF–5, Class AF–6, Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class AV-5, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class MF-9, Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV–5, Class MV-6, Class MV-7, Class MV-8, Class MV-9, Class MV-10, Class C, Class P-1, Class P-2 and Class R Certificates.

Designation	Class of Certificates
Fixed Rate Subordinate Certificates	Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates
Fixed Rate Certificates	The Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates and the Fixed Rate Subordinate Certificates
Floating Rate Subordinate Certificates	Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates
Floating Rate Certificates	The Class AF-1a Certificates, Group 2 Senior Certificates and the Floating Rate Subordinate Certificates
Group 1 Certificates	Group 1 Senior Certificates and the Fixed Rate Subordinate Certificates
Group 2 Certificates	Group 2 Senior Certificates and the Floating Rate Subordinate Certificates
Group 1 Senior Certificates	Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates
Group 2-A Senior Certificates	Class AV-1 Certificates
Group 2-B Senior Certificates	Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates
Group 2 Senior Certificates	Group 2-A Senior Certificates and the Group 2-B Senior Certificates
Non-Offered Certificates	The Class MV-10, Class C, Class P-1, Class P-2 and Class R Certificates
Offered Certificates	The Senior Certificates and the Subordinate Certificates other than the Class MV-10 Certificates
Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates
Subordinate Certificates	Fixed Rate Subordinate Certificates and the Floating Rate Subordinate Certificates

The Certificates will be issued in the initial Class Principal Amounts set forth in the table under “Summary—The Certificates”.

The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pool.”  In addition, percentages and dollar figures set forth in this prospectus supplement are subject to a variance of plus or minus 5%.

The Offered Certificates will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.

The Certificates represent beneficial ownership interests in a trust fund (the “Trust Fund” or the “Trust”), the assets of which on the Closing Date will consist primarily of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date together with any proceeds thereof, (iii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Distribution Account (see “The  Pooling Agreement—Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account” below), (iv) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any amounts received thereon, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement or Servicing Agreement, (vi) the Group 1 and Group 2 Net WAC Reserve Funds, (vii) the rights of the Seller under the Mortgage Loan Purchase Agreement, (viii) the rights to any Net Swap Payments or Swap Termination Payments made by the Swap Provider deposited into the Swap Account; (ix) the rights to receive any payments from the Cap AF-1a Reserve Fund; and (x) the distributions on, and proceeds of, all of the foregoing.  The Certificates will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following payment groups (each a “Certificate Group”):

Distributions of interest and principal on the Group 1 Senior Certificates and the Fixed Rate Subordinate Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 1 Mortgage Loans.  Distributions of interest and principal on the Class AV-1 Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 2-A Mortgage Loans.  Distributions of interest and principal on the Group 2-B Senior Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 2-B Mortgage Loans.  Distributions of interest and principal on the Floating Rate Subordinate Certificates will be based primarily on interest and principal received on, or advanced with respect to, the Group 2 Mortgage Loans.

Distributions on the Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in December 2006 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered on the Record Date.  For this purpose, a “Business Day” is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the Commonwealth of Pennsylvania, the States of California, Texas, New Jersey, Arizona and Minnesota or the city in which the Corporate Trust Office of the Trustee or Securities Administrator is located are authorized or obligated by law or executive order to be closed.  A “Record Date” with respect to any Distribution Date and the Offered Certificates for so long as they are in book-entry form is the Business Day immediately preceding that Distribution Date and the Record Date for any book-entry certificate that becomes a definitive certificate is the last Business Day of the month preceding the month of that Distribution Date.

Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the “Certificateholder”) entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “—Book–Entry Certificates” below for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

The Offered Certificates will be book-entry certificates (the “Book-Entry Certificates”).  For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities—Book-Entry Registration of Securities” in the accompanying prospectus.

Glossary

The “Accrual Period” for the Floating Rate Certificates for any Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date and for the Fixed Rate Certificates and any book-entry certificate that becomes a definitive certificate for any Distribution Date will be the calendar month immediately preceding such Distribution Date based on a 360 day year consisting of twelve 30-day months.

The “Administrative Fee” for any Distribution Date is the sum of the Servicing Fee, the Securities Administrator Fee, the Custodian Fee, and the Trust Oversight Manager Fee, each for such Distribution Date.

An “Allocated Realized Loss Amount” with respect to any class of Subordinate Certificates in any Group and any Distribution Date is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Realized Loss allocated to that class of certificates on any previous Distribution Date that has not been reimbursed as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries.

The “Class Principal Amount” of any Senior or Subordinate Certificate immediately prior to any Distribution Date will be equal to the Class Principal Amount thereof on the Closing Date (the “Original Class Principal Amount”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Subordinate Certificates, any reductions in the Class Principal Amount calculated after giving effect to allocations of Realized Losses allocated to such class of Certificates on all prior Distribution Dates.  The Class Principal Amount of the Subordinate Certificates with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries as set forth in the Pooling Agreement.

The “Class AF Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Group 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 73.40% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

“Class AF-6 Lockout Distribution Amount” means, for any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date.  In no event shall the Class AF-6 Lockout Distribution Amount for a Distribution Date exceed, if prior to the Group 1 Stepdown Date or while a Group 1 Trigger Event is in effect, the Group 1 Principal Distribution Amount and on or after the Group 1 Stepdown Date and on which a Group 1 Trigger event is not in effect, the Class AF Principal Distribution Amount,  for that Distribution Date or the Class Principal Amount of the Class AF-6 Certificates immediately prior to that Distribution Date.

“Class AF-6 Pro Rata Distribution Amount” means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Amount of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Group 1 Senior Certificates immediately prior to that Distribution Date and (y) either (i) on any Distribution Date prior to the Group 1 Stepdown Date or on which a Group 1 Trigger Event is in effect, the Group 1 Principal Distribution Amount for that Distribution Date or (ii) on any Distribution Date on or after the Group 1 Stepdown Date and on which a Group 1 Trigger Event is not in effect, the Class AF Principal Distribution Amount for such Distribution Date.

“Class AF-6 Lockout Distribution Percentage” means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates	Lockout Percentage
December 2006 through and including November 2009	0%
December 2009 through and including November 2011	45%
December 2011 through and including November 2012	80%
December 2012 through and including November 2013	100%
December 2013 and thereafter	300%

The “Class AV Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Group 2 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 64.90% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MF-1 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date) and (2) the Class Principal Amount of the Class MF-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 78.10% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-2 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MF-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 82.50% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MF-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.00% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-4 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MF-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 87.40% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-5 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MF-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 89.50% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-6 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MF-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 91.10% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-7 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class MF-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 92.80% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-8 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MF-7 Certificates (after taking into account the payment of the Class MF-7 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class MF-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.80% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MF-9 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 1 Senior Certificates (after taking into account the payment of the Class AF Principal Distribution Amount on such Distribution Date), (2) the Class Principal Amount of the Class MF-1 Certificates (after taking into account the payment of the Class MF-1 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MF-2 Certificates (after taking into account the payment of the Class MF-2 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MF-3 Certificates (after taking into account the payment of the Class MF-3 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MF-4 Certificates (after taking into account the payment of the Class MF-4 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MF-5 Certificates (after taking into account the payment of the Class MF-5 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MF-6 Certificates (after taking into account the payment of the Class MF-6 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MF-7 Certificates (after taking into account the payment of the Class MF-7 Principal Distribution Amount on such Distribution Date), (9) the Class Principal Amount of the Class MF-8 Certificates (after taking into account the payment of the Class MF-8 Principal Distribution Amount on such Distribution Date) and (10) the Class Principal Amount of the Class MF-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 95.80% and (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period minus the Group 1 Overcollateralization Floor.

The “Class MV-1/MV-2/MV-3 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date) and (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 80.00% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-4 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date) and (3) the Class Principal Amount of the Class MV-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 83.00% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-5 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date) and (4) the Class Principal Amount of the Class MV-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.90% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-6 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date) and (5) the Class Principal Amount of the Class MV-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.50% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-7 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date) and (6) the Class Principal Amount of the Class MV-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 90.80% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-8 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date) and (7) the Class Principal Amount of the Class MV-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 92.30% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-9 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date) and (8) the Class Principal Amount of the Class MV-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.70% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

The “Class MV-10 Principal Distribution Amount” is an amount equal to, with respect to any Distribution Date, the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Group 2 Senior Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such Distribution Date), (2) the aggregate Class Principal Amount of the Class MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class MV-1/MV-2/MV-3 Principal Distribution Amount on such Distribution Date), (3) the Class Principal Amount of the Class MV-4 Certificates (after taking into account the payment of the Class MV-4 Principal Distribution Amount on such Distribution Date), (4) the Class Principal Amount of the Class MV-5 Certificates (after taking into account the payment of the Class MV-5 Principal Distribution Amount on such Distribution Date), (5) the Class Principal Amount of the Class MV-6 Certificates (after taking into account the payment of the Class MV-6 Principal Distribution Amount on such Distribution Date), (6) the Class Principal Amount of the Class MV-7 Certificates (after taking into account the payment of the Class MV-7 Principal Distribution Amount on such Distribution Date), (7) the Class Principal Amount of the Class MV-8 Certificates (after taking into account the payment of the Class MV-8 Principal Distribution Amount on such Distribution Date), (8) the Class Principal Amount of the Class MV-9 Certificates (after taking into account the payment of the Class MV-9 Principal Distribution Amount on such Distribution Date) and (9) the Class Principal Amount of the Class MV-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 95.70% and (2) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus the Group 2 Overcollateralization Floor.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

A “Group” is any of the Group 1, Group 2-A, Group 2-B Certificates or Mortgage Loans, as the context requires.

The “Group 1 Basic Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the Group 1 Principal Remittance Amount for such Distribution Date over (ii)  the Group 1 Overcollateralization Release Amount, if any, for such Distribution Date.

The “Group 1 Interest Remittance Amount” means, with respect to any Distribution Date, the portion of the Interest Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

The “Group 1 Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Group 1 Overcollateralization Release Amount and (b) the excess of (x) the portion of Available Funds, derived from the Group 1 Mortgage Loans for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Group 1 Senior Certificates and Fixed Rate Subordinate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Group 1 Senior Certificates and (C) the Group 1 Principal Remittance Amount.

A “Group 1 Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Group 1 Overcollateralization Target Amount exceeds the Group 1 Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group 1 Principal Remittance Amount on such Distribution Date).

The “Group 1 Overcollateralization Floor” with respect to any Distribution Date is an amount equal to the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

The “Group 1 Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Group 1 Net Monthly Excess Cashflow for such Distribution Date and (y) the Group 1 Overcollateralization Deficiency Amount for such Distribution Date.

The “Group 1 Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Group 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Group 1 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (2) the Group 1 Overcollateralization Target Amount for such Distribution Date.

The “Group 1 Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Group 1 Stepdown Date, approximately 2.10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, (2) on or after the Group 1 Stepdown Date provided a Group 1 Trigger Event is not in effect, the greater of (x) 4.20% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period and (y) the Group 1 Overcollateralization Floor, and (3) on or after the Group 1 Stepdown Date if a Group 1 Trigger Event is in effect, the Group 1 Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Group 1 Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Group 1 Certificates and the Class P-1 Certificates as of such Distribution Date (assuming that 100% of the Group 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).  Initially, the Group 1 Overcollateralized Amount will be approximately 2.10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, which is approximately $8,295,093.

The “Group 1 Principal Distribution Amount” with respect to any Distribution Date is sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the Group 1 Overcollateralization Increase Amount for such Distribution Date.

The “Group 1 Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

The “Group 1 Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Fixed Rate Subordinate Certificates (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) and (ii) the Group 1 Overcollateralized Amount (after giving effect to the distribution of the Group 1 Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period.

The “Group 1 Stepdown Date” means the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Group 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in December 2009, and (y) the first Distribution Date on which the Group 1 Senior Enhancement Percentage is greater than or equal to 26.60% (for the purpose of this definition only, the Group 1 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 1 Principal Distribution Amount on the Fixed Rate Subordinate Certificates).

A “Group 1 Trigger Event” is in effect with respect to any Distribution Date on or after the Group 1 Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans that are 60 days or more Delinquent or are REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the previous calendar month exceeds 50.00% of the Group 1 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) with respect to the Group 1 Mortgage Loans as a percentage of the original aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage*
December 2008 – November 2009	0.55%
December 2009 – November 2010	1.30%
December 2010 – November 2011	2.20%
December 2011 – November 2012	2.95%
December 2012 – November 2013	3.50%
December 2013 and thereafter	3.65%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

The “Group 2 Net Monthly Excess Cashflow” for any Distribution Date is equal to the sum of (a) any Group 2 Overcollateralization Release Amount and (b) the excess of (x) the portion of Available Funds derived from the Group 2 Mortgage Loans, for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Group 2 Certificates, (B) the Unpaid Interest Shortfall Amounts for the Group 2 Senior Certificates and (C) the sum of the Group 2 Principal Remittance Amounts.

A “Group 2 Overcollateralization Deficiency Amount” with respect to any Distribution Date equals the amount, if any, by which the Group 2 Overcollateralization Target Amount exceeds the Group 2 Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group 2-A Principal Remittance and Group 2-B Principal Remittance Amounts on such Distribution Date).

The “Group 2 Overcollateralization Floor” with respect to any Distribution Date is an amount equal to the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date.

The “Group 2 Overcollateralization Increase Amount” for any Distribution Date is the lesser of (x) the Group 2 Net Monthly Excess Cashflow for such Distribution Date and (y) the Group 2 Overcollateralization Deficiency Amount for such Distribution Date.

The “Group 2 Overcollateralization Release Amount” means, with respect to any Distribution Date, the lesser of (x) the Group 2 Principal Remittance Amounts for such Distribution Date and (y) the excess, if any, of (1) the Group 2 Overcollateralized Amount for such Distribution Date (assuming that 100% of the Group 2 Principal Remittance Amounts have been applied as principal payments on such Distribution Date) over (2) the Group 2 Overcollateralization Target Amount for such Distribution Date.

The “Group 2 Overcollateralization Target Amount” means with respect to any Distribution Date (1) prior to the Group 2 Stepdown Date, approximately 2.15% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, (2) on or after the Group 2 Stepdown Date provided a Group 2 Trigger Event is not in effect, the greater of (x) 4.30% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (y) the Group 2 Overcollateralization Floor, and (3) on or after the Group 2 Stepdown Date if a Group 2 Trigger Event is in effect, the Group 2 Overcollateralization Target Amount for the immediately preceding Distribution Date.

The “Group 2 Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Group 2 Senior Certificates, the Floating Rate Subordinate Certificates and the Class P-2 Certificates as of such Distribution Date (assuming that 100% of the Group 2 Principal Remittance Amount, is applied as a principal payment on such Distribution Date).  Initially, the Group 2 Overcollateralized Amount will be approximately 2.15% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, which is approximately $35,016,972.

The “Group 2 Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Floating Rate Subordinate Certificates (after giving effect to the distribution of the Group 2 Principal Distribution Amounts on such Distribution Date) and (ii) the Group 2 Overcollateralized Amount (after giving effect to the distribution of the Group 2 Principal Distribution Amounts on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period.

The “Group 2 Stepdown Date” means the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Amount of the Group 2 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in December 2009, and (y) the first Distribution Date on which the Group 2 Senior Enhancement Percentage is greater than or equal to 35.10% (for the purpose of this definition only, the Group 2 Senior Enhancement Percentage shall be calculated prior to the distribution of Group 2 Principal Distribution Amounts on the Floating Rate Subordinate Certificates).

A “Group 2 Trigger Event” is in effect with respect to any Distribution Date on or after the Group 2 Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans that are 60 days or more Delinquent or are REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the previous calendar month exceeds 42.00% of the Group 2 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses (after reduction for all Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) with respect to the Group 2 Mortgage Loans as a percentage of the original aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage*
December 2008 – November 2009	1.00%
December 2009 – November 2010	2.35%
December 2010 – November 2011	3.75%
December 2011 – November 2012	4.80%
December 2012 – November 2013	5.40%
December 2013 and thereafter	5.45%

____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

The “Group 2-A Basic Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the Group 2 –A Principal Remittance Amount for such Distribution Date over (ii) the product (x) the Group 2 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Group 2-A Percentage.

The “Group 2-A Interest Remittance Amount” means, with respect to any Distribution Date, the portion of the Interest Remittance Amount for such Distribution Date derived from the Group 2-A Mortgage Loans.

The “Group 2-A Percentage” is an amount equal to, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2-A Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for Group 2 for such Distribution Date.

The “Group 2-A Principal Distribution Amount” with respect to any Distribution Date is sum of (i) the Group 2-A Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Group 2 Overcollateralization Increase Amount for such Distribution Date multiplied by (y) the Group 2-A Percentage.

The “Group 2-A Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2-A Mortgage Loans.

The “Group 2-A Senior Principal Distribution Amount” is an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 2-A Percentage.

The “Group 2-B Basic Principal Distribution Amount” with respect to any Distribution Date is the excess of (i) the Group 2-B Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Group 2 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Group 2-B Percentage.

The “Group 2-B Interest Remittance Amount” means, with respect to any Distribution Date, the portion of the Interest Remittance Amount for such Distribution Date derived from the Group 2-B Mortgage Loans.

The “Group 2-B Percentage” is an amount equal to, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2-B Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for Group 2 for such Distribution Date.

The “Group 2-B Principal Distribution Amount” with respect to any Distribution Date is sum of (i) the Group 2-B Basic Principal Distribution Amount for such Distribution Date and (ii) the Group 2 Overcollateralization Increase Amount for such Distribution Date multiplied by the Group 2-B Percentage.

The “Group 2-B Principal Remittance Amount” means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2-B Mortgage Loans.

The “Group 2-B Senior Principal Distribution Amount” is an amount equal to the Class AV Principal Distribution Amount multiplied by the Group 2-B Percentage.

The “Interest Remittance Amount” means with respect to any Distribution Date and Group 1, Group 2-A or Group 2-B, as applicable, that portion of Available Funds equal to the sum of (i) all scheduled payments of interest collected or advanced on the related Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the interest portion of all partial and full principal prepayments of the related Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the interest portion of all related Net Liquidation Proceeds, Subsequent Recoveries, condemnation proceeds and insurance proceeds received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing interest of any repurchased related Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the interest portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date, (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of interest and (vii) Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

The “Monthly Interest Distributable Amount” for any Distribution Date with respect to each Group and each class of Certificates will equal the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the Class Principal Amount for such Distribution Date, reduced by any related Net Prepayment Interest Shortfalls and related Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest within the related group irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Group for such Distribution Date).

The “Prepayment Period” for any Distribution Date and any principal prepayment in full received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day in the month immediately preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs.  The Prepayment Period for any Distribution Date and any principal prepayment in part received on a Mortgage Loan, is the calendar month preceding that Distribution Date.

The “Principal Distribution Amount” means with respect to any Distribution Date, the sum of the Group 1 Principal Distribution Amount, the Group 2-A Principal Distribution Amount and the Group 2-B Principal Distribution Amount, in each case, for such Distribution Date.

The “Principal Remittance Amount” means with respect to any Distribution Date and any Group, as applicable, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the related Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the related Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries, condemnation proceeds and insurance proceeds received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased related Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal on the related Mortgage Loans.

A “Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances, Servicing Fees and liquidation expenses (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.  If the Servicer receives any Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be deemed reduced to the extent such recoveries are included in the Principal Remittance Amount on any Distribution Date.

The “Stated Principal Balance” of a Mortgage Loan at any Due Date is equal to the unpaid principal balance of such Mortgage Loan as of the Cut-off Date as specified in the mortgage loan schedule less any amounts received representing payments or recoveries of principal or advances in lieu thereof.

“Subsequent Recoveries” are, in the case of any Distribution Date and any Group, unexpected amounts received by the Servicer (net of any related reimbursable expenses) specifically related to a Mortgage Loan that was in such Group as to which a Realized Loss was incurred in connection with a final liquidation of such Mortgage Loan occurring prior to the related Prepayment Period for such Distribution Date.  It is not expected that there will be any material amount of Subsequent Recoveries.

The “Unpaid Interest Shortfall Amount” means (i) for the first Distribution Date and with respect to each class of Senior and Subordinate Certificates, zero, and (ii) for each such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Certificate Interest Rate on such Distribution Date for such class of certificates for the related Accrual Period.

The “Unpaid Realized Loss Amount” means for each Group and any related class of Subordinate Certificates, the portion of the aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Allocation of Available Funds

Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds.  With respect to any Distribution Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and, with respect to the Group 2 Certificates, amounts reimbursable to the Swap Provider, including any Net Swap Payment and any amount, if any, owed by the supplemental interest trust to the Swap Provider upon a Swap Early Termination (the “Swap Termination Payment”) but excluding any Swap Termination Payment owed to the Swap Provider resulting from any Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (“Swap Provider Trigger Event”):

·

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any Prepayment Interest Excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

·

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

·

payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date.

The holders of the Class P-1 Certificates will be entitled to all prepayment premiums received on the Group 1 Mortgage Loans and the holders of the Class P-2 Certificates will be entitled to all prepayment premiums received on the Group 2 Mortgage Loans.  Such prepayment premiums will not be available for distribution to the holders of the Offered Certificates.

Distributions of Interest

On each Distribution Date the Securities Administrator will withdraw from the Distribution Account, with respect to each Group, that portion of Available Funds, after paying itself the Securities Administrator Fee and paying the Custodian the Custodian Fee and the Trust Oversight Manager the Trust Oversight Management Fee, for such Distribution Date consisting of the Interest Remittance Amount for each Group on such Distribution Date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount for each Group available for such Distribution Date.

A.

Distributions of Interest for Group 1.  On each Distribution Date, the Group 1 Interest Remittance Amount shall be distributed to the Group 1 Certificates in the following order of priority:

1.

concurrently, to the holders of the Group 1 Senior Certificates, the related Monthly Interest Distributable Amount for each such class, on a pro rata basis with respect to the Group 1 Senior Certificates, based on the entitlement of each such class pursuant to this Clause 1;

2.

concurrently, to the holders of the Group 1 Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class, on a pro rata basis with respect to the Group 1 Senior Certificates, based on the entitlement of each such class pursuant to this Clause 2;

3.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates,  the related Monthly Interest Distributable Amount allocable to such certificates; and

4.

any remainder to be treated as Group 1 Net Monthly Excess Cashflow and allocated as described under “Overcollateralization Provisions” below.

B.

Distributions of Interest for Groups 2.  On each Distribution Date, the Group 2-A and Group 2-B Interest Remittance Amounts for such Distribution Date shall be distributed to the Group 2 Certificates in the following order of priority (and in accordance with the allocation rules set forth below) until such amounts have been fully distributed;

1.

concurrently,

(a)

to the holders of the Group 2-A Senior Certificates, the related Monthly Interest Distributable Amount for such class for such Distribution Date applied in accordance with the allocation rules set forth below;

(b)

to the holders of the Group 2-B Senior Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis with respect to the Group 2-B Senior Certificates, based on the entitlement of each such class pursuant to this Clause 1(b) applied in accordance with the allocation rules set forth below;

2.

concurrently,

(a)

to the holders of the Group 2-A Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class applied in accordance with the allocation rules set forth below;

(b)

to the holders of the Group 2-B Senior Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class, on a pro rata basis with respect to the Group 2-B Senior Certificates, based on the entitlement of each such class pursuant to this Clause 2(b) applied in accordance with the allocation rules set forth below;

3.

sequentially, to the holders of the Class MV-1 Certificates, Class MV-2 Certificates, Class MV-3 Certificates, Class MV-4 Certificates, Class MV-5 Certificates, Class MV-6 Certificates, Class MV-7 Certificates, Class MV-8 Certificates, Class M-9 Certificates and Class MV-10 Certificates, the related Monthly Interest Distributable Amount allocable to such certificates; and

4.

any remainder to be treated as Group 2 Net Monthly Excess Cashflow and allocated as described under “Overcollateralization Provisions” below.

The Group 2-A and Group 2-B Interest Remittance Amount distributed pursuant to Clauses B.1. and B.2. above will be applied to the Group 2 Senior Certificates as follows:

1.

amounts distributed to the Class AV-1 Certificates as described above, will reduce the Group 2-A Interest Remittance Amount, before any remainder will be applied to Group 2-B Senior Certificates to the extent required to pay the related Monthly Interest Distributable Amount to the Group 2-B Senior Certificates pro rata based on amounts needed, after giving effect to the Group 2-B Interest Remittance Amount distributed to the Group 2-B Senior Certificates pursuant to clause 2 below ; and

2.

amounts distributed to the Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates, as described above, will reduce the Group 2-B Interest Remittance Amount before any remainder will be applied to the Group 2-A Senior Certificates to the extent required to pay the related Monthly Interest Distributable Amount to the Group 2-A Senior Certificates after giving effect to amounts distributed to the Group 2-A Senior Certificates pursuant to clause 1 above.

On any Distribution Date and with respect to each Group, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Group 1 Net Monthly Excess Cashflow or Group 2 Net Monthly Excess Cashflow, as applicable, as provided under “–Overcollateralization Provisions” and then reduce the related Monthly Interest Distributable Amounts on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

Distributions of Principal

A.

Group 1 Principal Distributions.  On each Distribution Date (a) prior to the Group 1 Stepdown Date or (b) on which a Group 1 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Group 1 Senior Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero;

2.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, until the Class Principal Amount of each such class has been reduced to zero; and

3.

any remainder to be treated as Group 1 Net Monthly Excess Cashflow and allocated as described under “Overcollateralization Provisions” below.

B.

On each Distribution Date (a) on or after the Group 1 Stepdown Date and (b) on which a Group 1 Trigger Event is not in effect, Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.

the holders of the Group 1 Senior Certificates, allocated as provided below, the Class AF Principal Distribution Amount, until the Class Principal Amounts thereof have been reduced to zero;

2.

to the holders of the Class MF-1 Certificates, the Class MF-1 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MF-2 Certificates, the Class MF-2 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MF-3 Certificates, the Class MF-3 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MF-4 Certificates, the Class MF-4 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MF-5 Certificates, the Class MF-5 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MF-6 Certificates, the Class MF-6 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class MF-7 Certificates, the Class MF-7 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class MF-8 Certificates, the Class MF-8 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

10.

to the holders of the Class MF-9 Certificates, the Class MF-9 Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero; and

11.

any remainder to be treated as Group 1 Net Monthly Excess Cashflow to be allocated as described under “Overcollateralization Provisions” below

With respect to the Group 1 Certificates, distributions of principal will be made first to the Class AF-6 Certificates in an amount up to the Class AF-6 Lockout Distribution Amount for such Distribution Date and then pro rata to the Class AF-1a and Class AF-1b Certificates and sequentially to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that on any Distribution Date after the aggregate Class Principal Amount of the Fixed Rate Subordinate Certificates and the Group 1 Overcollateralized Amount have been reduced to zero, distributions of principal to the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates will be made pro rata to such Classes based on their respective Class Principal Amounts.

C.

Group 2 Principal Distributions. On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2-A Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2-A Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Class AV-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Group 2-B Senior Certificates, after application of Group 2-B Principal Distribution Amount pursuant to clause D.1. below, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

D.

On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2-B Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Group 2-B Senior Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

2.

to the holders of the Class AV-1 Certificates, after application of Group 2-A Principal Distribution Amount pursuant to clause C.1. above, until the Class Principal Amount thereof has been reduced to zero;

E.

On each Distribution Date (a) prior to the Group 2 Stepdown Date or (b) on which a Group 2 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the remaining Group 2-A Principal Distribution Amount and Group 2-B Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below:

1.

sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates, until the Class Principal Amount of each such class has been reduced to zero; and

2.

any remainder to be treated as Group 2 Net Monthly Excess Cash Flow to be allocated as described under “Overcollateralization Provisions” below.

F.

On each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the Group 2-A Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.

to the holders of the Class AV-1 Certificates, the Group 2-A Senior Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Group 2-B Senior Certificates, allocated as provided below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause G. 1 below for such Distribution Date over (y) the amount actually distributed pursuant to clause G. 1 below from the Group 2-B Senior Principal Distribution Amount on such Distribution Date.

G.

On each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, the Group 2-B Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.

to the holders of each class of the Group 2-B Senior Certificates, allocated as provided below, the Group 2-B Senior Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of each the Class AV-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause F.1. above for such Distribution Date over (y) the amount actually distributed pursuant to clause F.1. above from the Group 2-A Senior Principal Distribution Amount on such Distribution Date.

H.

On each Distribution Date (a) on or after the Group 2 Stepdown Date and (b) on which a Group 2 Trigger Event is not in effect, any remaining Group 2-A Principal Distribution Amount and Group 2-B Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.

sequentially, to the holders of the Class MV-1, Class MV-2 and the Class MV-3 Certificates, the Class M-1/M-2/M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero;

2.

to the holders of the Class MV-4 Certificates, the Class MV-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class MV-5 Certificates, the Class MV-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class MV-6 Certificates, the Class MV-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class MV-7 Certificates, the Class MV-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class MV-8 Certificates, the Class MV-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class MV-9 Certificates, the Class MV-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class MV-10 Certificates, the Class MV-10 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero; and

9.

any remainder to be treated as Group 2 Net Monthly Excess Cashflow to be allocated as described under “Overcollateralization” provisions below.

With respect to the Group 2-B Certificates, distributions of principal will be made sequentially, to the Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that on any Distribution Date after the aggregate Class Principal Amount of the Floating Rate Subordinate Certificates and the Group 2 Overcollateralized Amount has been reduced to zero, distributions of principal to the Class AV-2, Class AV-3, Class AV-4, and Class AV-5 Certificates will be made pro rata to such classes based on their respective Class Principal Amounts.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, overcollateralization, excess interest, the Interest Rate Swap Agreement (with respect the Group 2 Certificates).

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the related Senior Certificates.  This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Senior Certificates by means of the subordination of the related Subordinate Certificates will be accomplished by the preferential right of the holders of the Senior Certificates to receive on any Distribution Date, prior to distribution on the related Subordinate Certificates, distributions in respect of interest and principal, as applicable.

In addition, the rights of the holders of the Subordinate Certificates with lower payment priorities will be junior to the rights of holders of the Subordinate Certificates with higher payment priorities, and the rights of the holders of the Subordinate Certificates to receive distributions in respect of interest or principal will be senior to the rights of the holders of the Class C Certificates to the extent described in this prospectus supplement.  This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

Overcollateralization Provisions

The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Senior and Subordinate Certificates.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the Senior and Subordinate Certificates and the fees and expenses payable by the Trust and, the Supplemental Interest Trust (including with respect to the Group 2 Certificates, any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event).  The Pooling Agreement requires that on each Distribution Date, the Group 1 or Group 2 Net Monthly Excess Cashflow, as applicable, if any, be applied on such Distribution Date as an accelerated payment of principal on the related class or classes of Senior and Subordinate Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

A.

With respect to any Distribution Date, any Group 1 Net Monthly Excess Cashflow will be paid as follows:

1.

to the holders of the class or classes of Group 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Group 1 Overcollateralization Increase Amount, payable to such holders as part of the Group 1 Principal Distribution Amount, as described under “—Allocation of Available Funds—Distributions of Principal” above;

2.

concurrently, to the holders of the Group 1 Senior Certificates, pro rata, in an amount equal to the Unpaid Interest Shortfall Amount allocable to each such class;

3.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to each such class;

4.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class to the extent not previously reimbursed;

5.

to the Group 1 Net WAC Reserve Fund for distribution to the Group 1 Certificates, in the order specified below, an amount equal to any Net WAC Rate Carryover Amount for the Group 1 Certificates for such Distribution Date (after application of the amounts, if any, received under the Class AF-1a Cap Agreement that are available to pay the Class AF-1a Net WAC Rate Carryover Amount on such Distribution Date);

6.

to the holders of the Group 1 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

7.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, in an amount equal to each such class’s previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

8.

to the holders of the Group 1 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

9.

sequentially, to the holders of the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates, in an amount equal to each such class’s previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

10.

to the Securities Administrator, the Custodian, the Trust Oversight Manager or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto related to Group 1;

11.

to the Group 2 Net Monthly Excess Cashflow, any Group 2 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distributions to the Group 2 Certificates under clause B. below;

12.

to the holders of the Class C Certificates as provided in the Pooling Agreement; and

13.

to the holders of the Residual Certificates, any remaining amounts.

B.

With respect to any Distribution Date, any Group 2 Net Monthly Excess Cashflow will be paid as follows:

1.

to the holders of the class or classes of Group 2-A and Group 2-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Group 2 Overcollateralization Increase Amount (without taking into account amounts, if any, received under the Interest Rate Swap Agreement), payable to such holders as part of the Group 2-A Principal Distribution Amount or the Group 2-B Principal Distribution Amount, as applicable, as described under “—Allocation of Available Funds—Distributions of Principal” above;

2.

concurrently, to the holders the Group 2 Senior Certificates, pro rata, in an amount equal to the Unpaid Interest Shortfall Amount allocable to each such class;

3.

sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to each such class;

4.

sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class to the extent not previously reimbursed;

5.

to the Group 2 Net WAC Reserve Fund for distribution to the Group 2 Certificates, in the order specified below, an amount equal to any Net WAC Rate Carryover Amount for the Group 2 Certificates for such Distribution Date (without taking into account amounts, if any, received under the Interest Rate Swap Agreement that are available to pay any Net WAC Rate Carryover Amounts on such Distribution Date);

6.

to the holders of the Group 2 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, with respect to such Certificates, if any;

7.

sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates, in an amount equal to each such class’s previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any;

8.

concurrently, to the holders of the Group 2 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Relief Act Interest Shortfalls;

9.

sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates, in an amount equal to each such class’s previously allocated and not reimbursed share of Relief Act Interest Shortfalls, if any;

10.

to the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto related to Group 2;

11.

to the Swap Provider, any Swap Termination Payments to the extent not already paid;

12.

to the Group 1 Net Monthly Excess Cashflow, any Group 1 Overcollateralization Increase Amounts and any related Allocated Realized Loss Amounts not previously reimbursed after giving effect to the distributions to the Group 1 Certificates under clause A. above;

13.

to the holders of the Class C Certificates as provided in the Pooling Agreement; and

14.

to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, after making the distributions of the Available Funds as described in clauses A. and B. above, the Securities Administrator will withdraw from the Group 1 Net WAC Reserve Fund on one hand, and the Group 2 Net WAC Reserve Fund on the other hand, as applicable, the amount deposited therein pursuant to subclauses A. 14 and B. 14. above and will distribute these amounts to the holders of the Group 1 and Group 2 Certificates, as applicable, in the same order of priority as the related Monthly Interest Distributable Amount is allocated to such classes of certificates.

On each Distribution Date, Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment premiums in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P-1 and Class P-2 Certificates, as applicable.  On the first Distribution Date immediately following the expiration of the latest prepayment premium term with respect to the related Mortgage Loans and if funds are available on such date, the holders of the Class P-1 and Class P-2 Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow on such Distribution Date.

Allocation of Losses; Subordination

Group 1

Any Realized Losses on the Group 1 Mortgage Loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class C Certificates, second, to the Group 1 Overcollateralized Amount, third, to the Class MF-9 Certificates, fourth, to the Class MF-8 Certificates, fifth, to the Class MF-8 Certificates, sixth, to the Class MF-7 Certificates, seventh, to the Class MF-6 Certificates, eighth, to the Class MF-5 Certificates, ninth, to the Class MF-4 Certificates, tenth, to the Class MF-3 Certificates, eleventh, to the Class MF-2 Certificates and twelfth, to the Class MF-1 Certificates, in each instance until their Class Principal Amounts are reduced to zero.

Group 2

Any Realized Losses on the Group 2 Mortgage Loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class C Certificates, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Group 2 Overcollateralized Amount, fourth, to the Class MV-10 Certificates, fifth, to the Class MV-9 Certificates, sixth, to the Class MV-8 Certificates, seventh, to the Class MV-7 Certificates, eighth, to the Class MV-6 Certificates, ninth, to the Class MV-5 Certificates, tenth, to the Class MV-4 Certificates, eleventh, to the Class MV-3 Certificates, twelfth, to the Class MV-2 Certificates and thirteenth, to the Class MV-1 Certificates, in each instance until their Class Principal Amounts are reduced to zero.

The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates or the Class P-1 and Class P-2 Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough interest and principal on the Mortgage Loans to distribute to the Senior Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the related Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter.  However, Allocated Realized Loss Amounts may be paid to the holders of the Subordinate Certificates from the related Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above or, in the case of the Floating Rate Subordinate Certificates, from the Swap Account, according to the priorities set forth under “—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” below.

Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.  Notwithstanding anything to the contrary described herein, in no event will the Class Principal Amount of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

Certificate Interest Rates

The “Certificate Interest Rate” on any Distribution Date with respect to any class of (i) Floating Rate Certificates will equal the least of (a) the related Formula Rate, (b) the related Net WAC Rate and (c) except in the case of the Class AF-1a Certificates, the related Maximum Rate Cap for such Distribution Date and (ii) Fixed Rate Certificates will equal the lesser of (a) the applicable Fixed Rate for such class of Certificates as set forth in the table below and (b) the related Net WAC Rate.  With respect to the Floating Rate Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.  With respect to the Fixed Rate Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year consisting of twelve (12) months each assumed to have thirty (30) days.

The “Group 1 Net WAC Rate” for any Distribution Date with respect to the Group 1 Certificates (in the case of the Class AF-1a Certificates, subject to adjustment based on the actual number of days elapsed in the related Accrual Period) shall be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans for the related Due Period net of the Administrative Fee, and (y) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the applicable Due Period.

The “Group 2 Net WAC Rate” for any Distribution Date with respect to the Group 2 Certificates (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) shall be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans for the related Due Period, net of the sum of (1) the Administrative Fee, (2) any Net Swap Payment owed to the Swap Provider and (3) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust and (y) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the applicable Due Period.

If on any Distribution Date, the Certificate Interest Rate for any class of Senior and Subordinate Certificates is the applicable Net WAC Rate, then the “Net WAC Rate Carryover Amount” for any such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Senior and Subordinate Certificates accrued on such Distribution Date at the related Formula Rate (up to the related Maximum Rate Cap) or the related Fixed Rate, as applicable, with respect to the Senior and Subordinate Certificates, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate (up to the related Maximum Rate Cap) or the Fixed Rate, as applicable to such class of Senior and Subordinate Certificates, for the related Accrual Period.  Any Net WAC Rate Carryover Amount on the Senior and Subordinate Certificates will be paid on that Distribution Date and on future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above.

The “Maximum Rate Cap” for any Distribution Date is, in the case of the Group 2 Certificates, the per annum rate, subject to adjustment based on the actual number of days elapsed in the related Accrual Period equal to (A) the sum of (x) the weighted average Expense Adjusted Net Maximum Mortgage Rates of the related Mortgage Loans and (y) the Net Swap Payment, if any, made by the Swap Provider, expressed as a percentage of the principal balance of the related Mortgage Loans multiplied by 12 over (B) in the case of the Group 2 Certificates, the Net Swap Payment, if any, made to the Swap Provider expressed as a percentage of the principal balance of the Mortgage Loans multiplied by 12.

The “Expense Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan is the Maximum Mortgage Rate for such Mortgage Loan less the rate at which the Administrative Fee accrues with respect to such Mortgage Loan.

The “Maximum Mortgage Rate” with respect to the Group 2 Mortgage Loans, is the maximum rate at which interest is permitted to accrue on such Mortgage Loan pursuant to the terms of the related Mortgage Note or applicable law.

The “Fixed Rate” with respect to the Classes of Fixed Rate Certificates on each Distribution Date will be as follows:

Class of Certificates	Certificate Rate up to and Including the Optional Clean-Up Call Date	Certificate Rate after the Optional Clean-Up Call Date
Class AF-1b	5.859%	6.359%
Class AF-2	5.461%	5.961%
Class AF-3	5.462%	5.962%
Class AF-4	5.763%	6.263%
Class AF-5	5.888%	6.388%
Class AF-6	5.537%	6.037%
Class MF-1	5.734%	6.234%
Class MF-2	5.784%	6.284%
Class MF-3	5.833%	6.333%
Class MF-4	5.982%	6.482%
Class MF-5	6.032%	6.532%
Class MF-6	6.081%	6.581%
Class MF-7	6.428%	6.928%
Class MF-8	6.577%	7.077%
Class MF-9	6.750%	7.250%

The “Formula Rate” for any class of Floating Rate Certificates is the sum of (i) the interbank offered rate for one-month United States dollar deposits in the London market as of the related LIBOR Determination Date (the “Certificate Index”) and (ii) a related margin (the “Certificate Margin”).  The Certificate Margins with respect to the Classes of Floating Rate Certificates on each Distribution Date will be as follows:

Class of Certificates	Certificate Margin to and Including the Optional Clean-Up Call Date	Certificate Margin after the Optional Clean-Up Call Date
Class AF-1a	0.090%	0.180%
Class AV-1	0.130%	0.260%
Class AV-2	0.050%	0.100%
Class AV-3	0.100%	0.200%
Class AV-4	0.140%	0.280%
Class AV-5	0.210%	0.420%
Class MV-1	0.210%	0.315%
Class MV-2	0.270%	0.405%
Class MV-3	0.310%	0.465%
Class MV-4	0.370%	0.555%
Class MV-5	0.380%	0.570%
Class MV-6	0.440%	0.660%
Class MV-7	0.750%	1.125%
Class MV-8	1.000%	1.500%
Class MV-9	1.850%	2.775%
Class MV-10	1.750%	2.625%

Group 1 Net WAC Reserve Fund

On the Closing Date, the Securities Administrator will establish a reserve fund account (the “Group 1 Net WAC Reserve Fund”) from which payments in respect of Net WAC Rate Carryover Amounts on the Group 1 Senior and the Fixed Rate Subordinate Certificates will be made.  The Group 1 Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  Amounts received from the Class AF-1a Cap Provider pursuant to the Class AF-1a Cap Agreement shall be withdrawn from the supplemental interest trust and deposited into the Group 1 Net WAC Reserve Fund, provided however that such amounts shall be applied solely to the reduction of the Class AF-1a Net WAC Rate Carryover Amounts after the application of amounts on deposit in the Group 1 Net WAC Reserve Fund to the reduction of such Class AF-1a Net WAC Rate Carryover Amounts.  On each Distribution Date, to the extent required following the distribution of Available Funds as described under “—Allocation of Available Funds” above to the Group 1 Net WAC Reserve Fund, the Securities Administrator will withdraw amounts in the Group 1 Net WAC Reserve Fund to pay the Group 1 Senior and the Fixed Rate Subordinate Certificates any related Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Group 1 Net WAC Reserve Fund:

1.

concurrently, to the Group 1 Senior Certificates, pro rata, based on their respective remaining Net WAC Rate Carryover Amounts; and

2.

sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class MF-9 Certificates.

Group 2 Net WAC Reserve Fund

On the Closing Date, the Securities Administrator will establish a reserve fund account (the “Group 2 Net WAC Reserve Fund”) from which payments in respect of Net WAC Rate Carryover Amounts on the Group 2 Certificates will be made.  The Group 2 Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC.  On each Distribution Date, to the extent required following the distribution of Available Funds as described under “—Allocation of Available Funds” above to the Group 2 Net WAC Reserve Fund, the Securities Administrator will withdraw amounts in the Group 2 Net WAC Reserve Fund to pay the Group 2 Certificates, any related Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Group 2 Net WAC Reserve Fund:

1.

concurrently, to the Group 2 Senior Certificates, pro rata, based on their respective remaining Net WAC Rate Carryover Amounts; and

2.

sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class M-9 and Class MV-10 Certificates.

The Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Securities Administrator on behalf of the supplemental interest trust, as directed by the Depositor, will enter into an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) with the Swap Provider for the benefit of the Group 2 Certificates.  On each Distribution Date, the Securities Administrator, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts and related Net WAC Rate Carryover Amounts, amounts necessary to maintain the Group 2 Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Floating Rate Subordinate Certificates will be made.  The Swap Account will be an asset of the supplemental interest trust but not of any REMIC.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the Mortgage Loans.

Under the Interest Rate Swap Agreement, on each Distribution Date, the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment based on a schedule, a copy of which is attached hereto as Annex II for that Distribution Date, and the Swap Provider will be obligated to pay to the Securities Administrator a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  The “Fixed Swap Payment” for any Distribution Date shall be the product of 5.02% and the notional amount for such Distribution Date (as set forth on Annex II hereof) multiplied by a fraction, the numerator of which is 30 and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the supplemental interest trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the supplemental interest trust to the extent that the floating amount exceeds the corresponding fixed amount.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in May 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.  “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.  “Events of Default” under the Interest Rate Swap Agreement include the following standard events of default under the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

The respective obligations of the Swap Provider and the supplemental interest trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  A “Termination Event” shall be defined in the Interest Rate Swap Agreement.

Upon any occurrence of an Early Termination Date under the Interest Rate Swap Agreement (a “Swap Early Termination”), the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid from the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the trust receives a Swap Termination Payment from the Swap Provider, the supplemental interest trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the supplemental interest trust is required to pay a Swap Termination Payment to the Swap Provider, the supplemental interest trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

JPMorgan Chase Bank, National Association (in such capacity, “JPMCB” or the “Swap Provider”), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB will be the swap provider and has long term, unsecured ratings, as of the date of this prospectus supplement, of “AA-” from Standard & Poor’s, “A+” from Fitch Ratings and “Aa2” from Moody’s Investors Service, Inc.

The information under this heading “—The Swap Provider” has been provided by JPMorgan Chase Bank, National Association for use in this prospectus supplement.

The Swap Account

The Interest Rate Swap Agreement will be administered by the Securities Administrator pursuant to the Pooling Agreement.  Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling Agreement.  The Securities Administrator will be required to deposit into a segregated trust account, in which payments owed to or received from, the Swap Provider will be deposited (the “Swap Account”), an amount equal to any remaining Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, Allocated Realized Loss Amounts and, in each case with respect to Group 2, amounts necessary to maintain the Group 2 Overcollateralization Target Amount on the Group 2 Certificates, up to the Net Swap Payment received by the Securities Administrator from the Swap Provider.

Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust will be deducted from Available Funds before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

On each Distribution Date, to the extent required, following the distribution of the Group 2 Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” above and withdrawals from the Group 2 Net WAC Reserve Fund as described in “—Net WAC Reserve Fund” above, the Securities Administrator will withdraw from amounts in the Swap Account to distribute to the Swap Provider and to the Group 2 Certificates in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, to the extent not covered by Group 2 Available Funds;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement, to the extent not covered by Group 2 Available Funds;

third, to the holders of the class or classes of Group 2 Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Group 2 Overcollateralization Target Amount (after application of Group 2 Net Monthly Excess Cashflow and, to a limited extent Group 1 Net Monthly Excess Cashflow), payable to such holders in the same manner as the Group 2-A Principal Distribution Amount and Group 2-B Principal Distribution Amount as described under “—Allocation of Available Funds—Distributions of Principal” above to the extent not otherwise paid;

fourth, concurrently, to the holders of Group 2 Senior Certificates, pro rata, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Group 2-A Interest Remittance Amount and Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow;

fifth, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, the related Monthly Interest Distributable Amounts and related Unpaid Interest Shortfall Amounts, to the extent remaining undistributed after the distributions of the Group 2-A Interest Remittance Amount and Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow;

sixth, sequentially, to the holders of the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed to the extent not paid from Group 2 Net Monthly Excess Cashflow and, to a limited extent, from Group 1 Net Monthly Excess Cashflow;

seventh, concurrently, to the Group 2 Senior Certificates, and then sequentially to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Group 2 Net WAC Reserve Fund;

eighth, concurrently, to the holders of the Group 2 Senior Certificates, pro rata, in an amount equal to each such class’ previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls, if any, to the extent remaining undistributed after the distributions of the Group 2-A Interest Remittance Amount and Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow;

ninth, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, the related Net Prepayment Interest Shortfalls, to the extent remaining undistributed after the distributions of the Group 2-A Interest Remittance Amount and Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow;

tenth, concurrently, to the holders of the Group 2 Senior Certificates, in an amount equal to the previously allocated and not reimbursed share of Relief Act Interest Shortfalls for each Class within such Group, if any, to the extent remaining undistributed after the distributions of the Group 2-A Interest Remittance Amount, Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow;

eleventh, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class MV-10 Certificates, in that order, the related Relief Act Interest Shortfalls, to the extent remaining undistributed after the distributions of the Group 2-A Interest Remittance Amount, the Group 2-B Interest Remittance Amount and the Group 2 Net Monthly Excess Cashflow; and

twelfth, to the Class C holders as specified in the Pooling Agreement, any remaining amount.

The Class AF-1a Cap Agreement

The Securities Administrator, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement (the “Class AF-1a Cap Agreement”) with the Cap Provider, for the benefit of the Certificateholders of the Class AF-1a Certificates, on the Closing Date.

Pursuant to the Class AF-1a Cap Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Class AF-1a Cap Agreement, as if the ISDA Master Agreement had been executed by the Securities Administrator, on behalf of the trust, and the Cap Provider on the date the Class AF-1a Cap Agreement was executed.  The Class AF-1a Cap Agreement is subject to certain ISDA definitions.

On or prior to the Cap Agreement Termination Date, amounts (if any) received under the Class AF-1a Cap Agreement by the Securities Administrator will be deposited into the Class AF-1a Reserve Fund and used to pay Net WAC Rate Carryover Amounts on the Class AF-1a Certificates.  Amounts paid to the Securities Administrator in respect of the Class AF-1a Cap Agreement will not be available to pay Net WAC Rate Carryover Amounts on any class of Certificates other than the Class AF-1a Certificates.  On any Distribution Date, after application of any amounts paid by the Cap Provider in respect of the Class AF-1a Cap Agreement to pay Net WAC Rate Carryover Amounts on the Class AF-1a Certificates, any remaining amounts will be distributed to the holders of the Class C Certificates.

With respect to the Class AF-1a Cap Agreement and any Distribution Date on or prior to the Cap Agreement Termination Date, the amount (if any) payable by the Cap Provider under the Class AF-1a Cap Agreement will equal the product of:

(i)

the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Cap Provider) and (B) the Cap Agreement Ceiling Rate for the Distribution Date over (y) the Cap Agreement Strike Rate for that Distribution Date,

(ii)

the Cap Agreement Notional Balance for that Distribution Date, and

(iii)

the actual number of days in the related calculation period, divided by 360.

The “Cap Agreement Notional Balance” for any Distribution Date on or prior to the Cap Agreement Termination Date is the lesser of (x) the Principal Balance of the Class AF-1a Certificates and (y) the notional balance listed in the schedule attached to this prospectus supplement as Annex III.

The “Cap Agreement Strike Rate” for any Distribution Date on or prior to the Cap Agreement Termination Date is a specified rate, as set forth in Annex IV hereto.

The “Cap Agreement Ceiling Rate” for any Distribution Date on or prior to the Cap Agreement Termination Date is 9.900%.

The Distribution Date occurring in the latest calendar month listed in the schedule attached to this prospectus supplement as Annex III is the date through which the Class AF-1a Cap Agreement is scheduled to remain in effect and is referred to as the “Cap Agreement Termination Date” for the Class AF-1a Cap Agreement.

The Class AF-1a Cap Agreement is terminable by the Securities Administrator on behalf of the supplemental interest trust or the Cap Provider following the occurrence of certain specified events of default, including failure of the Cap Provider to make required payments, and certain standard events described in the Class AF-1a Cap Agreement.

If the Class AF-1a Cap Agreement is terminated, the Cap Provider may owe a termination payment, payable in a lump sum.  The Securities Administrator will hold the termination payment until the applicable Cap Agreement Termination Date to pay any Net WAC Rate Carryover Amount on the Class AF-1a Certificates.  However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Securities Administrator.  The Pooling Agreement does not provide for the substitution of a replacement interest rate cap agreement in the event of a termination of an existing Class AF-1a Cap Agreement or in any other circumstance.

The Offered Certificates do not represent an obligation of the Cap Provider.  The holders of the Offered Certificates are not parties to or beneficiaries under any Class AF-1a Cap Agreement and will not have any right to proceed directly against the Cap Provider in respect of its obligations under the Class AF-1a Cap Agreement.

The Cap Provider

JPMorgan Chase Bank, National Association (in such capacity, “JPMCB” or the “Cap Provider”), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB will be the Cap Provider and has long term, unsecured ratings, as of the date of this prospectus supplement, of “AA-” from Standard & Poor’s, “A+” from Fitch Ratings and “Aa2” from Moody’s Investors Service, Inc.

The information under this heading “—The Cap Provider” has been provided by JPMorgan Chase Bank, National Association for use in this prospectus supplement.

Class AF-1a Reserve Fund

The Pooling Agreement will require the Securities Administrator to establish an account (the “Class AF-1a Reserve Fund”), which is held in trust by the Securities Administrator on behalf of the holders of the Class AF-1a Certificates.  The Class AF-1a Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Securities Administrator will deposit in the Class AF-1a Reserve Fund amounts paid to the Securities Administrator in respect of the Class AF-1a Cap Agreement.  On each Distribution Date, the amounts paid to the Securities Administrator in respect of the Class AF-1a Cap Agreement will be distributed to the Class AF-1a Certificates to pay any Net WAC Rate Carryover Amounts in respect of the Class AF-1a Certificates to the extent required before application of the amounts on deposit in the Group 1 Net WAC Reserve Fund to pay the Class AF-1a Certificate Net WAC Rate Carryover Amount.  Any amounts that remain after the application of those amounts as described in the preceding sentence will be distributed to the holder the Class C Certificates and will not be available for the payment of any Net WAC Rate Carrryover amounts on any other Certificates. If the Class AF-1a Cap Agreement is subject to an early termination, any early termination payment paid to the Securities Administrator in respect of the Class AF-1a Cap Agreement will be deposited by the Securities Administrator in the Class AF-1a Reserve Fund to cover any Net WAC Rate Carryover Amounts on the Class AF-1a Certificates until the Cap Agreement Termination Date.

Calculation of Certificate Index

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Floating Rate Certificates (each such date, a “LIBOR Determination Date”), the Securities Administrator will determine the Certificate Index for such Accrual Period for the Floating Rate Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m.  (London time) on such LIBOR Determination Date.  The Securities Administrator, on behalf of Trustee, will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).  If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London; “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Depositor, and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Certificate Index on each LIBOR Determination Date by the Securities Administrator and its calculation of the rates of interest applicable to the Floating Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in January 2006:

December 2 through January 1	Due Period:

Payments due during the related Collection Period (December 2 through January 1) from borrowers will be deposited in the Servicer’s Collection Account as received and will include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

December 1 through December 30	Prepayment Period for partial prepayments received from Mortgage Loans:

Partial principal prepayments received by the Servicer during the related Prepayment Period (December 1 through December 30) will be deposited into the Servicer’s Collection Account for remittance to the Securities Administrator on the Servicer Remittance Date.

December 16 through January 15	Prepayment Period for prepayments in full received from Mortgage Loans:

Prepayments in full received during the related Prepayment Period from Mortgage Loans will be deposited into the Servicer’s Collection Account for remittance to the Securities Administrator on the Servicer Remittance Date.

December 29	Record Date: (Fixed Rate Certificates)

For all classes of Fixed Rate Certificates distributions will be made to Certificateholders of record as of the last business day of the calendar month immediately preceding the related Distribution Date.

January 24	Servicer Remittance Date:

The Servicer will remit collections, advances and recoveries in respect of the Mortgage Loans to the Securities Administrator for deposit into the Distribution Account on or prior to the business day immediately preceding the related Distribution Date, as specified in the Pooling Agreement.

January 24	Record Date: (Floating Rate Certificates)	For all classes of Floating Rate Certificates distributions will be made to Certificateholders of record as of the business day immediately before the related Distribution Date.
January 23	Any payment received from the Swap Provider or the Cap Provider under the Interest Rate Swap Agreement and Class AF-1a Cap Agreement, respectively:

Two Business Days immediately before the related Distribution Date, the Swap Provider or the Cap Provider, as applicable, will pay to the Securities Administrator for deposit into the Swap Account or Class AF-1a Reserve Fund, as applicable, any Net Swap Payments, Swap Termination Payments required to be paid by the Swap Provider or the Cap Provider, as applicable, in each case under the Interest Rate Swap Agreement or Class AF-1a Cap Agreement payments and the Securities Administrator will remit any Net Swap Payments or Swap Termination Payments to the Swap Provider from amounts on deposit in the Swap Account,.

January 25	Distribution Date:

On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account and the Swap Account.

Succeeding months follow the same pattern.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder, the NIMS Insurer, if any, the Trust Oversight Manager, the Swap Provider and the rating agencies a statement (based solely on information received from the Swap Provider and the Servicer) generally setting forth, among other things:

•

the amount of the distributions, separately identified, with respect to each class of Certificates;

•

the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•

the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•

the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

•

the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

•

the Group Balance for the Aggregate Pool, the Stated Principal Balance of the Mortgage Loans in each Mortgage Group at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Mortgage Group at the beginning of the related Due Period;

•

with respect to each Mortgage Group and the Aggregate Pool, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

•

with respect to each Mortgage Group and the Aggregate Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

•

with respect to each Mortgage Group and the Aggregate Pool, the amount of Realized Losses incurred during the preceding calendar month;

•

with respect to each Mortgage Group and the Aggregate Pool, the cumulative amount of Realized Losses incurred since the Closing Date; and

•

the Certificate Interest Rate for each class of Certificates for that Distribution Date.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website.  The Securities Administrator’s website will be located at www.jpmorgan.com/sfr, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (877) 722-1095.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: 101 Barclay Street, Floor 4W, New York, New York 10286, Attention: Structured Finance Services - JPMAC 2006-CH2.  The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Final Scheduled Distribution Date

The “Final Scheduled Distribution Date” for the Offered Certificates, other than the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates, is the Distribution Date in October 2036, which is the Distribution Date in the month following the stated maturity date of the latest maturing mortgage loan. The Final Scheduled Distribution Date for the Class AF-1a, Class AF-1b, Class AF-2, Class AF-3, Class AV-2, Class AV-3 and Class AV-4 Certificates are the Distribution Dates in June 2022, June 2022, January 2025, September 2029, March 2031, October 2033 and July 2036, respectively, which is calculated assuming a 0% prepayment assumption and adding one month.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), the Servicer will have the option to purchase the Mortgage Loans (and if the Servicer does not, the majority holder of the Class C Certificates (as long as it is not an affiliate of the Seller), the NIMS Insurer, if any, may have the right to direct the Servicer to exercise, on its behalf) at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Trust Fund, (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicer, the Securities Administrator and the Trustee and (iv) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (b) the fair market value, determined in accordance with the terms of the Pooling Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling Agreement.  This option may only be exercised if the proceeds will also be sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised.

If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling Agreement will be entitled to receive the amount of such excess.  These residual classes are not offered hereby.

If the option is exercised, it will effect an early retirement of the related Certificates.  Distributions on the Certificates will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled.  Upon the termination, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

FEES AND EXPENSES OF THE TRUST FUND

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Securities Administrator, the Custodian and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	monthly	A monthly fee paid to the Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at 0.50% per annum.	Deducted by the Servicer from the Collection Account in respect of each Mortgage Loan serviced by that Servicer, before the payment of any amounts to Certificateholders.
Securities Administrator	monthly

A monthly fee paid to the Securities Administrator out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at 0.004% per annum, with a monthly minimum of at least $500.

Deducted by the Securities Administrator before the payment of any amounts to Certificateholders.
Trustee	annually	An annual fee paid to the Trustee by the Securities Administrator out of the Securities Administrator’s fee.	Paid by the Securities Administrator before the payment of any amounts to Certificateholders.
Custodian	monthly	A monthly fee paid to the Custodian out of interest collections received from the related Mortgage Loans calculated on the outstanding principal balance of each Mortgage Loan at 0.002% per annum.	Paid by the Securities Administrator before the payment of any amounts to Certificateholders.
Trust Oversight Manager	monthly

A monthly fee paid to the trust oversight manager out of interest collections received from the related Mortgage Loans calculated on the outstanding principal balance of each Mortgage Loan at 0.015% per annum, subject to a monthly minimum of $1,250.

Paid by the Securities Administrator before the payment of any amounts to Certificateholders.

None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under “The Pooling Agreement—Amendment” below or, in the case of the Custodian fee, the related custodial agreement.

Expenses of the Servicer, the Custodian, the Trustee, the Securities Administrator and the Trust Oversight Manager will be reimbursed before payments are made on the Certificates. Reimbursement of indemnification costs and expenses of the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager will be reimbursed up to an annual amount specified in the Pooling Agreement before payments of interest and principal are made on the Certificates; any additional unpaid indemnification costs and expenses above such amount in any year will be paid to such party to the extent of any remaining interest collections after all payments of all other amounts due as described under “Description of the Certificates—Overcollateralization Provisions” are made.

THE POOLING AGREEMENT

General

The Offered Certificates will be issued pursuant to the Pooling Agreement.  The assets of the Trust created under the Pooling Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement, (v) the Group 1 and Group 2 Net WAC Reserve Funds, (vi) the rights of the Seller under the Mortgage Loan Purchase Agreement, (vii) the rights to any Net Swap Payments or Swap Termination Payments made by the Swap Provider deposited into the Swap Account; (viii) the rights to receive any payments from the Cap AF-1a Reserve Fund; and (ix) the distribution on and proceeds of all of the foregoing.  The Offered Certificates will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator.

The Interest Rate Swap Agreement, the Swap Account, the right to any Net Swap Payment, any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account, the Class AF-1a Cap Agreement and the right to any payments and any termination payments made by the Cap Provider and deposited into the Class AF-1a Reserve Fund are not assets of the trust, but instead are assets of the separate supplemental interest trust.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling Agreement to the extent set forth in the Pooling Agreement. In addition, the NIMS Insurer, if any, will have various rights under the Pooling Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this prospectus supplement.

Assignment of the Mortgage Loans

Under the Assignment, Assumption and Recognition Agreement, J.P. Morgan Mortgage Acquisition Corp. (the “Seller”) will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund.  Pursuant to the Assignment, Assumption and Recognition Agreement, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Mortgage Loan Purchase Agreement with respect to certain representations, warranties and covenants made by CHF relating to, among other things, certain characteristics of the Mortgage Loans.  In addition, pursuant to the Pooling Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans.  Subject to the limitations described below, CHF or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a “Defective Mortgage Loan”).  See “The Trust Fund—Representations by Sellers or Originator; Repurchases” in the accompanying prospectus.

Pursuant to the Pooling Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Trust Fund, all of its rights to the Mortgage Loans and its rights under the Assignment, Assumption and Recognition Agreement (including the right to enforce CHF’s repurchase obligations).  The obligations of CHF and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the “Mortgage Note”) (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first or second lien on the related Mortgaged Property (the “Mortgage”) with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or its custodian as soon as the same is available to the Depositor) (collectively, the “Mortgage File”).  Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.  It is expected that the Depositor will not submit the Assignments of Mortgage for recordation in any jurisdiction.

JPMorgan Chase Bank, National Association, as custodian (the “Custodian”), on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian’s receipt of any document permitted to be delivered after the Closing Date.  The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders.  The Custodian shall be entitled to a monthly fee (the “Custodian Fee”) calculated at 0.002% per annum (the “Custodian Fee Rate”) on the aggregate Stated Principal Balance of the Mortgage Loans.  If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and CHF or the Seller, as applicable, does not cure such omission or defect within the time period required under the Pooling Agreement, then CHF or, if applicable, the Seller under the Pooling Agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at the price specified in the Pooling Agreement.  Rather than purchase the Defective Mortgage Loan as provided above, CHF or the Seller may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place one or more mortgage loans of like kind (such loan a “Replacement Mortgage Loan”); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a Maximum Mortgage Rate not less than (and not more than two percentage points greater than) the Maximum Mortgage Rate of the related Deleted Mortgage Loan, (iii) have a gross margin not less than that of the related Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan, (vi) have the same adjustment date as that of the related Deleted Mortgage Loan, (vii) have a minimum rate not less than that of the related Deleted Mortgage Loan, (viii) have the same index as that of the related Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the Pooling Agreement, as modified by the Assignment, Assumption and Recognition Agreement (if applicable).  This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Under the Assignment, Assumption and Recognition Agreement, CHF will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan.  In addition, CHF will make certain other representations and warranties with respect to each related Mortgage Loan, including, but not limited to, the following: (i) no Mortgage Loan is classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law; (ii) no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”); (iii) no Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; and (iv) no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of the Mortgage Loan.  Furthermore, CHF will represent and warrant with respect to each Mortgage Loan as of the original sale date that, among other things, at the time of transfer to the Seller, CHF has transferred and assigned all of its right, title and interest in each related Mortgage Loan and the Mortgage Loan Documents, free of any lien.  The Seller will represent and warrant in the Pooling Agreement with respect to each Mortgage Loan that (i) each Mortgage Loan at the time of origination complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws, and (ii) no Mortgage Loan is a “high cost” mortgage loan, as defined by the applicable predatory and abusive lending laws.

Upon discovery of a breach of any representation and warranty made by CHF or the Seller with respect to the Mortgage Loans which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Mortgage Loan Documents, CHF or the Seller, as applicable, will have a period of 60 days after discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 60-day period, CHF or the Seller, as applicable, will be obligated to (x) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Mortgage Loan from the Trust at the Purchase Price, plus any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending law with respect to such Mortgage Loan.  However, a substitution of the related Mortgage Loan is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.

Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Servicing and Administrative Responsibilities

The Servicer, the Securities Administrator, the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer

Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Pooling Agreement or the Mortgage Loan Purchase Agreement, as applicable, including, but not limited to:

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account, and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Distribution Account on the Servicer Remittance Date;

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, to the extent that the Servicer believes such Advances will be recoverable;

paying, as servicing advances, customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage, to the extent not paid by the borrower;

providing monthly loan-level reports to the Securities Administrator;
maintaining certain insurance policies relating to the Mortgage Loans; and
enforcement of foreclosure proceedings.
See “The Servicer” above and the other sections of “The Pooling Agreement” herein.
Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the Pooling Agreement, including but not limited to:
creating and maintaining the Distribution Account, the Swap Account and the Net WAC Reserve Fund;

receiving monthly remittances from the Servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the Certificateholders and the Swap Account in accordance with the priorities described under “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Credit Enhancement—Overcollateralization Provisions,” on each Distribution Date;

preparing and distributing annual investor reports necessary to enable Certificateholders to prepare their tax returns;
preparing and distributing the monthly distribution date statement to Certificateholders based on information received from the Servicer and the Swap Provider;
depositing any Net Swap Amounts received from the Swap Provider into the Swap Account;

distributing amounts on deposit in the Swap Account to the Certificateholders and the Swap Provider in accordance with the priorities described under “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” with respect to each Distribution Date;

See “The Pooling Agreement—The Trustee and the Securities Administrator,” and “Description of the Certificates—Reports to Certificateholders”.
Trustee	exercising remedies upon a Servicer Event of Default where a responsible officer of the trustee has actual knowledge of the default and is instructed by certificateholder to enforce such remedies;

upon the failure of a Servicer to make Advances with respect to a Mortgage Loan and the occurrence of a Servicer Event of Default where a responsible officer of the Trustee has actual knowledge of the default or has received notice of a default, making those Advances, in its capacity as successor servicer, to the extent provided in the Pooling Agreement; and

until a successor servicer is appointed, acting as successor servicer in the event the Servicer resigns or is removed by the Trustee, subject to a 90-day transition period during which time the Servicer will continue to perform the majority of the servicing obligations with respect to the Mortgage Loans.

See “The Pooling Agreement—The Trustee and the Securities Administrator,” and “—Servicer Events of Default”.
Custodian	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “—Assignment of the Mortgage Loans” above.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer shall establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders.  The Collection Account will be an Eligible Account (as defined in the Pooling Agreement).  Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances (each, as defined below), condemnation proceeds required to be released to a mortgagor, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property and similar items), the Servicer will deposit such amounts in the Collection Account.  Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account, which is the Servicer Remittance Date (as defined below).  Any investment earnings on funds on deposit in the Collection Account shall be for the benefit of the Servicer and will not be available for distribution to the certificateholders.  The amount of any losses on the investment of funds on deposit in the Collection Account shall be deposited by the Servicer in the Collection Account out of its own funds with no right of reimbursement.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date.  The Distribution Account will be an Eligible Account, and amounts on deposit therein shall remain uninvested.

Modifications of Mortgage Loan Terms

In the event that a Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in the Pooling Agreement, may waive, modify or vary any term of such Mortgage Loan (including modifications that would change the related Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any related borrower.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an “Advance”), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.  Subject to the recoverability standard below, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made, unless such amounts are deemed to be nonrecoverable by the Servicer, in which case reimbursement will be made to the Servicer from the general funds in the Collection Account.  The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Securities Administrator for distribution on the Offered Certificates.  In the event the Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.  The Trustee, in its capacity as successor servicer, shall be entitled to all reimbursements in the same manner and priority as the predecessor servicer.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a “Servicing Advance.”  The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement.  The Servicer is required to make a Servicing Advance only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

Optional Purchase of Defaulted Loans

Pursuant to the terms and conditions set forth in the Pooling Agreement, the Servicer, or if the Servicer does not exercise its option, the NIMS Insurer, may, at its option, purchase any Mortgage Loan from the Trust that is delinquent in payment by 90 days or more at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer or the NIMS Insurer, as applicable, must first purchase such Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) will be calculated at the “Servicing Fee Rate” of 0.50% per annum on the Principal Balance of each Mortgage Loan.  As additional servicing compensation, the Servicer is entitled to retain any interest received in connection with any prepayment in full received by the Servicer between the first and fifteenth day of the calendar month for the related Distribution Date (the “Prepayment Interest Excess”), all service-related fees collected from mortgagors, including assumption fees, modification fees, extension fees, late payment charges and non-sufficient fund fees, and other ancillary income derived from the Mortgage Loans (but not prepayment premiums, which will be distributed to the holders of the Class P-1 and Class P-2 Certificates), together with any interest or other income earned on funds held in the Collection Account.  For each Distribution Date, the Servicer is obligated to deposit into the Collection Account the lesser of (i) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date and (ii) one-half of the aggregate amount of the Servicing Fees payable to the Servicer for such Distribution Date (any payments made by the Servicer in satisfaction of such obligation, “Compensating Interest”).

The “Servicer Remittance Date” is the business day prior to each Distribution Date.  The “Determination Date” with respect to any Distribution Date, will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

With respect to any Distribution Date and each Mortgage Loan as to which a voluntary principal prepayment in full was applied during the related Prepayment Period (other than prepayments received in the month of such Distribution Date), the “Prepayment Interest Shortfall” is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Distribution Date.

A “Net Prepayment Interest Shortfall”, with respect to any Distribution Date, is the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of (i) all Prepayment Interest Excess for such Distribution Date and (ii) Compensating Interest payments made with respect to such Distribution Date.  The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

Servicer Events of Default

As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the Mortgage Loans if there is a Servicer Event of Default.  The Servicer Events of Default include the following events with respect to the Servicer:

1.

any failure by the Servicer to remit to the Securities Administrator for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee from the holders of certificates entitled to at least 25% of the voting rights; or

2.

any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 30 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee, or received by the Servicer, the Depositor, the Securities Administrator and the Trustee from the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a Servicing Officer of the Servicer; or

3.

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

4.

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

5.

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

6.

any failure of the Servicer to make any Advances when due and that continue unremedied until 3:00 p.m. New York time on the first business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Depositor, the Securities Administrator or the Trustee.

If a Servicer Event of Default described in clauses 1. through 5. occurs, then, so long as the Servicer Event of Default shall not have been remedied, the Depositor or the Trustee upon notice or actual knowledge may, and at the written direction of the holders of the certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement.  If the Servicer Event of Default described in clause 6. occurs and notice thereof has been delivered to the Trustee, the Trustee shall, by notice in writing to the Servicer, the Seller, the Securities Administrator and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.

No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.  In the event the Trustee is required to act as successor servicer, it will act to become the successor servicer or appoint another qualified servicer within 90 days of the Servicer’s termination.  During this 90-day period, the terminated Servicer will continue to (a) service the Mortgage Loans, although the Trustee, in its capacity as successor servicer, will be obligated, to the extent required in the Pooling Agreement, to make all Advances and remit all Compensating Interest required in respect of the Mortgage Loans, and (b) receive or retain all Servicing Fees and other servicing compensation.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling Agreement, J.P. Morgan Mortgage Acquisition Trust 2006-CH2 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling Agreement by the Depositor and its assets will consist of the Trust Fund.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

In addition, on the Closing Date the Supplemental Interest Trust will be created under the Pooling Agreement, and its assets will consist of the Interest Rate Swap Agreement, the Class AF-1a Cap Agreement and such assets as from time to time are deposited in the Swap Account and the Class AF-1a Reserve Fund, as applicable. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York.  All assets of the Supplemental Interest Trust are payable under the Pooling Agreement to the Trust Fund. See “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account.”

The Issuing Entity will not have any employees, officers or directors. The Securities Administrator, the Trustee, the Depositor, the Servicer and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling Agreement, the Mortgage Loan Purchase Agreement and the Custodial Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling Agreement. Under the Pooling Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling Agreement.  Except for transactions and activities entered into in connection with the securitization that is the subject of the Pooling Agreement, the Issuing Entity is not authorized and has no power to: borrow money or issue debt; merge with another entity, reorganize, liquidate or sell assets; or engage in any business or activities.

Each party to the Pooling Agreement will agree that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until one year and one day after the Certificates have been paid in full.  No changes to these restrictions may be made without the amendment of the Pooling Agreement by Certificateholders and the other parties thereto as described under “—The Pooling Agreement—Amendment.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee and the Securities Administrator

Trustee.  U.S. Bank National Association, a national banking association, will be the Trustee under the Pooling Agreement (in such role, the “Trustee”).  The Trustee will be paid an annual fee by the Securities Administrator from the Securities Administrator Fee.  The Trustee’s “Corporate Trust Office” is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: JPMAC 2006-CH2, or at such other addresses as the Trustee may designate from time to time.  The Trustee will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

U.S. Bank General.  U.S. Bank National Association (“U.S. Bank”) will act as Trustee under the Pooling Agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006.  As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General.  U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities.  The Pooling Agreement will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, IL  60604.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

On November 10, 2006, U.S. Bank announced that it has entered into a definitive agreement to purchase the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth quarter of 2006 with conversion occurring early in 2007.

As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 587 issuances of sub-prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $196,346,300,000.

Securities Administrator.  The Bank of New York, as Securities Administrator (the “Securities Administrator”), will perform certain administrative duties with respect to the Certificates.  The Securities Administrator’s “Corporate Trust Office” for purposes of presentment and surrender of the Certificates for final payment thereon is 2001 Bryan Street, 9th Floor, Dallas, Texas, 75201, Attention: Structured Finance Payment Area, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor and the Servicer.  The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

The Securities Administrator is The Bank of New York, a wholly owned subsidiary of The Bank of New York Company, Inc., (NYSE: BK).  The Bank of New York holds consolidated assets in excess of $108 billion and has a presence in more than 90 cities worldwide. The Bank of New York’s operations include a full range of securities services, treasury management, investment management, and private banking services.  The Bank of New York acts as securities administrator through its Global Corporate Trust Division, in the Securities Services line of business.  The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 101 Barclay Street, 4th Floor, New York, NY 10286 and other offices across the U.S. and around the world.

Asset classes for which The Bank of New York serves as administrator or trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans.

Under the terms of the Pooling Agreement, The Bank of New York, in its capacity as Securities Administrator, is responsible for securities administration, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, opening and holding the Distribution Account, the Swap Account and the Net WAC Reserve Fund on behalf of the Trust Fund and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.

The Bank of New York will also act as paying agent, authentication agent, calculation agent and certificate registrar for the certificates.

The Securities Administrator shall be entitled to a monthly fee (the “Securities Administrator Fee”) calculated at 0.004% per annum (the “Securities Administrator Fee Rate”) on the aggregate Stated Principal Balance of the Mortgage Loans; provided, that the Securities Administrator will be paid a minimum Securities Administrator Fee of $500 per month.

The Securities Administrator will serve as paying agent and certificate registrar. The Securities Administrator will be responsible under the Pooling Agreement for preparing the monthly distribution date statement to Certificateholders, providing certain information available to the Securities Administrator to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund’s tax information returns. The Securities Administrator will prepare the Distribution Date statements, tax returns, tax information and required reports based solely on information provided by the Servicer by the time such information is required to be delivered to the Securities Administrator and will make payments to the Swap Provider based solely on information provided by the Servicer. The Securities Administrator will not be required to confirm, verify, recalculate or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator will make the distribution date statement available each month to Certificateholders.

Limitation of Liability and Duties.  Neither the Securities Administrator nor the Trustee will have any liability arising out of or in connection with the Pooling Agreement, except that each such entity may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the Securities Administrator nor the Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in a Servicer Event of Default, and neither the Securities Administrator nor the Trustee will be deemed to have notice of any Servicer Event of Default, Swap Default or Swap Termination unless a responsible officer of the Securities Administrator or the Trustee, as applicable, has actual knowledge of the Servicer Event of Default, Swap Default or Swap Termination or written notice of a Servicer Event of Default, Swap Default or Swap Termination is received by the Securities Administrator or the Trustee at the applicable Corporate Trust Office.  Neither the Securities Administrator nor the Trustee is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Pooling Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Pooling Agreement; however, the Trustee will remit to the Servicer and the Securities Administrator any claim or notice it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

None of the provisions in the Pooling Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, or of the Swap Provider under the Interest Rate Swap Agreement or of the Custodian under the Custodial Agreement. Neither the Securities Administrator nor the Trustee will be responsible for any act or omission of the Servicer, the Depositor, the Swap Provider, the Trust Oversight Manager, the Custodian, each other or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund. The Trustee is not responsible for the validity of the Pooling Agreement, the Custodial Agreement, the Interest Rate Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Expenses and Reimbursements.  Each of the Securities Administrator and the Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by such entity in accordance with the Pooling Agreement, except for expenses, disbursements and advances incurred by the Securities Administrator in the routine administration of its respective duties under the Pooling Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the Securities Administrator and the Trustee will also be entitled to indemnification from the Trust Fund for any claim,  loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Pooling Agreement or in connection with the performance of its duties under the Pooling Agreement, the Interest Rate Swap Agreement, or the Custodial Agreement, as applicable, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Pooling Agreement.

The Securities Administrator and the Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above, prior to distribution of any amounts to Certificateholders; provided that such reimbursement does not exceed a specified dollar limitation set forth in the Pooling Agreement. Any reimbursement due the Securities Administrator or the Trustee above such limitation for any given year or any previous year will be paid from any remaining Net Monthly Excess Cashflow remaining for such application as described under “—Overcollateralization Provisions” above.

Resignation and Removal of Trustee.  The Trustee may at any time resign and be discharged from the trust created under the Pooling Agreement by giving written notice thereof to the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in the Pooling Agreement, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of the Pooling Agreement or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.

The holders of Certificates entitled to at least 51% of the voting rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until acceptance of appointment by the successor Trustee, as provided in the Pooling Agreement.

The Trust Oversight Manager

Pentalpha Surveillance LLC, as Trust Oversight Manager (the “Trust Oversight Manager”), will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, subject to a Trust Oversight Agreement (the “Trust Oversight Agreement”) being entered into among the Depositor, the Trust Oversight Manager and the Servicer on or prior to the Closing Date.  The Trust Oversight Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.  The Trust Oversight Manager shall be entitled to a monthly fee (the “Trust Oversight Manager Fee”) until (i) the termination of the Trust, (ii) the termination of the Servicer’s rights and obligations under the Pooling Agreement or (iii) its removal by the Depositor or its assigns and the appointment of a successor trust oversight manager.  Such fee will be paid by the Trust and will be equal to 0.015% per annum (the “Trust Oversight Manager Fee Rate”) on the aggregate Stated Principal Balance of the Mortgage Loans, subject to a monthly minimum of $1,250.

The Trust Oversight Manager will be entitled to reimbursement from the Trust Fund for certain expenses, indemnities and other amounts prior to payment of any amounts to Certificateholders.

Voting Rights

The Class C, Class P and Class R Certificates will each be allocated 1% of all voting rights and the other classes of Certificates will be allocated 97% of all voting rights under the Pooling Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.  The “Percentage Interest” of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Trust provide a report on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB.  Together with the assessment of compliance, a firm of independent public accountants will be required to furnish a an attestation report compliant with Item 1122 of Regulation AB on the party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling Agreement also provides for delivery to the Trustee, the Depositor and the Securities Administrator, on or before a specified date in each, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

Amendment

The Pooling Agreement may be amended by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent of the Swap Provider, the Cap Provider and the NIMS Insurer, if any, but without the consent of any of the certificateholders to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, to conform the provisions of the Pooling Agreement to the information contained herein or to maintain the qualification of the Trust as a REMIC or to comply with the provisions of Regulation AB, provided, among other things as stated in the Pooling Agreement, that the action will not adversely affect in any material respect the interests of any certificateholder.  The Pooling Agreement may also be amended by the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee, with the consent of the Swap Provider and the NIMS Insurer, if any, and the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

•

reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

•

adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

•

reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee, among other things, need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.  Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.  In particular, the yields to maturity of each class of Senior Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related Group.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by CHF, the Seller or the Servicer).  Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment premiums.  The Mortgage Loans are subject to the “due-on-sale” provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.  See “Description of the Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on groups of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease.  The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans.  The existence of the applicable Periodic Rate Cap and Maximum Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date until two, three or five years after the origination thereof.  The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans.  The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates.  However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

Except in the circumstances described in this prospectus supplement, principal distributions on the Group 1 Certificates relate to principal payments on the Group 1 Mortgage Loans, principal distributions on the Group 2-A Certificates relate to principal payments on the Group 2-A Mortgage Loans and principal distributions on the Group 2-B Certificates relate to principal payments on the Group 2-B Mortgage Loans.

Approximately 95.10%, 62.86%, 77.07%, 67.54% and 72.92% of the Mortgage Loans in Group 1, Group 2A, Group 2B, Group 2 and the Aggregate Pool, respectively (in each case, by aggregate Principal Balance of the related Group or Aggregate Pool, as applicable, as of the Cut-off Date) provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments.  The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates.  Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium.  Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

To the extent the Net WAC Rate is paid on the Offered Certificates, a shortfall in interest distributions to these certificateholders equal to the Net WAC Rate Carryover Amount will occur.  Such shortfall will only be payable from (i) with respect to the Group 2 Certificates amounts paid under the Interest Rate Swap Agreement, but only in the priorities described under “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement (ii) the Group 2 Net Monthly Excess Cashflow but only to the extent that the Group 2 Overcollateralization Target Amount has been reached or maintained and certain other amounts have been paid and (iii) with respect to the Class AF-1a Certificates only, amounts paid under the Class AF-1a Cap Agreement.  See “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

Additional Information

The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the “Commission”) and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission pursuant to Rule 433.  Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.  Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein).  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation.  In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity.  The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate.  Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “Description of the Mortgage Pool.”

The Final Scheduled Distribution Date for the Offered Certificates is as set forth in this prospectus supplement under “Description of the Certificates—Final Scheduled Distribution Date.”  The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the actual final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Final Scheduled Distribution Date because:

•

prepayments are likely to occur,

•

excess cashflow, if any, will be applied as principal of the Senior Certificates and the Subordinate Certificates as described herein,

•

the Group 1 or Group 2 Overcollateralization Target Amounts may change as described in the Pooling Agreement, and

•

the Servicer or the NIMS Insurer, if any, may cause a termination of the Trust as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement (the “Prepayment Assumption”) assumes a prepayment rate for the fixed rate Mortgage Loans of 100% of the Fixed Rate Prepayment Vector and a prepayment rate for the adjustable rate Mortgage Loans of 100% of the Adjustable Rate Prepayment Vector.

(i)

A “Fixed Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.000% per annum in each month thereafter until the 10th month.  Beginning in the 11th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vector assumes a 20% per annum.

(ii)

An “Adjustable Rate Prepayment Vector” assumes a CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.36363% (precisely 26%/11) per annum in each month thereafter until the 12th month.  Beginning in the 12th month and until and including the 23rd month, such prepayment vector assumes a CPR of 28% per annum. Beginning in the 24th month and until and including the 27th month, such prepayment vector assumes a CPR of 60% per annum. Beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, such prepayment vector assumes a CPR of 35% per annum; provided, however, that the prepayment rate will not exceed 85% CPR in any period for any given percentage of the Adjustable Rate Prepayment Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a group of mortgage loans for the life of such mortgage loans.  The model does not purport to be either an historical description of the prepayment experience of any group of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.  Each of the “Prepayment Scenarios” in the table below assumes the respective percentages of the applicable Prepayment Assumption, indicated for such scenario.

The tables entitled “Percentage of Initial Class Principal Amount of the Offered Certificates Outstanding at the Following Prepayment Scenarios” were prepared on the basis of the assumptions in the following paragraph and the table set forth below.  There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans.  Any such discrepancy may have an effect upon the percentages of Initial Class Principal Amounts outstanding and weighted average lives of the Offered Certificates set forth in that table.  In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percentage of Initial Class Principal Amount of the Offered Certificates Outstanding at the Following Prepayment Scenarios” were determined assuming that (the “Structuring Assumptions”):

•

the Mortgage Loans have the characteristics set forth in the tables below,

•

the closing date for the Offered Certificates occurs on December 14, 2006,

•

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in December 2006,

•

the prepayment rates are those indicated in the “Prepayment Scenarios” table below,

•

CHF is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement of the Assignment, Assumption and Recognition Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Clean-Up Call” in the tables below,

•

scheduled payments for all Mortgage Loans are received on the first day of each month commencing in December 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans,

•

all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

•

such prepayments are received on the last day of each month commencing in the month of November,

•

the original Principal Balance of the Class P-1 and Class P-2 Certificates is equal to $0,

•

the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex II and no Swap Termination Payment is made;

•

the Certificate Index is at all times equal to 5.320%,

•

Six-Month LIBOR is at all times equal to 5.370%,

•

the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), and

•

the Administrative Fee rate is initially approximately 0.525% per annum, subject to adjustment.

Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Prepayment Scenarios

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Fixed-Rate Mortgage Loans(1)	0%	50%	100%	150%	200%
Adjustable-Rate Mortgage Loans(2)	0%	50%	100%	150%	200%

(1)

Percentage of the Prepayment Assumption.

(2)

Percentage of the Prepayment Assumption.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Group	Aggregate Principal Balance ($)	Current Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment Date	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Original Interest Only Period (months)	Original Amortization Term (months)	Rate Adjustment Frequency (months)
1	1,535,041.43	8.217	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	842,417.37	7.627	180	178	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	129,276.26	6.950	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	9,498,873.57	7.547	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	44,510,722.01	7.706	180	176	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	2,003,410.50	7.556	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	1,869,579.86	8.155	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	459,519.99	7.345	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	6,891,248.75	7.173	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	179,506.04	7.875	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	541,749.84	7.555	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	15,686,040.32	7.392	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
1	14,997,947.97	7.715	335	330	N/A	N/A	N/A	N/A	N/A	N/A	0	335	N/A
1	3,780,183.77	7.187	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	1,136,925.09	7.077	352	347	N/A	N/A	N/A	N/A	N/A	N/A	0	352	N/A
1	43,969.16	8.750	360	353	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	557,364.62	8.090	360	353	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	12,891,149.09	7.365	345	341	N/A	N/A	N/A	N/A	N/A	N/A	0	345	N/A
1	619,088.28	8.062	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	69,598.31	8.400	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	148,416.20	7.699	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	159,049.90	8.250	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	4,139,846.09	7.687	334	325	N/A	N/A	N/A	N/A	N/A	N/A	0	334	N/A
1	754,504.57	7.766	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
1	241,950,537.98	7.711	324	319	N/A	N/A	N/A	N/A	N/A	N/A	0	324	N/A
1	801,500.00	7.628	360	355	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
1	1,238,000.00	7.630	360	357	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
1	468,000.00	7.575	360	354	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
1	4,567,514.70	7.633	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
1	272,000.00	7.391	360	351	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
1	22,273,160.91	7.229	360	355	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-A	148,720,513.05	8.294	360	355	4.692	15.294	8.293	19	2.948	1.409	0	360	6
2-A	119,298.00	9.050	360	351	6.100	16.050	9.050	15	3.000	1.000	0	360	6
2-A	175,201.93	8.741	360	353	7.003	15.218	8.741	17	3.000	1.239	0	360	6
2-A	437,231.35	9.396	360	352	6.986	16.396	9.396	16	2.386	1.500	0	360	6
2-A	1,833,437.11	8.436	360	352	7.003	15.380	8.436	16	2.822	1.472	0	360	6
2-A	259,667.28	8.250	360	358	5.750	15.250	8.250	22	3.000	1.500	0	360	6
2-A	78,770,798.94	8.071	360	355	5.339	15.071	8.071	19	3.000	1.439	0	360	6
2-A	95,460.38	8.490	360	351	6.990	15.490	8.490	15	1.500	1.500	0	360	6
2-A	6,179,614.26	7.705	360	355	5.631	14.705	7.705	19	3.000	1.500	0	360	6
2-A	137,076,856.63	7.828	360	355	4.720	14.828	7.828	19	2.977	1.498	0	480	6
2-A	144,587.69	7.750	360	351	4.750	14.750	7.750	15	1.500	1.500	0	480	6
2-A	127,774.37	8.515	360	353	7.625	15.515	8.515	17	3.000	1.500	0	480	6
2-A	326,764.79	9.975	360	351	6.100	16.975	9.975	15	3.000	1.000	0	480	6
2-A	171,402.53	7.875	360	351	4.375	14.875	7.875	15	1.500	1.500	0	480	6
2-A	1,580,423.39	7.719	360	351	6.108	14.719	7.719	15	1.992	1.500	0	480	6
2-A	480,868.64	7.625	360	351	4.625	14.625	7.625	15	1.500	1.500	0	480	6
2-A	208,895,817.17	7.381	360	355	4.986	14.381	7.381	19	2.998	1.495	0	480	6
2-A	143,035.34	9.940	360	351	7.000	16.940	9.940	15	3.000	1.500	0	480	6
2-A	218,364.53	7.693	360	351	4.193	14.693	7.693	15	1.500	1.500	0	480	6
2-A	25,853,641.15	7.030	360	354	5.061	14.030	7.030	18	3.000	1.500	0	480	6
2-A	30,041,389.69	8.732	357	353	4.603	15.732	8.732	32	3.000	1.098	0	357	6
2-A	336,196.39	9.060	360	353	7.500	16.060	9.060	29	3.000	1.500	0	360	6
2-A	3,110,380.58	8.689	360	355	4.677	15.689	8.689	31	3.000	1.221	0	360	6
2-A	89,551.89	9.125	360	351	8.875	16.125	9.125	27	3.000	1.500	0	360	6
2-A	484,756.95	8.561	360	352	7.933	15.561	8.561	28	3.000	1.500	0	360	6
2-A	61,114,455.60	8.207	360	355	5.209	15.207	8.207	31	3.000	1.365	0	360	6
2-A	12,803,239.40	8.231	360	355	4.510	15.231	8.231	31	3.000	1.500	0	480	6
2-A	4,581,511.96	7.572	360	356	3.840	14.572	7.572	32	3.000	1.500	0	480	6
2-A	316,134.62	8.783	360	352	7.720	15.783	8.783	28	3.000	1.500	0	480	6
2-A	144,568.55	8.850	360	353	7.500	15.850	8.850	29	3.000	1.500	0	480	6
2-A	226,168.00	5.900	360	353	4.775	12.900	5.900	29	3.000	1.500	0	480	6
2-A	128,047,155.88	7.181	360	355	5.223	14.181	7.181	31	3.000	1.499	0	480	6
2-A	9,344,422.49	8.534	355	350	4.130	15.534	8.534	56	3.000	1.047	0	355	6
2-A	790,681.67	9.009	360	356	4.560	16.009	9.009	56	3.000	1.350	0	360	6
2-A	1,285,284.27	7.988	360	355	4.286	14.988	7.988	55	3.000	1.176	0	360	6
2-A	7,756,530.34	7.753	360	356	3.472	14.753	7.753	56	3.000	1.493	0	480	6
2-A	1,083,527.55	7.938	360	355	3.813	14.938	7.938	55	3.000	1.500	0	480	6
2-A	2,991,685.16	7.915	360	355	4.051	14.915	7.915	55	3.000	1.500	0	480	6
2-A	13,982,804.46	8.301	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	5,503,478.37	7.655	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	5,013,174.55	8.027	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	67,979,806.93	7.600	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	4,700,454.01	8.109	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	3,248,088.68	7.312	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	794,622.82	7.934	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	255,483.89	8.100	360	353	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	894,172.85	7.194	360	352	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	30,011,864.90	7.660	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-A	34,742,206.73	8.229	333	329	N/A	N/A	N/A	N/A	N/A	N/A	0	333	N/A
2-A	3,486,673.43	8.092	352	348	N/A	N/A	N/A	N/A	N/A	N/A	0	352	N/A
2-A	1,412,194.40	8.411	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	88,036.11	8.750	360	353	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	67,226.89	9.500	360	352	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	96,334.17	8.750	360	352	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	164,053.72	8.500	360	352	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	780,525.44	7.354	360	358	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-A	13,550,985.74	8.069	351	347	N/A	N/A	N/A	N/A	N/A	N/A	0	351	N/A
2-A	6,351,613.05	8.084	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-A	7,105,185.45	7.431	360	355	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-A	160,000.00	9.719	360	355	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-A	569,800.00	7.248	360	358	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-A	14,812,220.31	7.825	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-B	50,004,075.63	8.693	360	355	4.899	15.693	8.693	20	2.985	1.396	0	360	6
2-B	242,026.01	10.322	360	352	8.459	16.322	10.322	16	3.000	1.000	0	360	6
2-B	456,424.80	8.499	360	351	6.999	15.499	8.499	15	1.500	1.500	0	360	6
2-B	1,336,871.38	8.507	360	351	6.221	15.507	8.507	15	1.853	1.500	0	360	6
2-B	35,685,073.25	8.026	360	356	4.959	15.026	8.026	20	3.000	1.373	0	360	6
2-B	163,113.91	7.450	360	351	3.950	14.450	7.450	15	1.500	1.500	0	360	6
2-B	2,292,936.97	7.634	360	355	5.442	14.634	7.634	19	3.000	1.500	0	360	6
2-B	444,742.19	8.171	360	351	6.178	15.171	8.171	15	1.500	1.500	0	360	6
2-B	223,173.43	6.625	360	351	5.625	13.625	6.625	15	1.500	1.500	0	360	6
2-B	1,592,970.64	7.525	360	354	4.849	14.525	7.525	18	3.000	1.500	0	360	6
2-B	22,252,518.73	8.091	360	356	4.996	15.091	8.091	20	2.990	1.500	0	480	6
2-B	621,809.74	7.000	360	351	5.500	14.000	7.000	15	3.000	1.000	0	480	6
2-B	33,911,505.87	7.522	360	356	5.104	14.522	7.522	20	2.994	1.495	0	480	6
2-B	2,282,018.22	6.898	360	355	5.515	13.898	6.898	19	3.000	1.500	0	480	6
2-B	947,262.48	7.710	360	355	5.035	14.710	7.710	19	3.000	1.500	0	480	6
2-B	13,169,478.32	9.176	359	355	5.114	16.176	9.176	32	3.000	1.169	0	359	6
2-B	3,911,137.54	8.454	360	356	4.183	15.454	8.454	32	3.000	1.072	0	360	6
2-B	129,681.79	8.590	360	351	7.500	15.590	8.590	27	3.000	1.500	0	360	6
2-B	1,699,941.54	8.459	360	352	7.500	15.459	8.459	28	3.000	1.500	0	360	6
2-B	44,770,024.57	7.663	358	354	4.748	14.663	7.663	32	3.000	1.397	0	358	6
2-B	1,519,086.00	7.269	360	355	5.135	14.269	7.269	31	3.000	1.500	0	360	6
2-B	7,919,776.64	8.025	360	355	4.546	15.025	8.025	31	2.951	1.500	0	480	6
2-B	459,283.80	8.950	360	353	7.500	15.950	8.950	29	3.000	1.500	0	480	6
2-B	1,608,526.57	7.795	360	355	4.685	14.795	7.795	31	3.000	1.500	0	480	6
2-B	508,388.49	7.913	360	352	7.500	14.913	7.913	28	3.000	1.500	0	480	6
2-B	1,111,090.44	8.047	360	353	7.498	15.047	8.047	29	3.000	1.500	0	480	6
2-B	314,926.00	7.052	360	353	5.150	14.052	7.052	29	3.000	1.500	0	480	6
2-B	115,960,336.53	7.040	360	355	5.157	14.040	7.040	31	3.000	1.499	0	480	6
2-B	644,088.54	7.428	360	356	5.162	14.428	7.428	32	3.000	1.500	0	480	6
2-B	2,757,757.99	8.417	360	356	4.312	15.417	8.417	56	3.000	1.022	0	360	6
2-B	372,915.34	7.613	360	356	3.410	14.613	7.613	56	3.000	1.000	0	360	6
2-B	2,456,385.79	7.595	360	356	3.312	14.595	7.595	56	3.000	1.199	0	360	6
2-B	56,080,777.37	7.807	359	354	3.719	14.807	7.807	55	3.000	1.259	0	359	6
2-B	142,400.00	7.250	360	357	2.900	14.250	7.250	57	3.000	1.500	60	300	6
2-B	645,782.41	7.234	360	356	3.055	14.234	7.234	56	3.000	1.500	0	480	6
2-B	291,954.11	7.775	360	356	4.275	14.775	7.775	56	3.000	1.500	0	480	6
2-B	3,432,220.16	7.467	360	355	4.053	14.467	7.467	55	3.000	1.500	0	480	6
2-B	14,390,062.20	7.590	360	356	3.661	14.590	7.590	56	3.000	1.500	0	480	6
2-B	5,482,220.09	8.763	180	176	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	4,427,056.90	8.015	180	176	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	1,137,876.49	8.298	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	28,590,826.91	7.689	180	177	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	1,977,248.88	7.580	180	176	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	1,262,750.47	8.074	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	1,923,632.05	7.633	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	1,152,166.49	7.751	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	491,358.37	8.392	360	353	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	7,979,331.41	7.615	360	357	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	857,077.98	7.078	360	356	N/A	N/A	N/A	N/A	N/A	N/A	0	480	N/A
2-B	16,980,784.67	8.811	330	325	N/A	N/A	N/A	N/A	N/A	N/A	0	330	N/A
2-B	958,353.55	8.445	346	343	N/A	N/A	N/A	N/A	N/A	N/A	0	346	N/A
2-B	1,011,188.81	8.657	305	301	N/A	N/A	N/A	N/A	N/A	N/A	0	305	N/A
2-B	225,134.96	8.551	360	352	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	7,846,884.20	8.726	347	343	N/A	N/A	N/A	N/A	N/A	N/A	0	347	N/A
2-B	294,163.71	7.999	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	83,988.73	8.125	360	351	N/A	N/A	N/A	N/A	N/A	N/A	0	360	N/A
2-B	17,916,963.64	7.756	335	330	N/A	N/A	N/A	N/A	N/A	N/A	0	335	N/A
2-B	2,614,437.37	7.588	360	355	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-B	1,483,100.00	8.338	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-B	102,400.00	7.750	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-B	4,724,646.59	7.847	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A
2-B	530,477.71	6.909	360	356	N/A	N/A	N/A	N/A	N/A	N/A	60	300	N/A

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various prepayment scenarios specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed.  Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated prepayment scenario.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various prepayment scenarios.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class AF-1a Certificates					Class AF- 1b Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	97	70	44	17	0	97	70	44	17	0
November 2008	94	41	0	0	0	94	41	0	0	0
November 2009	90	14	0	0	0	90	14	0	0	0
November 2010	87	0	0	0	0	87	0	0	0	0
November 2011	83	0	0	0	0	83	0	0	0	0
November 2012	79	0	0	0	0	79	0	0	0	0
November 2013	74	0	0	0	0	74	0	0	0	0
November 2014	70	0	0	0	0	70	0	0	0	0
November 2015	66	0	0	0	0	66	0	0	0	0
November 2016	62	0	0	0	0	62	0	0	0	0
November 2017	56	0	0	0	0	56	0	0	0	0
November 2018	51	0	0	0	0	51	0	0	0	0
November 2019	45	0	0	0	0	45	0	0	0	0
November 2020	38	0	0	0	0	38	0	0	0	0
November 2021	4	0	0	0	0	4	0	0	0	0
November 2022	0	0	0	0	0	0	0	0	0	0
November 2023	0	0	0	0	0	0	0	0	0	0
November 2024	0	0	0	0	0	0	0	0	0	0
November 2025	0	0	0	0	0	0	0	0	0	0
November 2026	0	0	0	0	0	0	0	0	0	0
November 2027	0	0	0	0	0	0	0	0	0	0
November 2028	0	0	0	0	0	0	0	0	0	0
November 2029	0	0	0	0	0	0	0	0	0	0
November 2030	0	0	0	0	0	0	0	0	0	0
November 2031	0	0	0	0	0	0	0	0	0	0
November 2032	0	0	0	0	0	0	0	0	0	0
November 2033	0	0	0	0	0	0	0	0	0	0
November 2034	0	0	0	0	0	0	0	0	0	0
November 2035	0	0	0	0	0	0	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	10.47	1.72	0.90	0.61	0.45	10.47	1.72	0.90	0.61	0.45
Weighted Average Life in Years to Clean-Up Call	10.47	1.72	0.90	0.61	0.45	10.47	1.72	0.90	0.61	0.45

	Class AF-2 Certificates					Class AF-3 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	56	100	100	100	100	100
November 2008	100	100	71	0	0	100	100	100	39	0
November 2009	100	100	0	0	0	100	100	45	0	0
November 2010	100	67	0	0	0	100	100	0	0	0
November 2011	100	0	0	0	0	100	90	0	0	0
November 2012	100	0	0	0	0	100	52	0	0	0
November 2013	100	0	0	0	0	100	28	0	0	0
November 2014	100	0	0	0	0	100	15	0	0	0
November 2015	100	0	0	0	0	100	0	0	0	0
November 2016	100	0	0	0	0	100	0	0	0	0
November 2017	100	0	0	0	0	100	0	0	0	0
November 2018	100	0	0	0	0	100	0	0	0	0
November 2019	100	0	0	0	0	100	0	0	0	0
November 2020	100	0	0	0	0	100	0	0	0	0
November 2021	100	0	0	0	0	100	0	0	0	0
November 2022	81	0	0	0	0	100	0	0	0	0
November 2023	43	0	0	0	0	100	0	0	0	0
November 2024	2	0	0	0	0	100	0	0	0	0
November 2025	0	0	0	0	0	82	0	0	0	0
November 2026	0	0	0	0	0	62	0	0	0	0
November 2027	0	0	0	0	0	41	0	0	0	0
November 2028	0	0	0	0	0	18	0	0	0	0
November 2029	0	0	0	0	0	0	0	0	0	0
November 2030	0	0	0	0	0	0	0	0	0	0
November 2031	0	0	0	0	0	0	0	0	0	0
November 2032	0	0	0	0	0	0	0	0	0	0
November 2033	0	0	0	0	0	0	0	0	0	0
November 2034	0	0	0	0	0	0	0	0	0	0
November 2035	0	0	0	0	0	0	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	16.79	4.19	2.10	1.38	1.00	20.50	6.37	3.00	1.91	1.38
Weighted Average Life in Years to Clean-Up Call	16.79	4.19	2.10	1.38	1.00	20.50	6.37	3.00	1.91	1.38

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class AF-4 Certificates					Class AF-5 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	39	100	100	100	100	100
November 2009	100	100	100	14	0	100	100	100	100	2
November 2010	100	100	94	0	0	100	100	100	87	2
November 2011	100	100	46	0	0	100	100	100	49	0
November 2012	100	100	13	0	0	100	100	100	30	0
November 2013	100	100	0	0	0	100	100	89	21	0
November 2014	100	100	0	0	0	100	100	83	21	0
November 2015	100	100	0	0	0	100	100	71	20	0
November 2016	100	81	0	0	0	100	100	58	15	0
November 2017	100	62	0	0	0	100	100	47	11	0
November 2018	100	44	0	0	0	100	100	37	6	0
November 2019	100	27	0	0	0	100	100	29	3	0
November 2020	100	12	0	0	0	100	100	22	*	0
November 2021	100	0	0	0	0	100	83	15	0	0
November 2022	100	0	0	0	0	100	72	11	0	0
November 2023	100	0	0	0	0	100	61	7	0	0
November 2024	100	0	0	0	0	100	52	4	0	0
November 2025	100	0	0	0	0	100	43	2	0	0
November 2026	100	0	0	0	0	100	36	*	0	0
November 2027	100	0	0	0	0	100	29	0	0	0
November 2028	100	0	0	0	0	100	23	0	0	0
November 2029	91	0	0	0	0	100	18	0	0	0
November 2030	56	0	0	0	0	100	13	0	0	0
November 2031	19	0	0	0	0	100	7	0	0	0
November 2032	0	0	0	0	0	77	2	0	0	0
November 2033	0	0	0	0	0	46	0	0	0	0
November 2034	0	0	0	0	0	37	0	0	0	0
November 2035	0	0	0	0	0	30	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	24.13	11.73	5.00	2.77	1.93	27.43	18.88	11.26	6.13	2.62
Weighted Average Life in Years to Clean-Up Call	24.13	11.71	5.00	2.77	1.93	27.40	14.20	7.00	4.27	2.60

_______________________

*Indicates a  number that is greater than zero but less than 0.5%.

	Class AF-6 Certificates					Class MF-1 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	99	94	90	92	100	100	100	80	48	59
November 2011	99	87	81	78	66	100	100	63	33	16
November 2012	97	77	67	58	39	100	99	50	23	9
November 2013	95	68	52	40	23	100	88	39	16	5
November 2014	88	46	25	19	13	100	77	31	11	0
November 2015	82	31	12	6	5	100	68	24	7	0
November 2016	75	21	5	2	1	100	60	19	5	0
November 2017	68	14	3	1	0	100	52	15	0	0
November 2018	61	9	1	*	0	100	46	11	0	0
November 2019	54	6	1	*	0	100	40	9	0	0
November 2020	47	4	*	0	0	100	34	7	0	0
November 2021	19	1	*	0	0	100	25	3	0	0
November 2022	16	1	*	0	0	100	22	0	0	0
November 2023	13	1	*	0	0	100	18	0	0	0
November 2024	10	*	*	0	0	100	15	0	0	0
November 2025	8	*	*	0	0	95	13	0	0	0
November 2026	6	*	0	0	0	87	11	0	0	0
November 2027	4	*	0	0	0	78	9	0	0	0
November 2028	3	*	0	0	0	68	7	0	0	0
November 2029	2	*	0	0	0	58	5	0	0	0
November 2030	1	*	0	0	0	47	*	0	0	0
November 2031	*	*	0	0	0	36	0	0	0	0
November 2032	*	*	0	0	0	23	0	0	0	0
November 2033	*	0	0	0	0	14	0	0	0	0
November 2034	*	0	0	0	0	11	0	0	0	0
November 2035	*	0	0	0	0	9	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	12.95	8.08	6.81	6.42	5.94	23.75	12.40	6.97	4.88	4.40
Weighted Average Life in Years to Clean-Up Call	12.95	8.04	6.14	4.30	3.11	23.75	11.03	5.62	3.88	3.11

_______________________

*Indicates a  number that is greater than zero but less than 0.5%.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class MF-2 Certificates					Class MF-3 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	100	100	80	48	26	100	100	80	48	26
November 2011	100	100	63	33	16	100	100	63	33	16
November 2012	100	99	50	23	9	100	99	50	23	9
November 2013	100	88	39	16	4	100	88	39	16	0
November 2014	100	77	31	11	0	100	77	31	11	0
November 2015	100	68	24	7	0	100	68	24	7	0
November 2016	100	60	19	2	0	100	60	19	0	0
November 2017	100	52	15	0	0	100	52	15	0	0
November 2018	100	46	11	0	0	100	46	11	0	0
November 2019	100	40	9	0	0	100	40	9	0	0
November 2020	100	34	7	0	0	100	34	7	0	0
November 2021	100	25	0	0	0	100	25	0	0	0
November 2022	100	22	0	0	0	100	22	0	0	0
November 2023	100	18	0	0	0	100	18	0	0	0
November 2024	100	15	0	0	0	100	15	0	0	0
November 2025	95	13	0	0	0	95	13	0	0	0
November 2026	87	11	0	0	0	87	11	0	0	0
November 2027	78	9	0	0	0	78	9	0	0	0
November 2028	68	7	0	0	0	68	7	0	0	0
November 2029	58	3	0	0	0	58	0	0	0	0
November 2030	47	0	0	0	0	47	0	0	0	0
November 2031	36	0	0	0	0	36	0	0	0	0
November 2032	23	0	0	0	0	23	0	0	0	0
November 2033	14	0	0	0	0	14	0	0	0	0
November 2034	11	0	0	0	0	11	0	0	0	0
November 2035	9	0	0	0	0	9	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	23.75	12.37	6.95	4.82	4.18	23.75	12.33	6.93	4.76	4.04
Weighted Average Life in Years to Clean-Up Call	23.75	11.03	5.62	3.84	3.11	23.75	11.03	5.62	3.82	3.11

	Class MF-4 Certificates					Class MF-5 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	100	100	80	48	26	100	100	80	48	26
November 2011	100	100	63	33	16	100	100	63	33	16
November 2012	100	99	50	23	9	100	99	50	23	7
November 2013	100	88	39	16	0	100	88	39	16	0
November 2014	100	77	31	11	0	100	77	31	11	0
November 2015	100	68	24	4	0	100	68	24	0	0
November 2016	100	60	19	0	0	100	60	19	0	0
November 2017	100	52	15	0	0	100	52	15	0	0
November 2018	100	46	11	0	0	100	46	11	0	0
November 2019	100	40	9	0	0	100	40	5	0	0
November 2020	100	34	*	0	0	100	34	0	0	0
November 2021	100	25	0	0	0	100	25	0	0	0
November 2022	100	22	0	0	0	100	22	0	0	0
November 2023	100	18	0	0	0	100	18	0	0	0
November 2024	100	15	0	0	0	100	15	0	0	0
November 2025	95	13	0	0	0	95	13	0	0	0
November 2026	87	11	0	0	0	87	11	0	0	0
November 2027	78	9	0	0	0	78	4	0	0	0
November 2028	68	1	0	0	0	68	0	0	0	0
November 2029	58	0	0	0	0	58	0	0	0	0
November 2030	47	0	0	0	0	47	0	0	0	0
November 2031	36	0	0	0	0	36	0	0	0	0
November 2032	23	0	0	0	0	23	0	0	0	0
November 2033	14	0	0	0	0	14	0	0	0	0
November 2034	11	0	0	0	0	11	0	0	0	0
November 2035	9	0	0	0	0	6	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	23.75	12.28	6.89	4.72	3.95	23.71	12.22	6.83	4.66	3.87
Weighted Average Life in Years to Clean-Up Call	23.75	11.03	5.62	3.80	3.11	23.71	11.03	5.62	3.79	3.11

_______________________

*Indicates a  number that is greater than zero but less than 0.5%.

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class MF-6 Certificates					Class MF-7 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	100	100	80	48	26	100	100	80	48	26
November 2011	100	100	63	33	16	100	100	63	33	16
November 2012	100	99	50	23	0	100	99	50	23	0
November 2013	100	88	39	16	0	100	88	39	16	0
November 2014	100	77	31	8	0	100	77	31	0	0
November 2015	100	68	24	0	0	100	68	24	0	0
November 2016	100	60	19	0	0	100	60	19	0	0
November 2017	100	52	15	0	0	100	52	15	0	0
November 2018	100	46	11	0	0	100	46	*	0	0
November 2019	100	40	0	0	0	100	40	0	0	0
November 2020	100	34	0	0	0	100	34	0	0	0
November 2021	100	25	0	0	0	100	25	0	0	0
November 2022	100	22	0	0	0	100	22	0	0	0
November 2023	100	18	0	0	0	100	18	0	0	0
November 2024	100	15	0	0	0	100	15	0	0	0
November 2025	95	13	0	0	0	95	9	0	0	0
November 2026	87	7	0	0	0	87	0	0	0	0
November 2027	78	0	0	0	0	78	0	0	0	0
November 2028	68	0	0	0	0	68	0	0	0	0
November 2029	58	0	0	0	0	58	0	0	0	0
November 2030	47	0	0	0	0	47	0	0	0	0
November 2031	36	0	0	0	0	36	0	0	0	0
November 2032	23	0	0	0	0	23	0	0	0	0
November 2033	14	0	0	0	0	14	0	0	0	0
November 2034	11	0	0	0	0	0	0	0	0	0
November 2035	0	0	0	0	0	0	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	23.64	12.14	6.77	4.61	3.81	23.54	12.03	6.68	4.55	3.72
Weighted Average Life in Years to Clean-Up Call	23.64	11.03	5.62	3.77	3.11	23.54	11.03	5.62	3.77	3.11

_______________________

*Indicates a  number that is greater than zero but less than 0.5%.

	Class MF-8 Certificates					Class MF-9 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	100	100	80	48	26	100	100	80	48	26
November 2011	100	100	63	33	12	100	100	63	33	0
November 2012	100	99	50	23	0	100	99	50	20	0
November 2013	100	88	39	12	0	100	88	39	0	0
November 2014	100	77	31	0	0	100	77	31	0	0
November 2015	100	68	24	0	0	100	68	24	0	0
November 2016	100	60	19	0	0	100	60	8	0	0
November 2017	100	52	5	0	0	100	52	0	0	0
November 2018	100	46	0	0	0	100	46	0	0	0
November 2019	100	40	0	0	0	100	40	0	0	0
November 2020	100	34	0	0	0	100	34	0	0	0
November 2021	100	25	0	0	0	100	25	0	0	0
November 2022	100	22	0	0	0	100	17	0	0	0
November 2023	100	18	0	0	0	100	7	0	0	0
November 2024	100	11	0	0	0	100	0	0	0	0
November 2025	95	0	0	0	0	95	0	0	0	0
November 2026	87	0	0	0	0	87	0	0	0	0
November 2027	78	0	0	0	0	78	0	0	0	0
November 2028	68	0	0	0	0	68	0	0	0	0
November 2029	58	0	0	0	0	58	0	0	0	0
November 2030	47	0	0	0	0	47	0	0	0	0
November 2031	36	0	0	0	0	36	0	0	0	0
November 2032	23	0	0	0	0	21	0	0	0	0
November 2033	0	0	0	0	0	0	0	0	0	0
November 2034	0	0	0	0	0	0	0	0	0	0
November 2035	0	0	0	0	0	0	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	23.43	11.90	6.58	4.48	3.67	23.36	11.63	6.40	4.34	3.53
Weighted Average Life in Years to Clean-Up Call	23.43	11.03	5.62	3.77	3.11	23.36	11.03	5.62	3.75	3.11

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class AV-1 Certificates					Class AV-2 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	99	86	72	58	44	99	75	51	27	2
November 2008	99	66	37	13	2	97	40	0	0	0
November 2009	98	52	19	0	0	96	14	0	0	0
November 2010	97	40	18	0	0	94	0	0	0	0
November 2011	97	33	12	0	0	93	0	0	0	0
November 2012	96	28	9	0	0	91	0	0	0	0
November 2013	95	23	6	0	0	89	0	0	0	0
November 2014	94	20	4	0	0	87	0	0	0	0
November 2015	93	16	3	0	0	85	0	0	0	0
November 2016	91	14	2	0	0	82	0	0	0	0
November 2017	90	12	2	0	0	80	0	0	0	0
November 2018	89	10	1	0	0	77	0	0	0	0
November 2019	87	8	1	0	0	74	0	0	0	0
November 2020	85	7	*	0	0	70	0	0	0	0
November 2021	76	5	0	0	0	54	0	0	0	0
November 2022	74	4	0	0	0	50	0	0	0	0
November 2023	72	3	0	0	0	46	0	0	0	0
November 2024	70	3	0	0	0	41	0	0	0	0
November 2025	67	2	0	0	0	36	0	0	0	0
November 2026	64	2	0	0	0	31	0	0	0	0
November 2027	61	1	0	0	0	24	0	0	0	0
November 2028	58	1	0	0	0	18	0	0	0	0
November 2029	54	1	0	0	0	10	0	0	0	0
November 2030	50	1	0	0	0	2	0	0	0	0
November 2031	46	*	0	0	0	0	0	0	0	0
November 2032	41	*	0	0	0	0	0	0	0	0
November 2033	38	0	0	0	0	0	0	0	0	0
November 2034	34	0	0	0	0	0	0	0	0	0
November 2035	30	0	0	0	0	0	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	21.95	4.86	2.37	1.20	0.94	15.75	1.78	1.00	0.70	0.53
Weighted Average Life in Years to Clean-Up Call	21.95	4.61	2.20	1.20	0.94	15.75	1.78	1.00	0.70	0.53

_______________________

*Indicates a number that is greater than zero but less than 0.5%.

	Class AV-3 Certificates					Class AV-4 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	50	0	0	100	100	100	0	0
November 2009	100	100	0	0	0	100	100	24	0	0
November 2010	100	70	0	0	0	100	100	20	0	0
November 2011	100	16	0	0	0	100	100	0	0	0
November 2012	100	0	0	0	0	100	79	0	0	0
November 2013	100	0	0	0	0	100	52	0	0	0
November 2014	100	0	0	0	0	100	29	0	0	0
November 2015	100	0	0	0	0	100	9	0	0	0
November 2016	100	0	0	0	0	100	0	0	0	0
November 2017	100	0	0	0	0	100	0	0	0	0
November 2018	100	0	0	0	0	100	0	0	0	0
November 2019	100	0	0	0	0	100	0	0	0	0
November 2020	100	0	0	0	0	100	0	0	0	0
November 2021	100	0	0	0	0	100	0	0	0	0
November 2022	100	0	0	0	0	100	0	0	0	0
November 2023	100	0	0	0	0	100	0	0	0	0
November 2024	100	0	0	0	0	100	0	0	0	0
November 2025	100	0	0	0	0	100	0	0	0	0
November 2026	100	0	0	0	0	100	0	0	0	0
November 2027	100	0	0	0	0	100	0	0	0	0
November 2028	100	0	0	0	0	100	0	0	0	0
November 2029	100	0	0	0	0	100	0	0	0	0
November 2030	100	0	0	0	0	100	0	0	0	0
November 2031	68	0	0	0	0	100	0	0	0	0
November 2032	24	0	0	0	0	100	0	0	0	0
November 2033	0	0	0	0	0	94	0	0	0	0
November 2034	0	0	0	0	0	69	0	0	0	0
November 2035	0	0	0	0	0	43	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	25.42	4.38	2.00	1.54	1.15	28.54	7.18	3.00	1.74	1.49
Weighted Average Life in Years to Clean-Up Call	25.42	4.38	2.00	1.54	1.15	28.54	7.18	3.00	1.74	1.49

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class AV-5 Certificates					Class MV-1 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	90	18	100	100	100	100	100
November 2009	100	100	100	0	0	100	100	100	90	66
November 2010	100	100	100	0	0	100	100	0	88	0
November 2011	100	100	85	0	0	100	63	0	0	0
November 2012	100	100	60	0	0	100	30	0	0	0
November 2013	100	100	43	0	0	100	3	0	0	0
November 2014	100	100	31	0	0	100	0	0	0	0
November 2015	100	100	23	0	0	100	0	0	0	0
November 2016	100	92	17	0	0	100	0	0	0	0
November 2017	100	77	12	0	0	100	0	0	0	0
November 2018	100	65	9	0	0	100	0	0	0	0
November 2019	100	54	6	0	0	100	0	0	0	0
November 2020	100	46	4	0	0	100	0	0	0	0
November 2021	100	32	0	0	0	100	0	0	0	0
November 2022	100	26	0	0	0	100	0	0	0	0
November 2023	100	22	0	0	0	100	0	0	0	0
November 2024	100	18	0	0	0	100	0	0	0	0
November 2025	100	15	0	0	0	100	0	0	0	0
November 2026	100	12	0	0	0	100	0	0	0	0
November 2027	100	10	0	0	0	100	0	0	0	0
November 2028	100	8	0	0	0	100	0	0	0	0
November 2029	100	6	0	0	0	100	0	0	0	0
November 2030	100	3	0	0	0	100	0	0	0	0
November 2031	100	2	0	0	0	100	0	0	0	0
November 2032	100	*	0	0	0	97	0	0	0	0
November 2033	100	0	0	0	0	75	0	0	0	0
November 2034	100	0	0	0	0	51	0	0	0	0
November 2035	100	0	0	0	0	26	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	29.57	14.38	7.41	2.32	1.85	27.96	5.42	3.56	4.24	2.91
Weighted Average Life in Years to Clean-Up Call	29.53	12.72	6.20	2.32	1.85	27.96	5.42	3.56	4.12	2.83

_______________________

*Indicates a number that is greater than zero but less than 0.5%.

	Class MV-2 Certificates					Class MV-3 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	100	100	100	100	100	100
November 2010	100	100	65	100	50	100	100	100	100	100
November 2011	100	100	28	95	0	100	100	100	100	87
November 2012	100	100	2	35	0	100	100	100	100	33
November 2013	100	100	0	0	0	100	100	73	94	6
November 2014	100	77	0	0	0	100	100	52	50	0
November 2015	100	55	0	0	0	100	100	38	22	0
November 2016	100	36	0	0	0	100	100	28	4	0
November 2017	100	21	0	0	0	100	100	17	0	0
November 2018	100	8	0	0	0	100	100	5	0	0
November 2019	100	0	0	0	0	100	95	0	0	0
November 2020	100	0	0	0	0	100	80	0	0	0
November 2021	100	0	0	0	0	100	55	0	0	0
November 2022	100	0	0	0	0	100	45	0	0	0
November 2023	100	0	0	0	0	100	37	0	0	0
November 2024	100	0	0	0	0	100	31	0	0	0
November 2025	100	0	0	0	0	100	25	0	0	0
November 2026	100	0	0	0	0	100	18	0	0	0
November 2027	100	0	0	0	0	100	9	0	0	0
November 2028	100	0	0	0	0	100	2	0	0	0
November 2029	100	0	0	0	0	100	0	0	0	0
November 2030	100	0	0	0	0	100	0	0	0	0
November 2031	100	0	0	0	0	100	0	0	0	0
November 2032	100	0	0	0	0	100	0	0	0	0
November 2033	100	0	0	0	0	100	0	0	0	0
November 2034	100	0	0	0	0	100	0	0	0	0
November 2035	100	0	0	0	0	100	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	29.53	9.44	4.53	5.76	4.05	29.57	16.49	8.60	8.16	5.74
Weighted Average Life in Years to Clean-Up Call	29.53	9.44	4.53	4.36	3.11	29.53	14.01	6.89	4.36	3.11

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

	Class MV-4 Certificates					Class MV-5 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	16	100	100	100	100	16
November 2010	100	100	46	18	8	100	100	46	18	8
November 2011	100	84	32	11	0	100	84	32	11	0
November 2012	100	71	22	7	0	100	71	22	4	0
November 2013	100	59	16	0	0	100	59	16	0	0
November 2014	100	50	11	0	0	100	50	11	0	0
November 2015	100	42	8	0	0	100	42	8	0	0
November 2016	100	35	6	0	0	100	35	1	0	0
November 2017	100	29	0	0	0	100	29	0	0	0
November 2018	100	25	0	0	0	100	25	0	0	0
November 2019	100	21	0	0	0	100	21	0	0	0
November 2020	100	17	0	0	0	100	17	0	0	0
November 2021	100	12	0	0	0	100	12	0	0	0
November 2022	100	10	0	0	0	100	10	0	0	0
November 2023	100	8	0	0	0	100	8	0	0	0
November 2024	100	7	0	0	0	100	5	0	0	0
November 2025	100	4	0	0	0	100	0	0	0	0
November 2026	100	0	0	0	0	100	0	0	0	0
November 2027	100	0	0	0	0	100	0	0	0	0
November 2028	100	0	0	0	0	100	0	0	0	0
November 2029	100	0	0	0	0	100	0	0	0	0
November 2030	100	0	0	0	0	100	0	0	0	0
November 2031	100	0	0	0	0	100	0	0	0	0
November 2032	99	0	0	0	0	99	0	0	0	0
November 2033	89	0	0	0	0	89	0	0	0	0
November 2034	80	0	0	0	0	80	0	0	0	0
November 2035	69	0	0	0	0	69	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	28.88	9.22	4.84	4.10	3.01	28.88	9.17	4.78	3.89	2.86
Weighted Average Life in Years to Clean-Up Call	28.87	8.76	4.52	3.92	2.89	28.87	8.76	4.49	3.73	2.75

	Class MV-6 Certificates					Class MV-7 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	16	100	100	100	100	16
November 2010	100	100	46	18	3	100	100	46	18	0
November 2011	100	84	32	11	0	100	84	32	10	0
November 2012	100	71	22	0	0	100	71	22	0	0
November 2013	100	59	16	0	0	100	59	16	0	0
November 2014	100	50	11	0	0	100	50	11	0	0
November 2015	100	42	6	0	0	100	42	0	0	0
November 2016	100	35	0	0	0	100	35	0	0	0
November 2017	100	29	0	0	0	100	29	0	0	0
November 2018	100	25	0	0	0	100	25	0	0	0
November 2019	100	21	0	0	0	100	21	0	0	0
November 2020	100	17	0	0	0	100	17	0	0	0
November 2021	100	12	0	0	0	100	12	0	0	0
November 2022	100	10	0	0	0	100	6	0	0	0
November 2023	100	6	0	0	0	100	0	0	0	0
November 2024	100	0	0	0	0	100	0	0	0	0
November 2025	100	0	0	0	0	100	0	0	0	0
November 2026	100	0	0	0	0	100	0	0	0	0
November 2027	100	0	0	0	0	100	0	0	0	0
November 2028	100	0	0	0	0	100	0	0	0	0
November 2029	100	0	0	0	0	100	0	0	0	0
November 2030	100	0	0	0	0	100	0	0	0	0
November 2031	100	0	0	0	0	100	0	0	0	0
November 2032	99	0	0	0	0	99	0	0	0	0
November 2033	89	0	0	0	0	89	0	0	0	0
November 2034	80	0	0	0	0	80	0	0	0	0
November 2035	69	0	0	0	0	69	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	28.88	9.10	4.71	3.72	2.74	28.88	9.00	4.63	3.57	2.64
Weighted Average Life in Years to Clean-Up Call	28.87	8.76	4.47	3.58	2.65	28.87	8.76	4.45	3.47	2.58

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PREPAYMENT SCENARIOS

_____

	Class MV-8 Certificates					Class MV-9 Certificates
Distribution Date	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
November 2007	100	100	100	100	100	100	100	100	100	100
November 2008	100	100	100	100	100	100	100	100	100	100
November 2009	100	100	100	100	16	100	100	100	100	16
November 2010	100	100	46	18	0	100	100	46	18	0
November 2011	100	84	32	0	0	100	84	32	0	0
November 2012	100	71	22	0	0	100	71	22	0	0
November 2013	100	59	16	0	0	100	59	16	0	0
November 2014	100	50	4	0	0	100	50	0	0	0
November 2015	100	42	0	0	0	100	42	0	0	0
November 2016	100	35	0	0	0	100	35	0	0	0
November 2017	100	29	0	0	0	100	29	0	0	0
November 2018	100	25	0	0	0	100	25	0	0	0
November 2019	100	21	0	0	0	100	21	0	0	0
November 2020	100	17	0	0	0	100	17	0	0	0
November 2021	100	7	0	0	0	100	0	0	0	0
November 2022	100	0	0	0	0	100	0	0	0	0
November 2023	100	0	0	0	0	100	0	0	0	0
November 2024	100	0	0	0	0	100	0	0	0	0
November 2025	100	0	0	0	0	100	0	0	0	0
November 2026	100	0	0	0	0	100	0	0	0	0
November 2027	100	0	0	0	0	100	0	0	0	0
November 2028	100	0	0	0	0	100	0	0	0	0
November 2029	100	0	0	0	0	100	0	0	0	0
November 2030	100	0	0	0	0	100	0	0	0	0
November 2031	100	0	0	0	0	100	0	0	0	0
November 2032	99	0	0	0	0	99	0	0	0	0
November 2033	89	0	0	0	0	89	0	0	0	0
November 2034	80	0	0	0	0	80	0	0	0	0
November 2035	69	0	0	0	0	69	0	0	0	0
November 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years to Maturity	28.87	8.89	4.55	3.46	2.55	28.87	8.84	4.48	3.37	2.51
Weighted Average Life in Years to Clean-Up Call	28.87	8.76	4.43	3.41	2.52	28.87	8.76	4.43	3.36	2.50

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

If the sum of the Group 1 Overcollateralized Amount and the Class Principal Amount of each class Fixed Rate Subordinate Certificates with a lower payment priority have been reduced to zero, the yield to maturity on the remaining class of Fixed Rate Subordinate Certificates with the lowest payment priority will become extremely sensitive to losses on the Group 1 Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Group 1 Net Monthly Excess Cashflow available for that purpose), will be allocated to those Certificates.  The initial undivided interests in the Trust evidenced by the Fixed Rate Subordinate Certificates are as follows:

Class of Subordinate Certificates	Initial Percentage of Undivided Interests in the Trust
Class MF-1 Certificates	2.35%
Class MF-2 Certificates	2.20%
Class MF-3 Certificates	1.25%
Class MF-4 Certificates	1.20%
Class MF-5 Certificates	1.05%
Class MF-6 Certificates	0.80%
Class MF-7 Certificates	0.85%
Class MF-8 Certificates	0.50%
Class MF-9 Certificates	1.00%

The initial Group 1 Overcollateralized Amount is approximately 2.10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

If the sum of the Group 2 Overcollateralized Amount and the Class Principal Amount of each class of Floating Rate Subordinate Certificates with a lower payment priority have been reduced to zero, the yield to maturity on the remaining class of Floating Rate Subordinate Certificates with the lowest payment priority will become extremely sensitive to losses on the Group 2 Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Group 2 Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) with respect to the related Mortgage Loans, will be allocated to those Certificates.  The initial undivided interests in the Trust evidenced by the Floating Rate Subordinate Certificates are as follows:

Class of Subordinate Certificates	Initial Percentage of Undivided Interests in the Trust
Class MV-1 Certificates	3.15%
Class MV-2 Certificates	2.75%
Class MV-3 Certificates	1.65%
Class MV-4 Certificates	1.50%
Class MV-5 Certificates	1.45%
Class MV-6 Certificates	1.30%
Class MV-7 Certificates	1.15%
Class MV-8 Certificates	0.75%
Class MV-9 Certificates	0.70%
Class MV-10 Certificates	1.00%

The initial Group 2 Overcollateralized Amount is approximately 2.15% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses have been allocated to a class of Subordinate Certificates, such amounts with respect to such Certificates will not longer accrue interest and will not be reinstated thereafter and no amounts in respect thereof will be distributable to the holders of those Certificates.  However, Allocated Realized Loss Amounts may be paid to the holders of the related Subordinate Certificates from the Group 1 or Group 2 Net Monthly Excess Cashflow, as applicable, in the priority set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

The Subordinate Certificates will not be entitled to any principal distributions until the related Stepdown Date or during any period in which a Group 1 or Group 2 Trigger Event is in effect, unless the aggregate Class Principal Amount of the related Senior Certificates has been reduced to zero.  As a result, the weighted average lives of the related Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the related Senior and Subordinate Certificates.  As a result of the longer weighted average lives of the related Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments.  Further, because a Group 1 or Group 2 Trigger Event may be based on delinquencies, it is possible for the related Subordinate Certificates to receive no principal distributions (unless the Class Principal Amount of the related Senior Certificates has been reduced to zero) on and after the related Stepdown Date even if no losses have occurred on the group or groups of related Mortgage Loans.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller.  See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, a designated portion of the Trust Fund will comprise multiple REMICs for federal income tax purposes, and each of the Group 1 Net WAC Reserve Fund, Group 2 Net WAC Reserve Fund and the supplemental interest trust, including any amounts deposited in the Swap Account from the Interest Rate Swap Agreement and any amounts deposited in the Class AF-1a Reserve Fund from the Class AF-1a Cap Agreement, will be an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

Tax Treatment of the Offered Certificates

The Pooling Agreement provides that, for federal income tax information reporting purposes, the Securities Administrator will treat each holder of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest (a “REMIC regular interest component”) and (ii) as having entered into a limited recourse interest rate cap contract written by the holders of the Class C Certificates (the “Cap Contract”).  For this purpose, the REMIC regular interest component of an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the corresponding certificates, except that (i) with respect to the Group 2 Certificates any Swap Termination Payment will be treated as being payable solely from Group 2 Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal related Net WAC Rate, computed, in the case of the Group 2 Certificates for this purpose by limiting the notional amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Group 2 Mortgage Loans.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.  Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract.

Each holder of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component of that certificate as discussed under “Material Federal Income Tax Consequences” in the accompanying prospectus.  In addition, each such certificateholder will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “Additional Considerations with Respect to the Offered Certificates—The Cap Contract Component” below.  Prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus and should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

The remaining portion of this discussion assumes that the rights of the holders of Offered Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interests will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are foreign persons.  Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Additional Considerations with Respect to the Offered Certificates

Allocations

A holder of an Offered Certificate must allocate its purchase price for a certificate between its components—the REMIC regular interest component and the Cap Contract component.  In addition, upon the sale, exchange, or other disposition of such a certificate, the certificateholder must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component.

The Pooling Agreement provides that, for information reporting purposes, the Securities Administrator will treat the Cap Contract component as having nominal value.  The Cap Contract is difficult to value, and the IRS could assert that the value of the Cap Contract component as of the closing date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract component.

Original Issue Discount

The REMIC regular interest component of certain classes of Offered Certificates may be issued with original issue discount (“OID”) for federal income tax purposes.  The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes will be the related Prepayment Assumption.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

The Cap Contract Component

The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a certificate.

The Pooling Agreement provides that any payments made to a certificateholder in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A certificateholder’s ability to recognize a net deduction with respect to the Cap Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a certificateholder will not be able to recognize a net deduction with respect to the Cap Contract component in computing the certificateholder’s alternative minimum tax liability.

Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Assuming that the certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

Status of the Offered Certificates

The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract components of the Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.  As a result of the foregoing and in light of the obligations represented by the Cap Contract components in the case of the Group 2 Certificates, the Offered Certificates generally will not be a suitable investment for a REMIC.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to J.P. Morgan Securities Inc. (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Mortgage Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the Mortgage Loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Residual Certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Mortgage Loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator and the Trustee receive the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator and the Trustee, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Securities Administrator and the Trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the transferor or the Servicer to any obligation in addition to those undertaken in the Pooling Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement and the Class AF-1a Cap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider or Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold Class AF-1a and Group 2 Certificates otherwise eligible for the Underwriter’s Exemption before the termination of the Interest Rate Cap Agreement or the Interest Rate Swap Agreement, respectively, unless such acquisition or holding is eligible for exemptive relief.  Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the offered certificates for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan’s assets used to acquire the offered certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above or any other administrative or statutory exemption.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Cap Agreement and the Interest Rate Swap Agreement, any of the Class AF-1a or Group 2 Certificates whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Cap Agreement or the Interest Rate Swap Agreement, respectively.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the securities administrator and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and J.P. Morgan Securities Inc. (the “Underwriter”), the Depositor has agreed to sell the Offered Certificates to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which it acts as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,959,201,900.  Expenses are estimated to be $1,000,000.  The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Offered Certificates underwritten by it and the amount it receives from the sale of the Offered Certificates to the public.

The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There can be no assurances that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.  The Offered Certificates will not be listed on any national securities exchange.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.  J.P. Morgan Securities Inc. is an affiliate of the Depositor, the Swap Provider, the Servicer, the Custodian and the Seller.  The obligations of each of the Depositor, the Swap Provider, the Servicer, the Custodian and the Seller are in the ordinary course of business.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Certificates.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s” and, together with S&P and Fitch, the “Rating Agencies”), as applicable.

The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage group, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage group is adequate to make the payments required by such certificates.  The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

LEGAL INVESTMENT

The Senior Certificates, Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2 and Class MV-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA.  The Subordinate Certificates other than the Class MF-1, Class MF-2, Class MF-3, Class MV-1, Class MV-2 and Class MV-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

INDEX OF CERTAIN DEFINITIONS

30 days Delinquent

Accrual Period

S-104

Act

S-173

Adjustable Rate Prepayment Vector

S-151

Administrative Fee

S-104

Advance

S-141

Aggregate Cut-off Date Balance

S-26

Aggregate Pool

S-26

Allocated Realized Loss Amount

S-104

Appraised Value

S-29

Assignment, Assumption and Recognition Agreement

S-26

Available Funds

S-115

Balloon Loans

S-28

Bankruptcy

S-127

Book-Entry Certificates

S-104

Business Day

S-103

Cap Agreement Ceiling Rate

S-131

Cap Agreement Notional Balance

S-131

Cap Agreement Strike Rate

S-131

Cap Agreement Termination Date

S-131

Cap Contract

S-168

Cap Provider

S-131

Certificate Group

S-103

Certificate Index

S-125

Certificate Interest Rate

S-124

Certificate Margin

S-125

Certificateholder

S-104

Chase Home Mortgage

S-82

CHF

S-26

CHM 12-Month Bank Statement Program

S-83

CHM Call Center Underwriting Guidelines

S-82

CHM Full Documentation Program

S-83

CHM Reduced Documentation Program

S-83

CHM Stated Income Program

S-83

CHM Wholesale/Retail Underwriting Guidelines

S-82

Class AF Principal Distribution Amount

S-104

Class AF-1a Cap Agreement

S-130

Class AF-1a Reserve Fund

S-131

Class AF-6 Lockout Distribution Amount

S-104

Class AF-6 Lockout Distribution Percentage

S-105

Class AF-6 Pro Rata Distribution Amount

S-105

Class AV Principal Distribution Amount

S-105

Class MF-1 Principal Distribution Amount

S-105

Class MF-2 Principal Distribution Amount

S-105

Class MF-3 Principal Distribution Amount

S-105

Class MF-4 Principal Distribution Amount

S-106

Class MF-5 Principal Distribution Amount

S-106

Class MF-6 Principal Distribution Amount

S-106

Class MF-7 Principal Distribution Amount

S-106

Class MF-8 Principal Distribution Amount

S-107

Class MF-9 Principal Distribution Amount

S-107

Class MV-1 MV-1/MV-2/MV-3 Principal Distribution Amount

S-107

Class MV-10 Principal Distribution Amount

S-109

Class MV-4 Principal Distribution Amount

S-108

Class MV-5 Principal Distribution Amount

S-108

Class MV-6 Principal Distribution Amount

S-108

Class MV-7 Principal Distribution Amount

S-108

Class MV-8 Principal Distribution Amount

S-108

Class MV-9 Principal Distribution Amount

S-109

Class Principal Amount

S-104

Closing Date

S-102

CMMC

S-100

Code

S-13

Collection Account

S-140

Commission

S-150

Compensating Interest

S-142

Corporate Trust Office

S-145

CPR

S-151

Custodian

S-138

Custodian Fee

S-138

Custodian Fee Rate

S-138

Cut-off Date

S-10

Defective Mortgage Loan

S-137

Deleted Mortgage Loan

S-138

Delinquent

S-110

Determination Date

S-142

Distribution Account

S-141

Distribution Date

S-103

Downgrade Provisions

S-128

DTC

I-1

Due Date

S-28

Due Period

S-110

ERISA

S-13

ERISA Restricted Offered Certificates

S-172

Events of Default

S-127

Exemption

S-171

Expense Adjusted Net Maximum Mortgage Rate

S-125

Failure to Pay or Deliver

S-127

Final Scheduled Distribution Date

S-135

Fitch

S-174

Fixed Rate

S-125

Fixed Rate Prepayment Vector

S-151

Fixed Swap Payment

S-127

Formula Rate

S-125

Georgia Act

S-138

Global Securities

I-1

Group

S-110

Group 1

S-26

Group 1 Basic Principal Distribution Amount

S-110

Group 1 Interest Remittance Amount

S-110

Group 1 Mortgage Loans

S-27

Group 1 Net Monthly Excess Cashflow

S-110

Group 1 Net WAC Rate

S-124

Group 1 Net WAC Reserve Fund

S-126

Group 1 Overcollateralization Deficiency Amount

S-110

Group 1 Overcollateralization Floor

S-110

Group 1 Overcollateralization Increase Amount

S-110

Group 1 Overcollateralization Release Amount

S-110

Group 1 Overcollateralization Target Amount

S-110

Group 1 Overcollateralized Amount

S-111

Group 1 Principal Distribution Amount

S-111

Group 1 Principal Remittance Amount

S-111

Group 1 Senior Enhancement Percentage

S-111

Group 1 Stepdown Date

S-111

Group 1 Trigger Event

S-111

Group 2 Mortgage Loans

S-28

Group 2 Net Monthly Excess Cashflow

S-111

Group 2 Net WAC Rate

S-124

Group 2 Net WAC Reserve Fund

S-126

Group 2 Overcollateralization Deficiency Amount

S-112

Group 2 Overcollateralization Floor

S-112

Group 2 Overcollateralization Increase Amount

S-112

Group 2 Overcollateralization Release Amount

S-112

Group 2 Overcollateralization Target Amount

S-112

Group 2 Overcollateralized Amount

S-112

Group 2 Senior Enhancement Percentage

S-112

Group 2 Stepdown Date

S-112

Group 2 Trigger Event

S-112

Group 2-A

S-26

Group 2-A Basic Principal Distribution Amount

S-113

Group 2-A Interest Remittance Amount

S-113

Group 2-A Mortgage Loans

S-27

Group 2-A Percentage

S-113

Group 2-A Principal Distribution Amount

S-113

Group 2-A Principal Remittance Amount

S-113

Group 2-A Senior Principal Distribution Amount

S-113

Group 2-B

S-26

Group 2-B Basic Principal Distribution Amount

S-113

Group 2-B Interest Remittance Amount

S-113

Group 2-B Mortgage Loans

S-27

Group 2-B Percentage

S-113

Group 2-B Principal Distribution Amount

S-114

Group 2-B Principal Remittance Amount

S-114

Group 2-B Senior Principal Distribution Amount

S-114

Interest Rate Swap Agreement

S-127

Interest Remittance Amount

S-114

JPMCB

S-128

JPMorgan

S-82

JPMorgan Chase

S-82

LIBOR Business Day

S-132

LIBOR Determination Date

S-132

Liquidated Mortgage Loan

S-114

Loan-to-Value Ratio

S-28

LTV

S-28

Maximum Mortgage Rate

S-125

Maximum Rate Cap

S-125

Merger without Assumption

S-127

Monthly Interest Distributable Amount

S-114

Moody’s

S-174

Mortgage

S-137

Mortgage File

S-138

Mortgage Group

S-26

Mortgage Loan Purchase Agreement

S-26

Mortgage Loans

S-26

Mortgage Note

S-137

Mortgage Rate

S-27

Mortgaged Property

S-26

Net Liquidation Proceeds

S-115

Net Prepayment Interest Shortfall

S-142

Net Swap Payment

S-127

Net WAC Rate Carryover Amount

S-124

NIMS Insurer

S-6

NIMS Insurer Default

S-16

OID

S-169

Optional Termination Date

S-135

Original Class Principal Amount

S-104

Originator

S-28

OTS

S-101

Percentage Interest

S-148

Plans

S-13

Pooling Agreement

S-26

Prepayment Assumption

S-151

Prepayment Interest Excess

S-142

Prepayment Interest Shortfall

S-142

Prepayment Period

S-114

Principal Distribution Amount

S-114

Principal Remittance Amount

S-114

Rating Agencies

S-174

Realized Loss

S-114

Record Date

S-103

Reference Banks

S-132

Refinanced Mortgage Loan

S-29

Relief Act

S-20

Relief Act Interest Shortfalls

S-20

REMIC regular interest component

S-168

REO

S-101

Replacement Mortgage Loan

S-138

Reserve Interest Rate

S-132

S&P

S-174

SEC

ii

Securities Administrator

S-145

Securities Administrator Fee

S-146

Securities Administrator Fee Rate

S-146

Seller

S-137

Servicer

S-82

Servicer Remittance Date

S-142

Servicing Advance

S-142

Servicing Fee

S-142

Servicing Fee Rate

S-142

Significance Estimate

S-127

Significance Percentage

S-127

Six-Month LIBOR

S-80

SMMEA

S-14

Stated Principal Balance

S-115

Structuring Assumptions

S-152

Subsequent Recoveries

S-115

Swap Account

S-129

Swap Default

S-127

Swap Early Termination

S-128

Swap Provider

S-128

Swap Provider Trigger Event

S-115

Swap Termination Payment

S-115

Telerate Page 3750

S-132

Termination Event

S-128

Trust

S-103

Trust Fund

S-103

Trust Oversight Agreement

S-148

Trust Oversight Manager

S-148

Trust Oversight Manager Fee

S-148

Trust Oversight Manager Fee Rate

S-148

Trustee

S-144

U.S. Bank

S-145

Underwriter

S-173

Unpaid Interest Shortfall Amount

S-115

Unpaid Realized Loss Amount

I”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.
Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. back-up withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons, either individuals or entities treated as corporations, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.  This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

INTEREST RATE SWAP SCHEDULE

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
January 2007	1,547,994,000	November 2009	108,990,000
February 2007	1,513,418,000	December 2009	115,514,000
March 2007	1,473,802,000	January 2010	111,885,000
April 2007	1,429,352,000	February 2010	108,374,000
May 2007	1,380,299,000	March 2010	104,978,000
June 2007	1,343,318,000	April 2010	101,691,000
July 2007	1,286,673,000	May 2010	98,511,000
August 2007	1,231,547,000	June 2010	95,433,000
September 2007	1,178,764,000	July 2010	92,191,000
October 2007	1,128,222,000	August 2010	88,953,000
November 2007	1,079,826,000	September 2010	85,826,000
December 2007	1,033,485,000	October 2010	82,805,000
January 2008	989,109,000	November 2010	79,885,000
February 2008	946,613,000	December 2010	77,065,000
March 2008	902,580,000	January 2011	74,339,000
April 2008	862,350,000	February 2011	71,704,000
May 2008	824,810,000	March 2011	69,158,000
June 2008	776,154,000	April 2011	66,696,000
July 2008	451,104,000	May 2011	64,316,000
August 2008	347,868,000	June 2011 and thereafter	0
September 2008	313,756,000
October 2008	283,868,000
November 2008	266,743,000
December 2008	253,690,000
January 2009	241,273,000
February 2009	229,455,000
March 2009	218,170,000
April 2009	206,992,000
May 2009	196,425,000
June 2009	186,758,000
July 2009	129,225,000
August 2009	109,583,000
September 2009	104,803,000
October 2009	100,193,000

ANNEX III

CLASS AF-1A CAP AGREEMENT SCHEDULE

Distribution Date	Notional Schedule($)	Strike Rate(%)	Ceiling Rate(%)
December 2006	0	N/A	N/A
January 2007	64,146,000	6.787	9.900
February 2007	61,655,000	6.786	9.900
March 2007	58,831,000	7.524	9.900
April 2007	55,682,000	6.786	9.900
May 2007	52,218,000	7.016	9.900
June 2007	48,717,000	6.786	9.900
July 2007	45,255,000	7.016	9.900
August 2007	41,858,000	6.786	9.900
September 2007	38,525,000	6.786	9.900
October 2007	35,256,000	7.016	9.900
November 2007	32,049,000	6.786	9.900
December 2007	28,902,000	7.015	9.900
January 2008	25,815,000	6.786	9.900
February 2008	22,786,000	6.786	9.900
March 2008	19,815,000	7.261	9.900
April 2008	16,901,000	6.786	9.900
May 2008	14,041,000	7.015	9.900
June 2008	11,236,000	6.786	9.900
July 2008	8,484,000	7.015	9.900
August 2008	5,785,000	6.786	9.900
September 2008	3,136,000	6.786	9.900
October 2008	538,000	7.015	9.900
November 2008 and thereafter	0	N/A	N/A

Prospectus

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp. or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

J.P. Morgan Acceptance Corporation I

Depositor

Asset Backed Securities

(Issuable in Series)

________________

J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities.  The securities may be in the form of asset-backed certificates or asset-backed notes.  Each issue of securities will have its own series designation.

Each series of securities will:

·

be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities; and

·

consist of one or more classes of securities.

Each class of securities:

·

will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

·

may be senior or subordinate in right of payment to other classes; and

·

may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

September 21, 2006

Important Notice About Information Presented In This Prospectus
and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)

this prospectus, which provides general information, some of which may not apply to your series of securities and

(b)

the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  There is a Glossary on page 125 where you will find definitions of the capitalized terms used in this prospectus.  The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Page

Risk Factors

6

Yield is Sensitive to Rate of Principal Prepayment

6

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your

Investment

7

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified

Sources

7

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in

Proceeds Payable on a Loan

8

You Could Be Adversely Affected By Violations of Consumer Protection Laws

10

You Could Be Adversely Affected By Violations of Environmental Laws

10

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

10

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

11

Risks Related to Loans with Interest-only Payments

11

High Balance Loans Increase Risk of Default

12

Simultaneous Second Lien Risk

12

Geographic Concentration of Loans Could Adversely Affect Your Investment

12

Military Action and Terrorist Attacks May Impact the Return on Your Security

12

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

13

Bankruptcy and Insolvency Risks

13

Borrower May be Unable to Make Balloon Payment

13

High Loan-to-Value Ratios Increase Risk of Loss

14

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have

Higher Expected Delinquencies

14

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

15

Risks Related to the Residual Interest Securities

15

The Trust Fund

16

General

16

The Loans

17

Underwriting Standards

22

Modification of Loans

23

Agency Securities

23

Private Mortgage-Backed Securities

28

Representations by Sellers or Originators; Repurchases

30

Substitution of Trust Fund Assets

32

Use of Proceeds

32

The Depositor

32

The Sponsor

33

General

33

Securitization Activities of the Sponsor

33

Description of the Securities

34

General

34

Distributions on Securities

36

Advances

37

Reports to Securityholders

38

Categories of Classes of Securities

40

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

42

Book-Entry Registration of Securities

48

Exchangeable Securities

50

Purchase Obligations

53

Mandatory Auctions

53

Credit Enhancement

53

General

53

Subordination

54

Letter of Credit

55

Insurance Policies, Surety Bonds and Guaranties

55

Over-Collateralization

55

Spread Account

56

Reserve Accounts

56

Pool Insurance Policies

57

Cross-Collateralization

59

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

59

Derivative Products

59

Yield and Prepayment Considerations

59

The Agreements

62

Servicing

62

Assignment of the Trust Fund Assets

62

No Recourse to Sellers, Originators, Depositor or Master Servicer

65

Payments on Loans; Deposits to Security Account

65

Pre-Funding Account

67

Hazard Insurance

68

Realization Upon Defaulted Loans

70

Servicing and Other Compensation and Payment of Expenses

71

Evidence as to Compliance

71

Matters Regarding the Master Servicer and the Depositor

72

Events of Default; Rights Upon Event of Default

72

Amendment

75

Termination; Optional Termination

76

The Trustee

76

The Securities Administrator

76

Material Legal Aspects of the Loans

77

General

77

Foreclosure/Repossession

78

Environmental Risks

80

Rights of Redemption

81

Anti-deficiency Legislation and Other Limitations on Lenders

81

Due-on-Sale Clauses

82

Enforceability of Prepayment and Late Payment Fees

83

Applicability of Usury Laws

83

The Contracts

83

Installment Contracts

85

Servicemembers Civil Relief Act

86

Junior Mortgages; Rights of Senior Mortgagees

86

Commercial Loans

87

The Title I Program

88

Consumer Protection Laws

91

Material Federal Income Tax Consequences

92

General

92

Taxation of Debt Securities

93

Taxation of the REMIC and Its Holders

98

REMIC Expenses; Single Class REMICS

98

Taxation of the REMIC

99

Taxation of Holders of Residual Interest Securities

100

Administrative Matters

104

Tax Status as a Grantor Trust

104

Sale or Exchange

106

Miscellaneous Tax Aspects

107

Tax Treatment of Foreign Investors

107

Tax Characterization of the Trust Fund as a Partnership

108

Tax Consequences to Holders of the Notes

108

Tax Consequences to Holders of the Certificates

110

State Tax Considerations

114

ERISA Considerations

114

General

114

Prohibited Transactions

115

Plan Asset Regulation

115

Prohibited Transaction Class Exemption 83-1

116

The Underwriter’s Exemption

117

Insurance Company Purchasers

119

Consultation with Counsel

119

Legal Investment

119

Method of Distribution

121

Legal Matters

122

Financial Information

122

Rating

122

Where You Can Find More Information

123

Incorporation Of Certain Documents By Reference

124

Static Pool Information

124

Glossary

125

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

Yield is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  The rate of principal payments will be affected by:

·

the amortization schedules of the loans;

·

the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

·

refinancing by borrowers;

·

liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

·

repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

·

the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

·

the exercise of any right of optional termination; and

·

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

·

prevailing market interest rates for the particular asset;

·

local and national interest rates;

·

homeowner mobility; and

·

the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease.  Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans.  Please consider the following:

·

if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

·

if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

·

if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

·

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

·

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities.  We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities.  There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss.  Consequently, at a time when you desire to sell your securities, you may not be able to do so.  Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.  The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.  The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement.  In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.  Once released, those assets will no longer be available to make payments to securityholders.

The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them.  The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets.  Those representations and warranties will be described in the related prospectus supplement.  The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset.  There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made.  Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities.  If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities.  However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full.  Third party providers of credit enhancement such as insurance policies or derivative agreements could default.  In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party.  Credit enhancement may therefore be limited in coverage and in amount.  It may also include the credit risk of a third party like an insurer.  The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a Loan

·

Decline in Property Values May Increase Loan Losses.  Your investment may be adversely affected by declines in property values.  If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss.  A decline in property values could extinguish the value of a mortgagee’s interest in a property and, thus, reduce proceeds payable to the securityholders.

·

Delays Due to Liquidation Procedures.  Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made.  As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount.  Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.  As a result, you may experience delays in receipt of moneys payable to you.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

We refer you to “Material Legal Aspects of the Loans—Anti-Deficiency Legislation and other Limitations on Lenders” for additional information.

·

Junior Liens Satisfied After Senior Liens.  The trust may contain loans that are in a junior lien position.  Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied.  In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender.  As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust’s ability as a practical matter to foreclose on any junior mortgage will be limited.  In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

·

Regulated by Consumer Protection Laws.  Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers.  Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.  Any limit on the master servicer’s or servicer’s ability to collect interest or principal on a loan may result in a loss to you.

The loans may also be governed by federal laws relating to the origination and underwriting of loans.  These laws:

·

require specified disclosures to the borrowers regarding the terms of the loans;

·

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

·

regulate the use and reporting of information related to the borrower’s credit experience;

·

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to enumerated events;

·

permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

·

limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans.  The trust also could be exposed to damages and administrative enforcement.  In either event, losses on your investment could result.

We refer you to “Material Legal Aspects of the Loans” for additional information.

·

Non-Owner Occupied Properties.  The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

Some pools may include a small portion of commercial mortgage loans.  Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss.  The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor.  The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them.  A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property.  By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor.  Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

See “Material Legal Aspects of the Loans” for additional information.

You Could Be Adversely Affected By Violations of Environmental Laws

Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, a lien to assure cleanup has priority over the lien of an existing mortgage.  In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property.  Those costs could result in a loss to the securityholders.

We refer you to “Material Legal Aspects of the Loans—Environmental Risks” for additional information.

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders.  As a result, you may not receive the full amount of interest and principal due on your security.

If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers.  If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund.  The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times.  As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates.  The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities.  It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities.  In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

Risks Related to Loans with Interest-only Payments

If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans.  If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

If the monthly payment after the interest-only term is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

High Balance Loans Increase Risk of Default

If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

Simultaneous Second Lien Risk

The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

Geographic Concentration of Loans Could Adversely Affect Your Investment

The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund.  Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans.  Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

Military Action and Terrorist Attacks May Impact the Return on Your Security

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time.  You should consider the possible effects on delinquency, default,loss and prepayment experience of the loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Relief Act or comparable state law.  Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

·

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

·

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

·

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities—Book-Entry Registration of Securities” in this prospectus.

Bankruptcy and Insolvency Risks

Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law.  However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the securities.  If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity.  There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Borrower May be Unable to Make Balloon Payment

If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on the borrower’s ability to:

·

timely refinance the loan; or

·

timely sell the related mortgaged property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

·

the level of available mortgage rates at the time of sale or refinancing;

·

the borrower’s equity in the related residential property;

·

the financial condition of the borrower; and

·

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

High Loan-to-Value Ratios Increase Risk of Loss

If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%.  Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below.  Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property.  Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing.  Historically, subprime borrowers pay higher rates of  interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines.  Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above.  In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties.  You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date.  In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable.  Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

Risks Related to the Residual Interest Securities

The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual interest securityholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that the residual interest securityholders will receive distributions from the trust.  Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC’s income includible by the holders of the Residual Interest Securities will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.  Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities”.

The Trust Fund

General

The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund.  The trust fund for each series will be held by the trustee for the benefit of the related securityholders.  For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement.  The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the “Assets”):

(a)

residential mortgage loans, including

·

mortgage loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

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closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

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home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one  to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

·

manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

(b)

commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

(c)

mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

(d)

privately issued mortgaged-backed securities representing interests in any of the above asset types; and

(e)

all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date.  The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor.  The sponsor may be an affiliate of the depositor.  Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under “The Loans—Underwriting Standards” or otherwise in accordance with the standards set forth in the prospectus supplement.  The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series.  The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services.  See “The Agreements.” With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

As used in this prospectus, “agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.  No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities.  No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “The Trust Fund—Representations by Sellers or Originators; Repurchases” and “The Agreements—Servicing” and “—Assignment of the Trust Fund Assets”, and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans.  Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under “Description of the Securities—Advances.”

The following is a brief description of the assets expected to be included in the trust funds.  If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities.  A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities.  If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement.  However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

The Loans

General.  Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.  If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes.  As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA.  The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month.  However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.  In addition, payments may be due on any day during a month.  The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

·

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations.  As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods.  Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.  Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

·

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due on maturity—a balloon payment.  Principal may include interest that has been deferred and added to the principal balance of the loan.

·

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.  Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

·

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods.  Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property.  Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

·

The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan.  A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies.  The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period.  If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased.  The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties.  Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement.  As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes.  The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties.  The properties relating to loans will consist primarily of detached or semi-detached one-  to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units—single-family properties—or mixed-use properties.  Any mixed-use property will be predominantly one-  to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses.  Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties.  In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement.  The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.  The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.  Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (1) the making of a representation by the borrower at the loan’s origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower’s mailing address.

Home Equity Loans.  As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan.  Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment.  The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.  If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

Home Improvement Contracts.  The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business.  The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.  As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements.  The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement.  The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

Manufactured Housing Contracts.  The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business.  As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement.  Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value.  Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Commercial Loans.  The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets.  The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.  The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property.  Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.  It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space.  Multifamily leases tend to be relatively short-term (i.e., one to five years).  Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation.  Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services.  Tenant leases may have a base rent component and an additional component tied to sales.  Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers.  Some retail properties have anchor tenants or are located adjacent to an anchor store.  While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property.  Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores.  Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

Additional Information.  Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

·

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

·

the type of property securing the loan—e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

·

the original terms to maturity of the loans,

·

the largest principal balance and the smallest principal balance of any of the loans,

·

the earliest origination date and latest maturity date of any of the loans,

·

the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

·

the loan interest rates or range of loan interest rates borne by the loans,

·

the maximum and minimum per annum loan interest rates, and

·

the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.  If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.  To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

Underwriting Standards.  The loans will be acquired by the depositor, either directly or through affiliates, from the sellers.  The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund.  The underwriting standards for loans of a particular series will be described in the related prospectus supplement.  Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.  As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement.  Variations in maximum loan amount limits will be permitted based on compensating factors.  Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in this prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Modification of Loans

The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.  However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

Ginnie Mae.  Ginnie Mae is a wholly-owned corporate instrumentality of HUD.  Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans.  Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans.  Each mortgage loan of this type is secured by a one-  to four-family residential property or a manufactured home.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate.  Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years).  Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate.  In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan.  The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due.  Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate.  Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans.  No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae.  Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages.  In so doing, it expands the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities.  The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated.  Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae.  Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

·

fixed-rate level installment conventional mortgage loans;

·

fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

·

adjustable rate conventional mortgage loans; or

·

adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program.  Each of those mortgage loans will be secured by a first lien on a one-  to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee.  Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.  Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool.  Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month.  With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac.  Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.  Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement.  A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.  Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group.  Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal.  Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.  Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.  In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac.  Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.  For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates.  Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities.  Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement.  Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities.  If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.  The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement.  If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General.  Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool.  Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus.  Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement.  That agreement will have appointed a trustee to act for the benefit of the PMBS holders.  The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security.  Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts.  If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor.  If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

·

will be acquired in the secondary market and not pursuant to an initial offering of the securities,

·

the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

·

will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust.  Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer.  The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans.  As described in the prospectus supplement,

·

no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

·

the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

·

the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

·

the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities.  Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

Additional Information.  The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

(1)

the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

(2)

characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

(3)

the maximum original term-to-stated maturity of the private mortgage-backed securities;

(4)

the weighted average term-to-stated maturity of the private mortgage-backed securities;

(5)

the pass-through or certificate rate of the private mortgage-backed securities;

(6)

the weighted average pass-through or certificate rate of the private mortgage-backed securities;

(7)

the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

(8)

characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

(9)

the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

(10)

the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator.  Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

·

The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

·

Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney’s certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

·

The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

·

Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

·

There were no delinquent tax or assessment liens against the property;

·

No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

·

Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

·

The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

·

The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

·

The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

·

All provisions of any primary mortgage insurance policies have been and are being complied with; and

·

The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates.  Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan.  Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller.  However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.  If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan.  If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.  If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.  The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate.  See “Description of the Securities—General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan.  This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.  However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under “The Agreements—Assignment of Trust Fund Assets.”

Substitution of Trust Fund Assets

Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete.  The period during which the substitution will be permitted will be indicated in the related prospectus supplement.  Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets.  The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

·

to purchase the related trust fund assets;

·

to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

·

to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under “Credit Enhancement”.

The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust with respect to each series of securities.  The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017.  As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust.  Its telephone number is (212) 270-8863.

The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation.  The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund.  The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities.  The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

The depositor will have limited obligations with respect to a series of securities.  The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund.  The depositor will also assign to the trustee for the related series the depositor’s rights with respect to those representations and warranties.  See “The Agreements  -Assignment of the Trust Fund Assets.”  In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee’s securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

The depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

The Sponsor

General

Unless otherwise specified in the prospectus supplement, J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the trust fund.  Any other entity that acts as sponsor instead of J.P. Morgan Mortgage Acquisition Corp. will be described in the related prospectus supplement.  A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2004 and 2003, JPMAC securitized approximately $275,299,016 and $ 4,510,234,249 of residential mortgages, respectively.  During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

Through its affiliates, JPMAC services and master services loans.  If specified in the prospectus supplement, a trust may include loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor.  In consideration for the Assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the Assets.

Pursuant to the agreement conveying Assets from JPMAC to the depositor, JPMAC may make representations and warranties regarding the Assets.  If it is later determined that the Assets fail to conform to the specified representations and warranties, JPMAC may have an obligation to repurchase such Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Assets.  To the extent Assets being securitized have been originated by third parties, JPMAC will generally obtain appropriate representations and warranties from such third parties upon the acquisition of such Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See The Trust Fund — Representations by Seller or Originators; Repurchases”.

Description of the Securities

Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee.  A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.  Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement.  A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.  A series of securities may consist of both notes and certificates.  The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund.  The following are descriptions of the material provisions which may appear in any of the above agreements.  The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.  The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement.  If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund.  If the securities are notes, they will be debt obligations secured by the assets of the related trust fund.  The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.  However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor.  In general, the securities will not represent obligations of the depositor or any affiliate of the depositor.  A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement.  Each trust fund will consist of, to the extent provided in the related agreement:

·

the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

·

the assets that from time to time have been deposited in the related security account, as described in this prospectus under “The Agreements—Payments on Loans; Deposits to Security Account”;

·

property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

·

any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Each series of securities will be issued in one or more classes.  Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets.  A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets.  In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement.  Each class of notes of a series will be secured by the related trust fund assets.  A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series.  A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” and in the related prospectus supplement.  One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest.  Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement.  The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement.  Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement.  Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code.  See “ERISA Considerations.” Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans.  The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.  If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee’s acceptance of the security.

As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code.  The related prospectus supplement will specify whether a REMIC election is to be made.  Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.  As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement.  If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Internal Revenue Code.  All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Internal Revenue Code.  As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes.  The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series.  See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account.  As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.  The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

Available Funds.  All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement.  Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.  Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

Distributions of Interest.  Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement.  In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement.  To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement.  The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled.  Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security.  The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

Distributions of Principal.  The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal.  The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement.  Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.  Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities.  See “Credit Enhancement—Subordination.”

Unscheduled Distributions.  If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement.  If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date.  Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may.  The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.  The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.  In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.  In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses.  If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date.  Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement.  Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above.  To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis.  Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement.  The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer.  If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.  See “—Distributions on Securities” above.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

·

the amount of the distribution allocable to interest and how it was calculated;

·

the amount of any unpaid interest shortfall;

·

the amount of any advance;

·

the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

·

the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

·

the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

·

the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

·

the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

·

the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

·

the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

·

with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

·

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

·

the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

·

if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

·

the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

·

any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement.  The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes.  Classes of securities, in general, fall into different categories.  The following chart identifies and generally describes the more typical categories.  The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities

A class consisting of components.  The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class.  Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Lockout/NAS Securities

A class that will not be entitled to payments of principal for a specified number of distribution dates following the related closing date.

Notional Amount Securities

A class having no principal balance and bearing interest on a notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of securities may be subdivided into different categories—e.g., primary planned principal classes, secondary planned principal classes and so forth—having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support Class

A class of senior securities that will be allocated any realized losses that would otherwise be allocated to the related Super Senior Class until the principal balance of such Senior Support Class has been reduced to zero.

Sequential Pay Class

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the underlying trust fund assets.

Super Senior Class

A class of senior securities for which any realized losses that would otherwise be allocated to such class will instead be allocated to the related Senior Support Class until the principal balance of such Senior Support Class has been reduced to zero.

Support Class or Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or TACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate

A class with an interest rate that is fixed throughout the life of that class.

Floating Rate

A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement.  Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate

A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments—e.g., the loan rates borne by the underlying loans.

Auction Rate

A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only

A class that receives some or all of the interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only

A class that does not bear interest and is entitled to receive distributions in respect of principal only.

Partial Accrual

A class that accretes a portion of the amount of accrued interest with respect to that class.  The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class.  This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual

A class that accretes the full amount of accrued interest with respect to that class.

The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date.  This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period.  On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market.  The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc.  Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750.  In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

LIBOR will be established as follows:

(a)

If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b)

If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c)

If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London.  If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period.  The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District.  The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.  If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District.  The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.  The major components of funds of Eleventh District member institutions are:

·

savings deposits,

·

time deposits,

·

FHLBSF advances,

·

repurchase agreements, and

·

all other borrowings.

Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.  Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities.  Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published.  Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings.  In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin.  Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000.  In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date.  On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month.  If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS.  Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988.  If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month.  In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities.  A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement.  As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the “constant maturity” specified in that prospectus supplement or (2) if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519).  Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244.  If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve.  This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York.  This method provides a yield for a given maturity even if no security with that exact maturity is outstanding.  In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period.  As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date.  If a prime rate range is given, then the average of the range will be used.  In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period.  The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading “Federal Funds Rate”. The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

·

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

·

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

·

If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the “CMT Rate”), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period.  The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.,” under the column for:

·

if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

·

if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

·

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

·

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

·

If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

·

If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

·

If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities—the security owners—will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems.  The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear.  Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security.  Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC.  Security owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants.  While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities.  Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners.  Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus.  Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.  Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day.  Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with the DTC rules.  Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Clearstream Banking is a duly licensed bank organized as a “societe anonyme”, limited company, under the laws of Luxembourg.  Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars.  Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Banking interfaces with domestic markets in several countries.  As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute.  Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative.  The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “—Tax Consequences to Holders of the Notes—Backup Withholding.” Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities.  Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC’s relevant rules and procedures.  DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities.  Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

·

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

·

the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and

·

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

·

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

·

An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

·

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

·

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

·

A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Purchase Obligations

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund.  Each purchase obligation will be payable directly to the holders of the related securities.  The purchase obligations will not be an asset of any trust fund.  or a part of the securities.  Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

Mandatory Auctions

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors.  The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest.  The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.  Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing.  Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement.  Protection may also be afforded to the holders of senior securities of a series by:

·

reducing the ownership interest, if applicable, of the related subordinated securities;

·

a combination of the immediately preceding sentence and the above; or

·

another method described in the related prospectus supplement.

If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement.  The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement.  If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities.  Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement.  Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement.  Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

·

in the order of their scheduled final distribution dates;

·

in accordance with a schedule or formula;

·

in relation to the occurrence of events; or

·

by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement.  Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities.  If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.  The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  See “The Agreements—Termination; Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

·

maintaining timely payments or providing additional protection against losses on the trust fund assets;

·

paying administrative expenses; or

·

establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.  A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series.  The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

The reserve account for a series will be funded:

·

by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

·

by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

·

in any other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

(1)

obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

(2)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(3)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(4)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

(5)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(6)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

(7)

repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

(8)

securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

(9)

interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

(10)

short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument.  If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable.  In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series.  If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity.  Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund.  The insurer issuing the pool insurance policy will be named in that prospectus supplement.

Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool.  Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies.  As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series.  The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.  Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

The pool insurance policy may provide that no claims may be validly presented unless:

·

any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

·

hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

·

if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

·

the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications.  A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s or originator’s representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator.  No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities.  In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund.  Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.  Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement.  The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds.  If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

·

maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

·

paying administrative expenses; or

·

establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities.  A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund.  The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool.  Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool.  The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties.  The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted.  Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.  Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing.  Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans.  On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.  The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.  Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.  Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related loan.  See “Material Legal Aspects of the Loans—Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans.  It is possible that borrowers may fail to make the required periodic payments.  In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property.  FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively.  Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates.  As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “The Agreements— Collection Procedures” and “Material Legal Aspects of the Loans” for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years.  In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates.  Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates.  However, there can be no assurance that the preceding sentence will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month.  In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment.  If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.  Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt.  In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month.  In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur.  An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed.  Foreclosure actions may require several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans.  In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities.  In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities.  See “The Agreements—Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

The Agreements

Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus.  The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement.  Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Servicing

Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus  supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers.  In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement.  While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the sub-servicing agreement.  Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Assignment of the Trust Fund Assets

Assignment of the Loans.  At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement.  The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.  Each loan will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee’s custodian as to each mortgage loan or home equity loan, among other things:

(1)

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

(2)

the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

(3)

an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

(4)

the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans.  Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS®, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract.  In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral.  If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated.  See “Material Legal Aspects of the Loans—The Contracts.”

Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders.  If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.  Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation.  Although the master servicer may be obligated to enforce the obligation to the extent described above under “The Trust Fund—Representations by Sellers or Originators; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement.  Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

As described above under “—Assignment of the Trust Fund Assets,” the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse.  However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under “—Assignment of the Trust Fund Assets” and under “The Trust Fund—Representations by Sellers or Originators; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

·

maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

·

an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

·

an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

·

an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments.  A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments.  The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized.  The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

·

all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

·

all payments on account of interest on the loans, net of applicable servicing compensation;

·

all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

·

all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under “The Trust Funds—Representations by Sellers or Originators; Repurchases” or under “—Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “—Termination; Optional Termination” below;

·

all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

·

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

·

all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

·

to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

·

to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

·

to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

·

to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

·

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

·

to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

·

to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

·

to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

·

to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account.  Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date.  The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series.  Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date.  The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period.  Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.  Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement.  The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series.  The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied.  It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series.  Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.  Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement.  Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.  The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above.  The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls.  Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans.  Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement.  Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement.  To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Hazard Insurance

Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located.  Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.  All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures will be deposited in the related security account.  In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy.  Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive.  If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.  Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.  If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above.  See “Credit Enhancement.”

In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.  If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement.  In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan.  In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.  Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan.  See “Credit Enhancement.”

In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

·

first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

·

second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

·

third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

·

fourth, as a recovery of principal of that loan.

The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

General.  The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it.  However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.  Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property.  While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement.  Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

Primary Mortgage Insurance Policies.  If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.  Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property.  The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

FHA Insurance; VA Guaranties.  Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended.  In addition to the Title I Program of the FHA, see “Material Legal Aspects of the loans—The Title I Program,” some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-  to four-family housing units and the FHA 245 graduated payment mortgage program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-  to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration.  However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement.  The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund.  In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement.  Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law.  The master servicer may, however, be removed from its obligations and duties as set forth in the agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability.  The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders.  In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

Events of Default; Rights Upon Event of Default

Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

·

failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

·

any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

·

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement.  The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets.  Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement.  Pending the appointment, the trustee is obligated to act in that capacity.  The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

Indenture.  Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

·

a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

·

failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

·

events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

·

any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately.  That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

(a)

the holders of 100% of the voting interests of the notes of that series consent to the sale;

(b)

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

(c)

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66  2/3% of the voting interests of the notes of that series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.  So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.  The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.  Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Amendment

Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

·

to cure any ambiguity;

·

to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

·

to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.  In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated.  In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding.  If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement.  In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement.  The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series.  Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities.  In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement.  However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

Indenture.  The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series.  In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each applicable agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a commercial bank, savings and loan association or trust company.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of securities.

Material Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans.  Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located.  Deeds of trust are used almost exclusively in California instead of mortgages.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid.  The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives.  A portion of the loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed under “—Foreclosure/ Repossession” below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons.  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.  In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  Judicial foreclosure proceedings are often not contested by any of the parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available.  If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.

Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.  See “—Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may subject the lender to unforeseen environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up.  In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator.  CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators.  However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest—the “secured creditor exclusion”—but without “participating in the management” of the property.  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender.  It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower.  The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.  The costs associated with environmental cleanup may be substantial.  It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA.  The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks.  It also endorsed EPA’s lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA.  Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale.  As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.  Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party.  Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states.  For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable.  However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.  Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans.  Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties.  Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.  The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.  Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980.  The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

General.  The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund’s ownership of the contracts.  The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped.  With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

Security Interests in Home Improvements.  The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  The purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in that home improvement must generally be perfected by a timely fixture filing.  In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.  So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful”—i.e., without breach of the peace—or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes.  The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states.  With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws.  The so-called “Holder-in-Due Course” rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor.  The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws.  Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions.  The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts.  Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower’s loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service.  It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans.  Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders.  The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status.  Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service.  Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor.  This action would in turn cause the junior mortgagee’s lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Commercial Loans

The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units.  Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default.  Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the mortgagee’s interest in rents may depend on whether the mortgagor’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the mortgagee’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan.  If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question.  For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements.  Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.  Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants.  Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

The Title I Program

General.  Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans.  The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account.  The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans.  A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating loans, which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.  With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties.  With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income.  The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan.  The note must contain a provision permitting full or partial prepayment of the loan.  The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method.  The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation.  The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses.  This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs.  If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.  In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

Requirements for Title I Loans.  The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan.  Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days.  A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000.  Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application.  The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities.  With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower.  The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.  Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract.  The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments.  The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay.  Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations.  The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.  The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination.  If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA.  The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so.  Origination and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program.  The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan.  However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I.  Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency.  The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance.  If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased.  Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan.  Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings.  If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.  If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note.  If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment.  The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account.  The claimable amount is equal to 90% of the sum of:

(a)

the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

(b)

the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

(c)

the uncollected court costs;

(d)

the attorney’s fees not to exceed $500; and

(e)

the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund.  These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience.  Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them.  In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

Material Federal Income Tax Consequences

General

The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement.  The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws.  This summary focuses primarily upon investors who will hold securities as “capital assets”, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.  Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders of securities will vary depending on whether:

(1)

the securities of a series are classified as indebtedness;

(2)

an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

(3)

the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

(4)

the trust fund relating to a particular series of certificates is treated as a partnership.

McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

·

securities issued as notes will be treated as indebtedness;

·

securities issued as certificates will be treated as one of the following:

--  indebtedness;

--  beneficial ownership interests in the related trust fund or in its assets; or

--  “REMIC regular interests” or “REMIC residual interests”.

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under “—Taxation of the REMIC and Its Holders”.  Each prospectus supplement will specify which of these treatments applies to the securities being issued.  McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC “regular interests” will be treated as indebtedness issued by the REMIC.

In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.  Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

General.  If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.  At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

Interest and Acquisition Discount.  Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method.  Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

Debt Securities that are Compound Interest Securities—generally, securities all or a portion of the interest on which is not paid currently—will, and some of the other Debt Securities may, be issued with original issue discount.  The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the “OID regulations”) regulations issued thereunder on February 2, 1994.  A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price.  A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers.  If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date.  The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.  The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security.  The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.  Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest.  The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID.  However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities.  Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus.  In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID.  Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security.  For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years—i.e., rounding down partial years—from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security.  Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate.  Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

(1)

the interest is unconditionally payable at least annually at a “current value” of the index;

(2)

the issue price of the debt instrument does not exceed the total noncontingent principal payments;

(3)

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

(4)

the principal payments are not contingent.

In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

In addition, the IRS has issued regulations the (“Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments.  The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities.  Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6).  Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus.  However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of that OID.  The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.  In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period.  The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument.  The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.  The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption.  Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments.  If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests.  The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security’s issue price, to offset the OID by comparable economic accruals of portions of that excess.

Effects of Defaults and Delinquencies.  Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities.  It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities.  The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security.  However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any.  Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus.  Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments.  This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus.  See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities.  In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.  Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

Market Discount.  A purchaser of a security may be subject to the market discount rules of Sections 1276–1278 of the Code.  A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of “market discount”—generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price—will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized.  The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan.  A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

Premium.  A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method.  Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class.  If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium.  These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities.  Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.  Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount.  The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994.  If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election.  Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.   The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Taxation of the REMIC and Its Holders

General.  If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC.  At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as “regular interests” in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of “residual interests” in the REMIC will be treated as the “residual interest” in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied.  As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.  Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets.  If less than 95% of the REMIC’s assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

Status of Manufactured Housing Contracts.  The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as “single family residences” within the meaning of Code Section 25(e)(10) may be treated as “qualified mortgages” of the REMIC.

Under Section 25(e)(10), the term “single family residence” includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities.  In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day.  In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder”, including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other “miscellaneous itemized deductions” of the holder of a Regular Interest Security, exceed 2% of the holder’s adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).  The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder.  In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.  In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.  The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

Taxation of the REMIC

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.  As described above, the regular interests are generally taxable as debt of the REMIC.

The American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

Calculation of REMIC Income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments.  In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.  A holder of a Residual Interest Security that is an individual or a “pass-through interest holder”, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of that holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued.  That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount—i.e., under the constant yield method taking into account the Prepayment Assumption.  The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules.  See “Material Federal Income Tax Consequences—Taxation of Debt Securities” above.  However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

(1)

subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

(2)

subject to a limited exception, the sale or other disposition of a cash flow investment;

(3)

the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

(4)

the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day.  The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC.  To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount—if this occurs, it is likely that cash distributions will exceed taxable income in later years.  Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.  Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

Limitation on Losses.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which that loss arises.  A holder’s basis in a Residual Interest Security will initially equal that holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC.  The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

Distributions.  Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.  If the amount of a payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

Sale or Exchange.  A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange.  Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess Inclusions.  The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on that holder’s federal income tax return.  Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder’s excess inclusion income will be treated as unrelated business taxable income of that holder.  In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income.  If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to additional limitations.  See “—Tax Treatment of Foreign Investors.” The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period.  The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter.  The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded.  See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a “Disqualified Organization.” Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1–1399 of the Code, if that entity is not subject to tax on its unrelated business income.  Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security.  In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer.  In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

Under the REMIC Regulations, if a Residual Interest Security is a “noneconomic residual interest,” as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  A Residual Interest Security is a “noneconomic residual interest” unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC.  A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons.  See “—Tax Treatment of Foreign Investors.”

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation”, generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

A transfer of a noneconomic residual interest will not qualify under the “formula test” unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses.  For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest.  If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000.  The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder.  The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules.  Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General.  If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect.  In some series there will be no separation of the principal and interest payments on the loans.  In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans.  With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees.  In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest.  The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent “reasonable” compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services.  In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder’s regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).

Discount or Premium on Pass-Through Securities.  The holder’s purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities.  In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics.  To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount.  In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.  OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions.  Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security.  A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price, will be required to include accrued market discount in income in the manner set forth above.  See “—Taxation of Debt Securities; Market Discount” and “—Premium” above.

In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made.  That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities.  A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal.  Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan.  Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons.  For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules.  If the excess servicing fee is less than 100 basis points—i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities.  Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.  However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans.  Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement.  In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation.  The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder’s recognition of income.  If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions.  Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans.  In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.  The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances.  Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.  Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder’s tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium.  Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset.  The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security.  In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss.  In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder’s holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding.  Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities.  This withholding generally applies if the holder of a security

(1)

fails to furnish the trustee with its taxpayer identification number;

(2)

furnishes the trustee an incorrect taxpayer identification number;

(3)

fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

(4)

under some circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation.  Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any “reportable payments” during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.  Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.  These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations.  Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder.  They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule.  If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of.  The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.  Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.  Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes.  A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.  If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.  See “—Taxation of Holders of Residual Interest Securities—Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect.  If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes—i.e.—any excess of the principal amount of the notes over their issue price—does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder’s method of tax accounting.  Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note.  It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a short-term note—with a fixed maturity date of not more than one year from the issue date of that note—may be subject to special rules.  An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular holder of a note will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Holders.  Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a “10 percent shareholder” of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.  A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.  If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note.  If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund.  If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests.  Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders.  For example, income to some tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership.  In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership.  However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund.  This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus.  The following discussion assumes that the certificates represent equity interests in a partnership.

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the trust fund will not be subject to federal income tax.  Rather, each holder of a certificate will be required to separately take into account that holder’s allocated share of income, gains, losses, deductions and credits of the trust fund.  The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans.  The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement—here, the trust agreement and related documents.  The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3)

prepayment premium payable to the holders of certificates for that month; and

(4)

any other amounts of income payable to the holders of certificates for that month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the trust fund will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates.  Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions.  Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis.  If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

Discount and Premium.  It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income.  However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase.  If so, the loan will have been acquired at a premium or discount, as the case may be.  As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

Section 708 Termination.  Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period.  If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated.  The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust fund does not expect to have any other assets that would give rise to special reporting requirements.  Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of that monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates.  The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had.  The tax basis of the trust fund’s assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election.  As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year.  The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1.  The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held.  That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund.  The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Holders of Certificates.  It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold.  The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.  In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder’s certification of nonforeign status signed under penalties of perjury.

The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business.  However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.  In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested.  Generally, ERISA applies to investments made by these Plans.  Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.  However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions

Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and “disqualified persons”, within the meaning of the Code, and “parties in interest”, within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies.  Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities—for example,

·

Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

·

PTCE 95-60, which exempts certain transactions by insurance company general accounts;

·

PTCE 91-38, which exempts certain transactions by bank collective investment funds;

·

PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

·

PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment.  Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

Plan Asset Regulation

The DOL has issued Plan Asset Regulations, which are final regulations defining the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code.  (29 C.F.R. §2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be “plan assets” so that any person who exercises control over those assets would be subject to ERISA’s fiduciary standards.  Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of that investment, any of the underlying assets of the entity.  However, the Plan Asset Regulations provide that, if a Plan acquires an “equity interest” in an entity that is neither a “publicly-offered security”—defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934—nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies.  If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan’s investment in the securities.  Those plan assets would include an undivided interest in any assets held by the trust fund.  In that event, the trustee and other persons, in providing services with respect to the trust fund’s assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund’s assets.

Under the Plan Asset Regulations, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question.  In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.  The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Prohibited Transaction Class Exemption 83-1

In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA’s prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of those certificates.  PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans.  If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee.  PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.  Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

The discussion in this and the next succeeding paragraph applies only to Single Family Securities.  The depositor believes that, for purposes of PTCE 83-1, the term “mortgage pool pass-through certificate” would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans.  It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a “mortgage pass-through certificate” for purposes of PTCE 83-1.

PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

(1)

the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

(2)

the existence of a pool trustee who is not an affiliate of the pool sponsor; and

(3)

a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan.  See “Description of the Securities” in this prospectus.  In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.  The trustee will not be affiliated with the depositor.

Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

The Underwriter’s Exemption

The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

Among the conditions that must be satisfied for the Exemption to apply are the following:

(1)

the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)

unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a “Designated Transaction”) the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

(3)

the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

(4)

the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

(5)

the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person’s services under the related agreement and reimbursements of that person’s reasonable expenses in connection with providing those services; and

(6)

the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust fund must also meet the following requirements:

(a)

the investment pool must consist solely of assets of the type that have been included in other investment pools;

(b)

securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan’s acquisition of the securities; and

(c)

securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the securities.

The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption.  Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits the Trust Fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption.  In the event securityholders receive payments under such agreements, these conditions will be described in the related prospectus supplement.

Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

(1)

neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

(2)

the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

(3)

in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

(4)

a Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

(5)

immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

Insurance Company Purchasers

Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000.  The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets.  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund.  Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute “mortgage related securities” (“SMMEA Securities”) for  purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

As “mortgage related securities”, the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for “mortgage related securities”, but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. ss. 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered securities will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities.  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”, should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the offered securities as “mortgage related securities,” no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Method of Distribution

The securities offered by this prospectus and by the related prospectus supplement will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase.  If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement.  In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities.  That underwriter may act as principal or agent in those transactions.  Those transactions will be at prices related to prevailing market prices at the time of sale.

The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

The securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement.  Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

Legal Matters

The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.  In the case where the trust fund is formed as a statutory business trust, the trust’s financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency’s assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement.  The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities.  The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each security rating should be evaluated independently of any other security rating.  The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series.  The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class.  There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans.  No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans.  If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties.  In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Where You Can Find More Information

The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus.  This prospectus is part of the registration statement, but the registration statement includes additional information.  You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20548.  In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed.  The internet address of this site is http://www.sec.gov.  You may obtain more information on the operation of the SEC’s public reference facility by calling the SEC at 1-800-SEC-0330.

Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934.  The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC.  The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued.  All reports filed with the SEC for each trust may be obtained through the SEC’s public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under “The Depositor” in this prospectus.

Incorporation Of Certain Documents By Reference

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor on Form 8-K or Form 10-D pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

Static Pool Information

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

Glossary

Whenever used in this prospectus, the following terms have the following meanings:

“401(c) Regulations” means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compound Interest Securities” means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under “Description of the Securities—Categories of Classes of Securities”.

“Contingent Regulations” means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

“Debt Securities” means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

“DOL” means the Department of Labor.

“Eligible Corporation” means a domestic C corporation that is fully subject to corporate income tax.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

“FHA Loan” means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

“Interest Weighted Security” means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

“JPMAC” means J.P. Morgan Mortgage Acquisition Corp.

“JPMorgan” means J.P. Morgan Securities Inc.

“OID” means with respect to any security, “original issue discount” under the Code with respect to the issuance of that security.

“Parties in Interest” means, collectively, “disqualified persons” within the meaning of the Code and “parties in interest” under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

“Pass-Through Security” means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

“Pay-Through Security” means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

“Plan” means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

“Plan Asset Regulations” means the final regulations issued by DOL that define the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

“Prepayment Assumption” means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

“Property Improvement Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Ratio Stripped Securities” means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

“Regular Interests” or “Regular Interest Securities” means securities that are designated as “regular interests” in a REMIC in accordance with the Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“Residual Interests” or “Residual Interest Securities” means securities that are designated as “residual interests” in a REMIC in accordance with the Code.

“Restricted Group” means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

“Single Family Securities” are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

“Stripped Security” means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

“Title I Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Title I Programs” means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

“VA Loan” means a mortgage loan partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM-IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

$1,964,153,000
(Approximate)

J.P. MORGAN MORTGAGE ACQUISITION
TRUST 2006-CH2
Issuing Entity

Asset-Backed Pass Through Certificates

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

PROSPECTUS SUPPLEMENT

__________________

JPMorgan

November 21, 2006

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until February 19, 2007.